    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 1996
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                 HBO & COMPANY

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          7373                  37-0986839
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                           --------------------------
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------
                               CHARLES W. MCCALL
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------
                                   COPIES TO:

         LISA A. STATER, ESQ.                     WARREN J. NIMETZ, ESQ.
      Jones, Day, Reavis & Pogue               Fulbright & Jaworski L.L.P.
      3500 One Peachtree Center                      666 Fifth Avenue
      303 Peachtree Street, N.E.              New York, New York 10103-3198
     Atlanta, Georgia 30308-3242                      (212) 318-3000
            (404) 521-3939

                           --------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                           --------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED              BE REGISTERED (1)      PER SHARE(2)     OFFERING PRICE(2)         FEE(3)
Common Stock, par value $.05 per share, and
  Preferred Share Purchase Rights (4).............   4,932,624 shares         $48.13           $237,382,530          $71,935

(1) Represents the maximum number of shares of common stock, par value $.05 per share (the "HBOC Common Stock"), of HBO & Company ("HBOC") anticipated to be issued in connection with the Merger (as defined herein) in exchange for all of the issued and outstanding shares of common stock, $.01 par value per share ("GMIS Common Stock"), of GMIS Inc. ("GMIS"), assuming the issuance prior to the Effective Time of the Merger (as defined herein) of all shares of GMIS Common Stock subject to rights to acquire shares of GMIS Common Stock held by persons other than HBOC.
(2) Estimated pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the estimated market value of up to 9,865,248 shares of GMIS Common Stock to be cancelled pursuant to the Merger Agreement (based upon the average of the reported high and low sales prices of a share of GMIS Common Stock on the Nasdaq Stock Market National Market ("Nasdaq NM") on October 16, 1996 of $24.0625 per share).
(3) The registration fee for the securities registered hereby, $71,935, is calculated pursuant to Rule 457(f) under the Securities Act, as follows: one thirty-third of one percent of the product of $24.0625, the average of the reported high and low sales prices for a share of GMIS Common Stock on the Nasdaq NM on October 16, 1996, times 9,865,248, the maximum number of shares of GMIS Common Stock to be cancelled in connection with the Merger.
(4) The Preferred Share Purchase Rights, which are attached to the shares of HBOC Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   GMIS INC.
                              5 COUNTRY VIEW ROAD
                          MALVERN, PENNSYLVANIA 19355

                                                                          , 1996

Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders (the
"Meeting") of GMIS Inc. ("GMIS") to be held at                at    a.m., local
time, on           , 1996.

    At the Meeting, you will be asked to consider and take action upon a proposal to approve an Agreement of Merger dated September 23, 1996 (the "Merger Agreement"), among GMIS, HBO & Company, a Delaware corporation ("HBOC"), and HBO & Company of Georgia, a Delaware corporation that is a wholly owned subsidiary of HBOC ("HBOC-GA"), pursuant to which, among other things, (a) GMIS will merge with and into HBOC-GA (the "Merger") and (b) each outstanding share of common stock, $.01 par value per share, of GMIS ("GMIS Common Stock"), and each right to acquire a share of GMIS Common Stock will be converted into the right to receive .42 of a share of common stock, $.05 par value per share, of HBOC, subject to possible adjustment as provided in the Merger Agreement, and less the amount of any fractional share, which will be paid in cash.

    Details of the proposed Merger and the Merger Agreement are set forth in the accompanying Proxy Statement/Prospectus which you are urged to review carefully. A copy of the Merger Agreement is also attached to the Proxy
Statement/Prospectus as Appendix A.

    Your Board of Directors has carefully considered and unanimously approved the Merger proposal and has determined that the Merger is fair to, and in the best interests of, GMIS and its stockholders. Accordingly, the GMIS Board unanimously recommends that stockholders vote FOR approval of the Merger Agreement. The Board of Directors has been advised by CS First Boston Corporation that, in its opinion, the consideration to be paid by HBOC in the Merger is fair, from a financial point of view, to the GMIS stockholders as of the date of such opinion. A copy of such opinion is attached to the Proxy Statement/Prospectus as Appendix B.

    The Board of Directors appreciates and encourages stockholder participation. However, whether or not you plan to be with us at the Meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

    Thank you for your cooperation.

                                          Very truly yours,

                                          THOMAS R. OWENS,
                                          CHAIRMAN OF BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                                   GMIS INC.
                              5 COUNTRY VIEW ROAD
                          MALVERN, PENNSYLVANIA 19355

                            ------------------------

                                   NOTICE OF
                        SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

    A Special Meeting of Stockholders (the "Meeting") of GMIS Inc., a Delaware
corporation ("GMIS"), will be held at                , on           ,
           , 1996, at    a.m., local time, for the following purpose:

    To consider and vote upon a proposal to approve an Agreement of Merger dated September 23, 1996 (the "Merger Agreement"), among GMIS, HBO & Company, a Delaware corporation ("HBOC"), and HBO & Company of Georgia, a Delaware corporation, which is a wholly owned subsidiary of HBOC ("HBOC-GA"), pursuant to which, among other things (a) GMIS will merge with and into HBOC-GA (the "Merger") and (b) each outstanding share of common stock, $.01 par value per share of GMIS ("GMIS Common Stock"), and each right to acquire a share of GMIS Common Stock will be converted into the right to receive .42 of a share of common stock, $.05 par value per share, of HBOC, subject to possible adjustment as provided in the Merger Agreement, and less the amount of any fractional share, which will be paid in cash.

    The Board of Directors of GMIS has unanimously approved the Merger proposal and has determined that the Merger is fair to, and in the best interests of, GMIS and its stockholders. Accordingly, the GMIS Board unanimously recommends that you vote FOR approval of the Merger Agreement.

    Stockholders of record at the close of business on            , 1996, are
entitled to notice of, and to vote at, the Meeting, or any adjournment or postponement thereof.

    Details of the Merger and other important information concerning GMIS and HBOC are more fully described in the accompanying Proxy Statement/Prospectus. Please give this information your careful consideration.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF GMIS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                          By Order of the Board of Directors

                                          THOMAS L. SIMPSON
                                          SECRETARY

MALVERN, PENNSYLVANIA
           , 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED OCTOBER 18, 1996

                                PROXY STATEMENT
                                       OF
                                   GMIS INC.
                      FOR SPECIAL MEETING OF STOCKHOLDERS

                           --------------------------

                                   PROSPECTUS
                                       OF
                                 HBO & COMPANY

                           --------------------------

    This Proxy Statement/Prospectus is being furnished to holders of common stock, $.01 par value per share ("GMIS Common Stock"), of GMIS Inc., a Delaware corporation ("GMIS"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of GMIS (the "GMIS Board") for use at the Special Meeting of Stockholders (the "Meeting") of GMIS to be held on ______________, 1996, at ______________ commencing at ________ a.m., local time, and at any adjournment or postponement thereof for the purpose set forth herein and in the accompanying Notice of Special Meeting of Stockholders of GMIS.

    This Proxy Statement/Prospectus also constitutes the prospectus of HBO & Company, a Delaware corporation ("HBOC"), with respect to up to 4,932,624 shares (net of the aggregate amount of fractional shares, which are paid in cash) of common stock, $.05 par value per share, of HBOC (the "HBOC Common Stock") to be issued in connection with the merger (the "Merger") of GMIS with and into HBO & Company of Georgia, a Delaware corporation, which is a wholly owned subsidiary of HBOC ("HBOC-GA"), in exchange for all of the outstanding shares and rights to acquire shares of GMIS Common Stock. In the Merger, subject to the terms of the Agreement of Merger dated September 23, 1996, among GMIS, HBOC and HBOC-GA (the "Merger Agreement"), each outstanding share of GMIS Common Stock and each right to acquire a share of GMIS Common Stock will be converted into the right to receive: (i) .42 of a share of HBOC Common Stock, if the average closing market price per share of the HBOC Common Stock during the twenty (20) consecutive trading days ending on the third trading day prior to the date of the Meeting (the "Market Value") as reported by the Nasdaq Stock Market National Market (the "Nasdaq NM") is at least $47.62 but not more than $64.00; (ii) a fractional share of HBOC Common Stock determined by dividing $20.00 by the Market Value, if the Market Value is less than $47.62 but not less than $40.00; (iii) .50 of a share of HBOC Common Stock if the Market Value is less than $40.00; and (iv) a fractional share of HBOC Common Stock determined by dividing $26.88 by the Market Value, if the Market Value is more than $64.00 (whatever basis is applicable being referred to as the "Exchange Ratio"), and less the amount of any fractional shares paid in cash. As more fully discussed herein, the GMIS Board will have the right, but not the obligation, to terminate the Merger if the Market Value is less than $40.00 unless HBOC elects, in its sole discretion, to increase the Exchange Ratio to that fraction that will allow each stockholder of GMIS to receive a fraction of a share of HBOC Common Stock having a Market Value of $20.00 for each share of GMIS Common Stock, in which case the GMIS Board will not have the right to terminate the Merger.

    Outstanding and unexercised options to purchase shares of GMIS Common Stock will be assumed by HBOC upon consummation of the Merger such that the holder will have the right to purchase the number of shares of HBOC Common Stock into which the shares of GMIS Common Stock subject to such options would have been converted in the Merger.

    As a result of the Merger, holders of shares of GMIS Common Stock or rights to acquire shares of GMIS Common Stock will receive an aggregate of up to 4,932,624 shares of HBOC Common Stock (less the aggregate amount of any fractional shares, which are paid in cash). Shares of HBOC Common Stock and GMIS Common Stock are currently approved for quotation on the Nasdaq NM under the symbols "HBOC" and "GMIS," respectively. On October 16, 1996, the reported closing sale prices of a share of HBOC Common Stock and GMIS Common Stock on the Nasdaq NM were $63.25 and $24.00, respectively.

    This Proxy Statement/Prospectus and the related Notice of Special Meeting and form of proxy are first being mailed on or about ______________, 1996, to stockholders of record at the close of business on ______________, 1996 (the "Record Date"). There were ________ shares of GMIS Common Stock outstanding at the close of business on the Record Date. Only stockholders of record on the Record Date will be entitled to notice of, and to vote at, the Meeting.

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS OF GMIS ARE STRONGLY URGED TO READ AND CONSIDER THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY. SEE "RISK FACTORS," BEGINNING ON PAGE 16 OF THIS PROXY STATEMENT/PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY GMIS STOCKHOLDERS IN DETERMINING HOW TO VOTE ON THE MERGER AGREEMENT.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                            ------------------------

      THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS ______________, 1996.

                               TABLE OF CONTENTS

                                                                                                                  PAGE
                                                                                                             ---------
AVAILABLE INFORMATION AND SOURCES OF INFORMATION...........................................................          4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................          4
SUMMARY....................................................................................................          6
    The Parties............................................................................................          6
    The Meeting............................................................................................          7
    The Merger Proposal....................................................................................          7
    Other..................................................................................................         10
    Summary Financial Data.................................................................................         11
    Unaudited Pro Forma Summary Financial Data.............................................................         13
    Comparative Per Share Data.............................................................................         14
RISK FACTORS...............................................................................................         16
    Exchange Ratio.........................................................................................         16
    Interests of Certain GMIS Officers and Directors in the Merger.........................................         16
CERTAIN MARKET INFORMATION.................................................................................         16
    HBOC...................................................................................................         16
    GMIS...................................................................................................         17
PRO FORMA FINANCIAL INFORMATION............................................................................         17
THE MEETING................................................................................................         24
THE MERGER PROPOSAL........................................................................................         24
    Background of the Merger...............................................................................         24
    Reasons of GMIS for Engaging in the Merger; Recommendation of the GMIS Board...........................         27
    Opinion of Financial Advisor of GMIS...................................................................         29
    Reasons of HBOC for Engaging in the Merger.............................................................         32
    Terms of the Merger....................................................................................         33
        Effective Time.....................................................................................         33
        General Effects of the Merger......................................................................         33
        Conversion of Shares...............................................................................         33
        Fractional Shares..................................................................................         33
        Stock Plans........................................................................................         33
        Exchange of Certificates...........................................................................         34
        Payment of Dividends...............................................................................         34
        Limitations on Transferability of HBOC Common Stock................................................         34
        Conditions, Waiver.................................................................................         35
        Hart-Scott-Rodino..................................................................................         36
        No Solicitation....................................................................................         36
        Termination........................................................................................         36
    Accounting Treatment...................................................................................         36
    Certain Federal Income Tax Consequences................................................................         36
    No Appraisal Rights....................................................................................         38
INTERESTS OF CERTAIN PERSONS IN EACH OF HBOC AND GMIS......................................................         38
    Security Ownership of Certain Beneficial Owners and Management of HBOC.................................         38
    Security Ownership of Certain Beneficial Owners and Management of GMIS.................................         40
    Interests of Certain Persons in Matters to be Acted Upon...............................................         41
COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF EACH OF HBOC COMMON STOCK AND GMIS COMMON STOCK...............         42
    Introduction...........................................................................................         42
    Authorized Capital Stock...............................................................................         42

                                                                                                                  PAGE
                                                                                                             ---------
    Board or Stockholder Approved Preferred Stock..........................................................         42
    Voting Rights..........................................................................................         43
    Number of Directors....................................................................................         43
    Election of Board of Directors.........................................................................         43
    Vote on Merger, Consolidation or Sale of Substantially All Assets......................................         43
    Special Meetings of Stockholders.......................................................................         44
    Stockholder Action by Written Consent..................................................................         44
    Amendment of Certificate of Incorporation..............................................................         44
    Amendment of Bylaws....................................................................................         45
    Liability and Indemnification of Officers and Directors................................................         45
    Payment of Dividends...................................................................................         45
    Anti-Takeover Protection...............................................................................         45
    Appraisal Rights.......................................................................................         46
BUSINESS OF HBOC...........................................................................................         46
BUSINESS OF GMIS...........................................................................................         47
STOCKHOLDER PROPOSALS......................................................................................         47
OTHER MATTERS..............................................................................................         47
CERTAIN LEGAL MATTERS......................................................................................         47
EXPERTS....................................................................................................         47
APPENDIX A -- Agreement of Merger dated September 23, 1996.................................................        A-1
APPENDIX B -- Opinion of CS First Boston Corporation.......................................................        B-1

                AVAILABLE INFORMATION AND SOURCES OF INFORMATION

    Each of HBOC and GMIS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by each of HBOC and GMIS with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

    HBOC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which includes the proxy statement of GMIS with respect to the Merger and the prospectus of HBOC with respect to the shares of HBOC Common Stock issuable in the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the exhibit or other filing for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the office of the Commission in Washington, D.C., as indicated above, without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

    All information contained in this Proxy Statement/Prospectus regarding GMIS has been supplied by GMIS, information regarding the Merger proposal has been supplied by GMIS and/or HBOC and all other information has been supplied by HBOC. References to GMIS and HBOC in this Proxy Statement/ Prospectus mean the respective corporations and, in each case, its consolidated subsidiaries except as the context may otherwise indicate.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SHARES OF HBOC COMMON STOCK MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HBOC, GMIS OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HBOC OR GMIS SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the following documents filed by HBOC with the Commission (File No. 0-9900) pursuant to the Exchange Act is incorporated by reference in this Proxy Statement/Prospectus:

    1. Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission on March 13, 1996;

    2. Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission on May 3, 1996 and for the quarter ended June 30, 1996 filed with the Commission on July 31, 1996;

    3. Current Reports on Form 8-K: (i) dated and filed with the Commission on June 23, 1995, as amended by Form 8-K(A), dated and filed with the Commission on July 31, 1995, as amended by Form 8-K(A)(2), dated and filed with the Commission on August 8, 1995, and as amended by Form 8-K(A)(3), dated and filed with the Commission on June 5, 1996; (ii) dated and filed with the Commission on February 27, 1996; (iii) dated and filed with the Commission on May 21, 1996; (iv) dated and filed with the Commission on August 27, 1996; (v) dated and filed with the Commission on September 11, 1996; (vi) dated and filed with the Commission on September 23, 1996; and (vii) dated and filed with the Commission on September 27, 1996;

    4. Proxy Statement, dated as of April 3, 1996, filed in definitive form on April 3, 1996 with the Commission with respect to the information required to be included herein by Items 401 (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act and the Exchange Act; and

    5. The description of Common Stock and Preferred Share Purchase Rights contained in HBOC's Registration Statements on Form 8-A, filed with the Commission on August 19, 1981, as amended and February 19, 1991, as amended, respectively.

    The information in the following documents filed by GMIS with the Commission (File No. 0-19340) pursuant to the Exchange Act is incorporated by reference in this Proxy Statement/Prospectus:

    1. Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission on April 1, 1996;

    2. Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission on May 2, 1996 and for the quarter ended June 30, 1996 filed with the Commission on August 13, 1996;

    3. Proxy Statement, dated as of March 29, 1996, filed in definitive form on April 3, 1996 with the Commission with respect to the information required to be included herein by Items 401 (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act and the Exchange Act.

    All documents filed by HBOC and GMIS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Meeting, shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a previously filed document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or was deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/ Prospectus.

    The information relating to HBOC and GMIS contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED, IN THE CASE OF HBOC DOCUMENTS, TO HBO & COMPANY, 301 PERIMETER CENTER NORTH, ATLANTA, GEORGIA 30346, ATTENTION: ANNE DAVENPORT, TELEPHONE: (800) 426-2411, AND, IN THE CASE OF GMIS DOCUMENTS, TO GMIS INC., 5 COUNTRY VIEW ROAD, MALVERN, PENNSYLVANIA 19355,
ATTENTION: TIMOTHY M. LEONARD, TELEPHONE: (610) 296-3838. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE MEETING, ANY SUCH REQUESTS SHOULD
BE MADE BY            , 1996.

                                    SUMMARY

    THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING NOTES THERETO, AND PRO FORMA FINANCIAL INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. ALL SHARE AND PER SHARE DATA REGARDING HBOC COMMON STOCK IN THIS PROXY STATEMENT/PROSPECTUS HAVE BEEN ADJUSTED TO GIVE EFFECT TO A TWO-FOR-ONE STOCK SPLIT OF THE HBOC COMMON STOCK, EFFECTED IN THE FORM OF A STOCK DIVIDEND PAID JUNE 10, 1996 TO STOCKHOLDERS OF RECORD ON MAY 27, 1996.

                                  THE PARTIES

HBO & COMPANY

    HBOC develops integrated patient care, clinical, financial and strategic management software solutions for the healthcare industry. These open systems applications facilitate the integration of clinical, financial and administrative data from a wide range of customer systems and software. HBOC's broad product portfolio can be implemented in a variety of combinations from stand-alone to enterprisewide, enabling customers to add incremental capabilities to existing information systems without making prior capital investments obsolete. HBOC also provides a full complement of network communications technologies, including wireless capabilities, as well as outsourcing services that are offered under contract management agreements whereby its staff manages and operates data centers, information systems, organizations and business offices of healthcare institutions of various sizes and structures.

    HBOC markets its products and services to integrated health delivery networks, hospitals, physicians' offices, home health providers, pharmacies, reference laboratories, managed care providers and payers. At December 31, 1995, HBOC had 2,700 customers of which 2,200 were United States community hospitals. There were a total of 5,300 community hospitals in the United States at December 31, 1995. HBOC also sells its products and services internationally through subsidiaries and/or distribution agreements in the United Kingdom, Canada, Ireland, Saudi Arabia, Australia, Puerto Rico and New Zealand.

    The address and telephone number of the principal executive offices of HBOC are 301 Perimeter Center North, Atlanta, Georgia 30346, (770) 393-6000.

GMIS INC.

    GMIS builds and licenses data quality tools and medical decision support products that transform diverse data into useful information. This information, and the clinical and business analyses that flow from it, is needed by healthcare organizations to succeed in their dynamic, highly complex environment. By combining clinical expertise and information technology, GMIS creates tools for monitoring, evaluating and enhancing the management of healthcare delivery. GMIS's products are designed to increase the efficiency with which its customers manage costs and the appropriateness, quality and efficiency of the delivery of medical care. Each of GMIS's products is designed to address a specific aspect of healthcare management. When integrated as building blocks, they are intended to provide a comprehensive medical management system.

    GMIS's core technologies are integrated into product offerings that break down into two principal product lines: data quality tools and decision support products. The data quality tool product line is designed to generate substantial savings by reducing unnecessary payment to healthcare providers and by decreasing overall administrative costs. The decision support products are designed to optimize information management, enhance data analysis and identify key actions and intervention points that will improve financial and clinical outcomes.

    GMIS's traditional markets are accident and health insurance companies, Blue Cross and Blue Shield plans, managed care organizations, such as health maintenance organizations and preferred provider organizations, and third-party administrators. Large government payers, such as Medicare and Medicaid, are also markets that GMIS's products currently serve. GMIS is continually in development of new modules in both product lines. In addition, GMIS is continuing development to adapt all of its products for use by new classes of customers including providers of care and pharmaceutical companies.

    The address and telephone number of the principal executive offices of GMIS are 5 Country View Road, Malvern, Pennsylvania 19355, (610) 296-3838.

                                  THE MEETING

    The Meeting will be held on              , 1996 at     a.m., local time, at
         . The purpose of the Meeting is to consider and take action upon a proposal to approve the Merger Agreement. The GMIS Board has fixed the close of
business on              , 1996, as the Record Date for the determination of
stockholders entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of GMIS Common Stock will constitute a quorum for the transaction of business. The Merger Agreement must be approved by holders of a majority of the issued and outstanding shares of GMIS Common Stock. See "The Meeting."

                              THE MERGER PROPOSAL

RECOMMENDATION OF THE GMIS BOARD; OPINION OF FINANCIAL ADVISOR

    The GMIS Board has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, GMIS and its stockholders. Accordingly, the GMIS Board unanimously recommends that GMIS's stockholders vote FOR approval of the Merger Agreement. In approving the Merger Agreement, the GMIS Board considered, among other things, the opinion from CS First Boston Corporation ("CS First Boston") regarding the fairness, from a financial point of view, of the consideration to be received in the Merger by the stockholders of GMIS. A copy of the opinion is attached hereto as Appendix
B. See "The Merger--Reasons of GMIS for Engaging in the Merger; Recommendation of the GMIS Board" and "The Merger--Opinion of Financial Advisor of GMIS."

TERMS OF THE MERGER

    The following is a summary of certain of the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Appendix A.

    EFFECTIVE TIME. The Merger will become effective when both (i) the Merger Agreement is adopted and approved by the stockholders of GMIS in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and (ii) a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time").

    CONVERSION OF SHARES. Each outstanding share of GMIS Common Stock issued and outstanding immediately prior to the Effective Time, will, at the Effective Time, be converted into the right to receive: (i) .42 of a share of HBOC Common Stock, if the average closing market price per share of the HBOC Common Stock during the twenty (20) consecutive trading days ending on the third trading day prior to the date of the Meeting as reported by the Nasdaq NM (the "Market Value") is at least $47.62 but not more than $64.00; (ii) a fractional share of HBOC Common Stock determined by dividing $20.00 by the Market Value, if the Market Value is less than $47.62 but not less than $40.00; (iii) .50 of a share of HBOC Common Stock if the Market Value is less than $40.00; and (iv) a fractional share of HBOC Common Stock determined by dividing $26.88 by the Market Value, if the Market Value is more than $64.00 (whatever basis is applicable being referred to as the "Exchange Ratio"), and less the amount of any fractional shares paid in cash. The GMIS Board will have the right but not the obligation to terminate the Merger if the Market Value is less than $40.00 unless HBOC elects, in its sole discretion, to increase the Exchange Ratio to that fraction that will allow each stockholder of GMIS to receive a fraction of a share of

HBOC Common Stock having a Market Value of $20.00 for each share of GMIS Common Stock, in which case the GMIS Board will not have the right to terminate the Merger. (The shares of HBOC Common Stock, and any cash in lieu of fractions thereof, receivable by holders of GMIS Common Stock are hereinafter referred to as the "Merger Consideration"). See "The Merger Proposal--Terms of the Merger--Conversion of Shares."

    FRACTIONAL SHARES. No certificates or scrip representing fractional shares of HBOC Common Stock shall be issued pursuant to the Merger, but in lieu thereof, a cash payment will be made therefor. See "The Merger Proposal--Terms of the Merger--Fractional Shares."

    STOCK PLANS. Options to purchase shares of GMIS Common Stock outstanding at the Effective Time of the Merger will be assumed by HBOC, by which assumption the optionee will have the right to purchase the number of shares (rounded down to the nearest whole share) of HBOC Common Stock into which the number of shares of GMIS Common Stock the optionee was entitled to purchase under the existing option would have been converted pursuant to the terms of the Merger.

    In addition, GMIS will amend its 1995 Employee Stock Purchase Plan (the "GMIS Stock Purchase Plan") to provide that the current offering period shall terminate on the date prior to the Closing Date, in the event the Closing Date occurs prior to December 31, 1996 and, in such event, that all outstanding purchase rights granted under the GMIS Stock Purchase Plan shall be exercised on the day prior to the Closing Date. As a result of such amendment, upon the consummation of the Merger, each participant in the GMIS Stock Purchase Plan on the day prior to the Closing Date will receive (i) the number of shares of HBOC Common Stock into which the shares of GMIS Common Stock issuable to such participant under the GMIS Stock Purchase Plan would have been converted and
(ii) cash in lieu of any fractional shares of HBOC Common Stock, together with a cash refund of any excess of the amount collected during the offering period, over the amount of the purchase price of the GMIS Common Stock that otherwise would be issuable to such participant. See "The Merger Proposal--Terms of the Merger--Stock Plans."

    EXCHANGE OF CERTIFICATES. Promptly after the Effective Time, SunTrust Bank, Atlanta (the "Exchange Agent") will mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of GMIS Common Stock (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange and/or payment therefor. Until surrendered, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof. See "The Merger Proposal--Terms of the Merger--Exchange of Certificates."

    LIMITATIONS ON TRANSFERABILITY OF HBOC COMMON STOCK. Shares of HBOC Common Stock received by certain persons deemed to be "affiliates" of GMIS for purposes of Rule 145 under the Securities Act will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of GMIS receiving HBOC Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. In addition, GMIS affiliates are subject to certain restrictions on transfer of both GMIS Common Stock and HBOC Common Stock prior to and following the Effective Time of the Merger to support pooling of interests accounting treatment of the transaction. See "The Merger Proposal--Terms of the Merger--Limitations on Transferability of HBOC Common Stock."

    CONDITIONS, WAIVER. The obligations of HBOC and HBOC-GA, on the one hand, and of GMIS, on the other hand, to consummate the Merger are contingent upon and subject to the satisfaction or waiver of certain conditions, including the approval of the Merger Agreement by holders of the requisite number of shares of GMIS Common Stock. See "The Merger Proposal--Terms of the Merger--Conditions, Waivers."

    HART-SCOTT-RODINO. The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which provides that certain transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. HBOC and GMIS filed the required information with the Antitrust Division and the FTC on October 2, 1996 and were notified that the waiting period was terminated October 15, 1996. See "The Merger Proposal--Terms of the Merger-- Hart-Scott-Rodino."

    NO SOLICITATION. GMIS has agreed, subject to certain exceptions, that prior to the Effective Time of the Merger or earlier termination of the Merger Agreement, GMIS shall not, directly or indirectly, solicit, initiate, endorse or enter into any agreement with respect to, or take any other action specifically to facilitate, any inquiries or the making of any proposal or offer for any tender or exchange offer, proposal for a merger, share exchange or other business combination or similar transactions involving GMIS or any of its subsidiaries. See "The Merger Proposal--Terms of the Merger--No Solicitation."

    TERMINATION. The Merger may be terminated at any time prior to the Effective Time of the Merger by: (i) mutual consent of the HBOC Board and the GMIS Board, notwithstanding the prior approval of the GMIS stockholders; (ii) the HBOC Board, in the event of material condemnation, destruction, loss or damage to the business or assets of GMIS; (iii) the respective Boards of Directors of HBOC-GA or GMIS, after January 31, 1997 if the other party fails to fulfill any of its conditions to the consummation of the Merger, unless fulfillment has been frustrated or made impossible by the party seeking termination; (iv) the GMIS Board, if, in the good faith exercise of its fiduciary duties to the stockholders of GMIS in the context of a proposal to acquire GMIS by another party, the GMIS Board decides that such termination is required; and (v) the GMIS Board, if the Market Value of HBOC Common Stock is less than $40.00 per share unless the HBOC Board elects to increase the Exchange Ratio to that fraction that will allow each GMIS stockholder to receive a fraction of a share of HBOC Common Stock having a Market Value of $20.00 for each share of GMIS Common Stock.

    If the Merger is terminated by GMIS in accordance with (iv) above, or by HBOC, HBOC-GA or GMIS because the Merger Agreement was not approved by holders of the requisite number of shares of GMIS Common Stock, GMIS will be obligated to reimburse all reasonable costs and expenses of HBOC and HBOC-GA incurred in connection with the negotiation and performance of the Merger Agreement and pay to HBOC a fee in the amount of $7,000,000. See "The Merger Proposal--Terms of the Merger-- Termination."

ACCOUNTING TREATMENT

    Prior to consummation of the Merger, the parties to the Merger Agreement shall have received letters, dated as of the date hereof and as of the Closing Date, from Ernst & Young LLP and Arthur Andersen LLP regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    It is a condition to the closing of the Merger that GMIS shall have received an opinion of its counsel, subject to the assumptions contained therein, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Internal Revenue Code (the "Code"). Accordingly, no gain or loss will be recognized by a GMIS stockholder upon the exchange of the shares of GMIS Common Stock for shares of HBOC Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in HBOC Common Stock. See "The Merger Proposal--Certain Federal Income Tax Consequences."

NO APPRAISAL RIGHTS

    Because GMIS Common Stock is a Nasdaq NM security, the holders of shares of GMIS Common Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger. See "The Merger Proposal--No Appraisal Rights."

                                     OTHER

INTERESTS OF CERTAIN PERSONS

    SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS. As of the Record Date, directors and executive officers of GMIS and their affiliates were
beneficial owners of         outstanding shares of GMIS Common Stock
representing approximately    % of the total issued and outstanding GMIS Common
Stock. Holders of _____ of such shares have advised GMIS that they presently intend to vote or direct the vote of such shares of GMIS Common Stock over which they have voting control in favor of the Merger Agreement. Directors and executive officers of HBOC and their affiliates beneficially owned approximately 3.6% of the outstanding shares (giving effect to the exercise of their presently exercisable stock options) of HBOC Common Stock at September 30, 1996. See "Interests of Certain Persons in Each of HBOC and GMIS."

    INTERESTS OF CERTAIN GMIS OFFICERS AND DIRECTORS IN THE MERGER. Certain officers and the directors of GMIS have interests in the Merger that differ from those of GMIS stockholders generally. As a result, such officers and directors could be more likely to favor consummation of the Merger than stockholders generally. See "Interests of Certain Persons in Each of HBOC and GMIS--Interests of Certain GMIS Persons in Matters to be Acted Upon."

COMPARISON OF STOCKHOLDER RIGHTS

    HBOC and GMIS are each incorporated under Delaware law. For a summary of material differences between the rights of holders of shares of each of GMIS Common Stock and HBOC Common Stock, see "Comparison of Rights of Holders of Shares of Each of HBOC Common Stock and GMIS Common Stock."

CERTAIN MARKET INFORMATION

    HBOC Common Stock and GMIS Common Stock are traded on the Nasdaq NM under the symbols "HBOC" and "GMIS," respectively. The closing sale prices per share of HBOC Common Stock and GMIS Common Stock on September 23, 1996, the last trading day preceding the announcement of the proposed Merger, were $63.75 and $17.13, respectively. See "Certain Market Information."

RISK FACTORS

    The stockholders of GMIS should carefully review the matters set forth under "Risk Factors."

                             SUMMARY FINANCIAL DATA

    The following summary historical financial data for each of HBOC and GMIS should be read in conjunction with the financial statements and notes thereto of HBOC and GMIS, incorporated by reference elsewhere in this Proxy
Statement/Prospectus.

                               HBO & COMPANY (1)
                          (FROM CONTINUING OPERATIONS)
                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                   AT AND FOR THE YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------------
                                                              1991(2)     1992      1993      1994    1995(3)
                                                              --------  --------  --------  --------  --------
Income Statement Data:
  Revenue...................................................  $184,859  $228,988  $267,147  $357,436  $495,595
  Operating Income..........................................  $  6,560  $ 22,600  $ 31,883  $ 53,042  $ 95,722
  Income Before Income Taxes................................  $  5,129  $ 22,165  $ 31,495  $ 52,592  $ 94,423
  Net Income................................................  $  3,949  $ 14,629  $ 18,897  $ 31,555  $ 56,654
  Primary Earnings Per Share................................  $    .06  $    .21  $    .27  $    .43  $    .72
  Fully Diluted Earnings Per Share..........................  $    .06  $    .21  $    .26  $    .43  $    .72
  Weighted Average Shares Outstanding (Fully Diluted).......    64,148    69,904    72,020    73,334    79,023
  Cash Dividends Per Share..................................  $   .075  $   .075  $   .075  $    .08  $    .08
Balance Sheet Data:
  Working Capital...........................................  $ 18,369  $ 23,969  $ 34,627  $ 11,160  $ 47,250
  Total Assets..............................................  $114,490  $125,689  $156,182  $264,132  $535,134
  Long-Term Debt............................................  $ 20,752  $  --     $  --     $    252  $    582
  Stockholders' Equity......................................  $ 25,706  $ 61,608  $ 83,182  $124,777  $318,730


                                                              AT AND FOR THE SIX
                                                              MONTHS ENDED JUNE
                                                                     30,
                                                              ------------------
                                                              1995(4)     1996
                                                              --------  --------
Income Statement Data:
  Revenue...................................................  $209,099  $307,202
  Operating Income..........................................  $ 39,622  $ 69,763
  Income Before Income Taxes................................  $ 38,837  $ 70,821
  Net Income................................................  $ 23,302  $ 42,493
  Primary Earnings Per Share................................  $    .31  $    .51
  Fully Diluted Earnings Per Share..........................  $    .31  $    .50
  Weighted Average Shares Outstanding (Fully Diluted).......    75,136    84,513
  Cash Dividends Per Share..................................  $    .04  $    .04
Balance Sheet Data:
  Working Capital...........................................  $ 11,779  $105,621
  Total Assets..............................................  $475,656  $574,950
  Long-Term Debt............................................  $    880  $    340
  Stockholders' Equity......................................  $278,014  $371,735

------------------------

(1) Does not give effect to the acquisitions of CyCare Systems, Inc. and Management Software, Inc. in pooling transactions after June 30, 1996. See "Pro Forma Financial Information." All share and per share amounts have been restated to reflect the 1996 two-for-one stock split effected in the form of a stock dividend.

(2) 1991 Income Statement related items exclude the nonrecurring charge of $10,883 and include the dilutive effect of stock options. The net loss was ($4,442) and fully diluted loss per share was ($.07) including the nonrecurring charge.

(3) 1995 Income Statement related items exclude the nonrecurring charge of $136,481 and include the dilutive effect of stock options. The net loss was ($25,235) and fully diluted loss per share was ($.33) including the nonrecurring charge.

(4) June 1995 Income Statement related items exclude the nonrecurring charge of $125,520 and include the dilutive effect of stock options. The net loss was ($52,010) and fully diluted loss per share was ($.73) including the nonrecurring charge.

                                   GMIS INC.
                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                  AT AND FOR THE YEAR ENDED DECEMBER 31,
                                                            --------------------------------------------------
                                                             1991     1992     1993       1994         1995
                                                            -------  -------  -------  ----------   ----------
Income Statement Data:
  Revenue.................................................  $10,128  $15,284  $22,070  $32,239      $35,782
  Net Income (Loss).......................................  $ 2,957  $ 3,413  $ 3,777  $(2,193)(1)  $ 1,921(2)
  Earnings (Loss) Per Share...............................  $   .53  $   .51  $   .51  $  (.28)(1)  $   .22(2)
  Weighted Average Shares Outstanding.....................    5,625    6,759    7,386    7,896        8,564
  Cash Dividends Per Share................................  $ --     $ --     $ --     $ --         $ --
Balance Sheet Data:
  Working Capital.........................................  $11,171  $ 9,266  $28,233  $13,140      $16,667
  Total Assets............................................  $22,336  $27,305  $54,704  $63,406      $60,623
  Long-Term Debt..........................................  $ --     $ --     $ --     $ --         $ --
  Stockholders' Equity....................................  $19,124  $23,386  $48,782  $47,089      $51,414


                                                             AT AND FOR THE
                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                            ----------------
                                                             1995     1996
                                                            -------  -------
Income Statement Data:
  Revenue.................................................  $16,156  $16,941
  Net Income (Loss).......................................  $   589  $ 1,534
  Earnings (Loss) Per Share...............................  $   .07  $   .19
  Weighted Average Shares Outstanding.....................    8,690    8,283
  Cash Dividends Per Share................................  $ --     $ --
Balance Sheet Data:
  Working Capital.........................................  $14,334  $19,846
  Total Assets............................................  $57,107  $62,053
  Long-Term Debt..........................................  $ --     $ --
  Stockholders' Equity....................................  $48,747  $53,940

------------------------

(1) Includes one-time litigation settlement of $7,200 ($4,320 after tax or $.55 per share).

(2) Includes a restructuring charge of $2,367 ($1,467 after tax or $.17 per share).

                   UNAUDITED PRO FORMA SUMMARY FINANCIAL DATA

    The following unaudited pro forma summary financial data gives effect to the Merger using the pooling of interests method of accounting. The unaudited pro forma summary financial data provided below is not necessarily indicative of the results of operations or the financial position which would have been attained had the Merger been consummated as of the indicated dates or which may be attained in the future. This unaudited pro forma summary financial data should be read in conjunction with the historical financial statements of HBOC and GMIS, which are incorporated by reference elsewhere in this Proxy Statement/Prospectus and the information set forth under "Pro Forma Financial Information" presented elsewhere in this Proxy Statement/Prospectus. All share and per share amounts have been restated to reflect the HBOC 1996 two-for-one stock split effected in the form of a stock dividend.

                        HBO & COMPANY AND GMIS INC. (1)
                                 (000 OMITTED)

                                                                               FOR THE        FOR THE        AT AND FOR
                                                                              YEAR ENDED     YEAR ENDED    THE SIX MONTHS
                                                                             DECEMBER 31,   DECEMBER 31,   ENDED JUNE 30,
                                                                                 1995         1995(2)           1996
                                                                             ------------   ------------   ---------------
                                                                                             (EXCLUDING
                                                                                            NONRECURRING
                                                                                              CHARGE)
Income Statement Data:
  Revenue..................................................................    $607,243       $607,243        $365,793
  Income (Loss) Before Income Taxes........................................    $(31,917)      $104,564        $ 78,637
  Net Income (Loss)........................................................    $(19,150)      $ 62,739        $ 47,182
Balance Sheet Data:
  Working Capital..........................................................                                   $145,348
  Total Assets.............................................................                                   $690,441
  Long-Term Debt...........................................................                                   $  2,708
  Stockholders' Equity.....................................................                                   $462,862

------------------------

(1) Gives effect to the acquisitions of CyCare Systems, Inc. and Management Software, Inc. in pooling transactions after June 30, 1996 and the acquisition, accounted for as a purchase, by HBOC of First Data Health Systems Corporation after June 17, 1995, the date of such acquisition. See "Pro Forma Financial Information" presented elsewhere in this Proxy Statement/Prospectus.

(2) Excludes the HBOC nonrecurring charge of $136,481 related to 1995 acquisitions.

                           COMPARATIVE PER SHARE DATA

    The following tables set forth certain per share data for HBOC and GMIS on both a historical and pro forma combined basis, giving effect to the Merger using the pooling of interests method of accounting. All share and per share amounts have been restated to reflect the HBOC 1996 two-for-one stock split effected in the form of a stock dividend. The unaudited pro forma combined per share data provided below is not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger been consummated on the indicated dates or which may be attained in the future. The unaudited pro forma combined per share data should be read in conjunction with the historical consolidated financial statements of HBOC and GMIS, which are incorporated by reference elsewhere in this Proxy Statement/Prospectus.

                         HBO & COMPANY -- HISTORICAL(1)

                                                                                        AT AND FOR THE YEAR    AT AND FOR THE
                                                                                               ENDED             SIX MONTHS
                                                                                           DECEMBER 31,        ENDED JUNE 30,
                                                                                       ---------------------   ---------------
                                                                                       1993   1994    1995      1995     1996
                                                                                       -----  -----  -------   -------   -----
Per Share Data:
  Book Value.........................................................................  $1.58  $2.07  $4.15     $3.71     $4.75
  Cash Dividends Declared............................................................  $.075  $ .08  $ .08     $ .04     $ .04
  Fully Diluted Earnings.............................................................  $ .18  $ .49  $(.24)    $(.63)    $ .51
  Fully Diluted Earnings Excluding Nonrecurring Charge...............................  $ .18  $ .49  $ .74(2)  $ .34(3)  $ .51

------------------------

(1) Gives effect to the acquisitions of CyCare Systems, Inc. and Management Software, Inc. in pooling transactions after June 30, 1996. See "Pro Forma Financial Information" presented elsewhere in this Proxy
    Statement/Prospectus.

(2) Excluding the effect of the $136 million nonrecurring charge related to 1995 acquisitions and including the dilutive effect of stock options.

(3) Excluding the effect of the $126 million nonrecurring charge related to 1995 acquisitions and including the dilutive effect of stock options.

                            GMIS INC. -- HISTORICAL

                                                                                                                   AT AND FOR
                                                                                         AT AND FOR THE YEAR        THE SIX
                                                                                                ENDED             MONTHS ENDED
                                                                                             DECEMBER 31,           JUNE 30,
                                                                                       ------------------------   ------------
                                                                                       1993    1994      1995     1995   1996
                                                                                       -----  -------   -------   -----  -----
Per Share Data:
  Book Value.........................................................................  $6.20  $5.94     $6.35     $6.08  $6.60
  Cash Dividends Declared............................................................  $--    $ --      $ --      $--    $--
  Net Income (Loss)..................................................................  $ .51  $(.28)(1) $ .22(2)  $ .07  $ .19

------------------------

(1) Includes one-time litigation settlement of $7,200 ($4,320 after tax or $.55 per share).

(2) Includes a restructuring charge of $2,367 ($1,467 after tax or $.17 per share).

                 PRO FORMA COMBINED HBO & COMPANY AND GMIS INC.

                       (USING AN ASSUMED MARKET VALUE PER
                         SHARE OF HBOC COMMON STOCK OF
                    GREATER THAN $47.62 AND LESS THAN $64.00
                     AND AN ASSUMED EXCHANGE RATIO OF .42)

                                                                                                                 AT AND FOR THE
                                                                                       AT AND FOR THE YEAR             SIX
                                                                                              ENDED             MONTHS ENDED JUNE
                                                                                           DECEMBER 31,                30,
                                                                                     ------------------------   -----------------
                                                                                      1993   1994     1995        1995      1996
                                                                                     ------  -----  ---------   ---------   -----
Per Share Data:
  Book Value.......................................................................  $ 2.14  $2.58  $ 4.57      $ 4.12      $5.17
  Cash Dividends Declared..........................................................  $ .075  $ .08  $  .08      $  .04      $ .04
  Fully Diluted Earnings (1).......................................................  $  .22  $ .44  $ (.23)     $ (.60)     $ .51
  Fully Diluted Earnings Excluding Nonrecurring Charge (1).........................  $  .22  $ .44  $  .71(2)   $  .32(3)   $ .51

------------------------

(1) Assumes an Exchange Ratio of .42. The maximum Exchange Ratio currently provided for in the Merger Agreement is .50, and there is no minimum. In the event the Market Value of HBOC Common Stock increases above $64.00, the Exchange Ratio will decrease to a fraction determined by dividing $26.88 by the Market Value. At an assumed Market Value of $75.00 of HBOC Common Stock (a price which is above the historical price), the Exchange Ratio would be .36. An Exchange Ratio of .50 represents a Market Value of HBOC Common Stock of $40.00 per share. The GMIS Board will have the right, but not the obligation, to terminate the Merger if the Market Value is less than $40.00 unless HBOC elects, in its sole discretion, to increase the Exchange Ratio to that fraction that will allow each stockholder of GMIS to receive a fraction of a share of HBOC Common Stock having a Market Value of $20.00 for each share of GMIS Common Stock, in which case the GMIS Board will not have the right to terminate the Merger. Exchange Ratios of .50 and .36 have an immaterial effect on fully diluted earnings per share and accordingly, are not presented.

(2) Excluding the effect of the HBOC $136 million nonrecurring charge related to 1995 acquisitions and including the dilutive effect of stock options.

(3) Excluding the effect of the HBOC $126 million nonrecurring charge related to 1995 acquisitions and including the dilutive effect of stock options.

                                  RISK FACTORS

EXCHANGE RATIO

    Stockholders should consider that the minimum fractional share of HBOC Common Stock to be issued in respect of each share of GMIS Common Stock may be determined based upon a formula whereby an agreed upon maximum value for each share of GMIS Common Stock ($26.88) will be divided by the Market Value of HBOC Common Stock and thus is not subject to any minimum fractional share amount in the event of an increase in the Market Value of the HBOC Common Stock above $64.00. In addition, if the Market Value per share of HBOC Common Stock is less than $40.00, holders of GMIS Common Stock will receive a maximum of .50 shares of HBOC Common Stock for each share of GMIS Common Stock. Although the GMIS Board has the right to terminate the Merger Agreement if the Market Value per share of HBOC Common Stock is less than $40.00 per share, and GMIS holders are to receive a maximum of .50 shares of HBOC Common Stock, it is not obligated to do so. See "The Merger Proposal--Terms of the Merger."

INTERESTS OF CERTAIN GMIS OFFICERS AND DIRECTORS IN THE MERGER

    Certain officers and the directors of GMIS have interests in the Merger that differ from those of GMIS stockholders generally. As a result, such officers and directors could be more likely to favor consummation of the Merger than stockholders generally. See "Interests of Certain Persons in Each of HBOC and GMIS--Interests of Certain GMIS Persons in Matters to be Acted Upon."

                           CERTAIN MARKET INFORMATION

HBOC

    HBOC Common Stock is traded on the Nasdaq NM under the symbol "HBOC." The table below presents the quarterly high and low closing sales prices and dividend information for HBOC Common Stock as furnished by Nasdaq for the periods indicated after restating for the 1996 two-for-one stock split effected in the form of a stock dividend.

                                                                                                             DIVIDENDS
                                                                                                           DECLARED PER
YEAR ENDED DECEMBER 31:                                                                HIGH        LOW         SHARE
-----------------------------------------------------------------------------------  ---------  ---------  -------------
1994
  First Quarter....................................................................  $   13.19  $   10.44    $     .02
  Second Quarter...................................................................  $   15.57  $   10.38    $     .02
  Third Quarter....................................................................  $   17.25  $   12.25    $     .02
  Fourth Quarter...................................................................  $   18.07  $   14.50    $     .02
1995
  First Quarter....................................................................  $   21.88  $   16.75    $     .02
  Second Quarter...................................................................  $   27.25  $   20.25    $     .02
  Third Quarter....................................................................  $   32.00  $   26.41    $     .02
  Fourth Quarter...................................................................  $   42.88  $   31.13    $     .02
1996
  First Quarter....................................................................  $   50.97  $   32.75    $     .02
  Second Quarter...................................................................  $   68.75  $   49.38    $     .02
  Third Quarter....................................................................  $   68.63  $   50.50    $     .02
  Fourth Quarter (through          , 1996).........................................  $          $

    The closing sales price for a share of HBOC Common Stock on September 23, 1996, the last trading day preceding the announcement of the proposed Merger,
was $63.75. As of October   , 1996, there were approximately           holders
of record of shares of HBOC Common Stock.

GMIS

    GMIS Common Stock is traded on the Nasdaq NM under the symbol "GMIS." The following table sets forth the quarterly high and low sales prices for GMIS Common Stock as furnished by Nasdaq for the periods indicated. GMIS has never declared a dividend on GMIS Common Stock.

YEAR ENDED DECEMBER 31:                                                                            HIGH        LOW
-----------------------------------------------------------------------------------------------  ---------  ---------
1994
  First Quarter................................................................................  $   17.25  $   10.75
  Second Quarter...............................................................................  $   13.25  $    9.00
  Third Quarter................................................................................  $   17.63  $    9.75
  Fourth Quarter...............................................................................  $   21.38  $   15.50
1995
  First Quarter................................................................................  $   25.63  $   17.75
  Second Quarter...............................................................................  $   26.00  $   19.00
  Third Quarter................................................................................  $   24.50  $   13.00
  Fourth Quarter...............................................................................  $   16.50  $   10.50
1996
  First Quarter................................................................................  $   15.50  $    9.75
  Second Quarter...............................................................................  $   17.75  $   11.25
  Third Quarter................................................................................  $   24.63  $   10.75
  Fourth Quarter (through          , 1996).....................................................  $          $

    The closing sales price for a share of GMIS Common Stock on September 23, 1996, the last trading day preceding the announcement of the proposed Merger,
was $17.13. As of October   , 1996, there were approximately           holders
of record of shares of GMIS Common Stock.

                        PRO FORMA FINANCIAL INFORMATION

    The following pro forma combined condensed financial statements give effect to: (i) the acquisition of GMIS by HBOC in the Merger accounted for as a pooling of interests; (ii) the acquisition of Management Software, Inc. ("MSI") by HBOC which occurred on September 19, 1996, in a merger accounted for as a pooling of interests; (iii) the acquisition of CyCare Systems, Inc. ("CyCare") by HBOC which occurred on August 21, 1996, in a merger accounted for as a pooling of interests, in each case as of the date and at the beginning of the periods indicated. The pro forma combined income statement for the year ended December 31, 1995, also gives effect to the acquisition by HBOC of First Data Health Systems Corporation ("HSG") which occurred on June 17, 1995, assuming such transaction, which was accounted for as a purchase, had occurred on January 1, 1995.

    The pro forma combined condensed financial statements are presented for information purposes only and are not necessarily indicative of the financial position or results of operations which would have occurred had the transactions been consummated on the dates indicated, nor are they necessarily indicative of the future results or the financial position of HBOC in the future. The pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of HBOC, GMIS and HSG incorporated elsewhere herein.

    All share and per share amounts have been restated to reflect the HBOC 1996 two-for-one stock split effected in the form of a stock dividend.

                         HBO & COMPANY AND SUBSIDIARIES
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                AT JUNE 30, 1996
                                 (IN THOUSANDS)

                                                                                                        HBOC/
                                                                   HBOC/                                 GMIS
                                                                CYCARE/ MSI               PRO FORMA   PRO FORMA
                                 HBOC                             COMBINED      GMIS     ADJUSTMENTS   COMBINED
                              ----------   CYCARE       MSI     ------------  ---------  -----------  ----------
                                          ---------  ---------
                                             (1)        (2)
Assets
  Current Assets:
    Cash and Cash
      Equivalents...........  $   91,068  $   9,963  $   1,960   $  102,991   $   7,395   $           $  110,386
    Investments
      Available-for-Sale....      --         --         --           --           5,544                    5,544
    Receivables, Net........     182,872     14,394      3,824      201,090      12,922                  214,012
    Current Deferred Income
      Taxes.................      16,313        561     --           16,874      --                       16,874
    Inventories.............       4,683      1,038        114        5,835      --                        5,835
    Prepaids and Other
      Current Assets........       6,130      3,274         69        9,473         614                   10,087
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
      Total Current
        Assets..............     301,066     29,230      5,967      336,263      26,475                  362,738
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
  Intangibles, Net..........     179,791      1,577     --          181,368      14,637                  196,005
  Capitalized Software,
    Net.....................      38,886      8,641      3,686       51,213      14,735                   65,948
  Property and Equipment,
    Net.....................      31,700      9,837      1,271       42,808       3,904                   46,712
  Deferred Income Taxes.....      15,745     (3,232)    --           12,513      --          (3,673)(5)      8,840
  Other Noncurrent Assets,
    Net.....................       7,762         34        100        7,896       2,302                   10,198
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
Total Assets................  $  574,950  $  46,087  $  11,024   $  632,061   $  62,053   $  (3,673)  $  690,441
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
Liabilities and
  Stockholders' Equity
  Current Liabilities.......  $  195,445  $  12,150  $   3,166   $  210,761   $   6,629   $           $  217,390
                                                                                              2,189(3)
  Deferred Income Taxes.....      --         --         --           --           1,484      (3,673)(5)     --
  Long-Term Debt............         340      2,213        155        2,708      --                        2,708
  Other Long-Term
    Liabilities.............       7,430     --             51        7,481      --                        7,481
  Stockholders' Equity......     371,735     31,724      7,652      411,111      53,940      (2,189)(3)    462,862
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
Total Liabilities and
  Stockholders' Equity......  $  574,950  $  46,087  $  11,024   $  632,061   $  62,053   $  (3,673)  $  690,441
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                                         HBOC/
                                                                   HBOC/                                  GMIS
                                                                  CYCARE/                 PRO FORMA    PRO FORMA
                                 HBOC                           MSI COMBINED    GMIS     ADJUSTMENTS    COMBINED
                              ----------   CYCARE       MSI     ------------  ---------  -----------  ------------
                                          ---------  ---------
                                             (1)        (2)
Revenue.....................  $  307,202  $  33,487  $   8,163   $  348,852   $  16,941   $            $  365,793
Operating Expense:
  Cost of Operations........     137,231     16,406      3,806      157,443       4,641                   162,084
  Marketing.................      42,584      6,163      1,596       50,343       2,612                    52,955
  Research and
    Development.............      24,477      2,516        519       27,512       4,004                    31,516
  General and
    Administrative..........      33,147      4,917        932       38,996       3,388                    42,384
                              ----------  ---------  ---------  ------------  ---------  -----------  ------------
    Total Operating
      Expense...............     237,439     30,002      6,853      274,294      14,645                   288,939
                              ----------  ---------  ---------  ------------  ---------  -----------  ------------
Operating Income............      69,763      3,485      1,310       74,558       2,296                    76,854
Other Expense (Income),
 Net........................      (1,058)      (411)       (53)      (1,522)       (261)                   (1,783)
                              ----------  ---------  ---------  ------------  ---------  -----------  ------------
Income Before Provision for
 Income Taxes...............      70,821      3,896      1,363       76,080       2,557                    78,637
Provision for Income
 Taxes......................      28,328      1,559     --           29,887       1,023         545(3)      31,455
                              ----------  ---------  ---------  ------------  ---------  -----------  ------------
Net Income..................  $   42,493  $   2,337  $   1,363   $   46,193   $   1,534   $    (545)   $   47,182
                              ----------  ---------  ---------  ------------  ---------  -----------  ------------
                              ----------  ---------  ---------  ------------  ---------  -----------  ------------
Earnings Per Share:
  Primary...................  $      .51                         $      .52   $     .19                $      .51
  Fully Diluted.............  $      .50                         $      .51   $     .18                $      .51
Weighted Average Shares
 Outstanding:
  Primary...................      84,122                             89,493       8,283      (4,804)(4)      92,972
  Fully Diluted.............      84,513                             89,920       8,327      (4,830)(4)      93,417

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                              CYCARE     MSI      HBOC/
                              -------  -------  CYCARE/MSI
                      HBOC                       COMBINED     GMIS
                    --------    (1)      (2)    ----------   -------
Revenue...........  $495,595  $61,358  $14,508   $571,461    $35,782
Operating Expense:
  Cost of
    Operations....   232,095  35,447     6,066    273,608      9,362
  Marketing.......    70,591  11,298     2,520     84,409      6,051
  Research and
    Development...    42,964   3,789       453     47,206      8,416
  General and
 Administrative...    54,223   8,854     1,617     64,694      7,106
  Nonrecurring
    Charge........   136,481    --       --       136,481      2,367
  HSG Operating
    Expense.......     --       --       --        --          --
                    --------  -------  -------  ----------   -------
    Total
      Operating
      Expense.....   536,354  59,388    10,656    606,398     33,302
                    --------  -------  -------  ----------   -------
Operating Income
 (Loss)...........   (40,759)  1,970     3,852    (34,937)     2,480
Other (Income)
 Expense, Net.....     1,299  (1,118 )    (103)        78       (618)
                    --------  -------  -------  ----------   -------
Income (Loss)
 Before Provision
 (Credit) for
 Income Tax.......   (42,058)  3,088     3,955    (35,015)     3,098
Provision (Credit)
 for Income Tax...   (16,823)  1,235     --       (15,588)     1,177
                    --------  -------  -------  ----------   -------
Net Income
 (Loss)...........  $(25,235) $1,853   $ 3,955   $(19,427)   $ 1,921
                    --------  -------  -------  ----------   -------
                    --------  -------  -------  ----------   -------
Earnings (Loss)
 Per Share
  Primary.........  $   (.33)                    $   (.24)   $   .22
  Fully Diluted...  $   (.33)                    $   (.24)   $   .22
Weighted Average
 Shares
 Outstanding
  Primary.........    75,645                       80,861      8,564
  Fully Diluted...    75,645                       80,861      8,577

                                    HBOC/     1/1/95
                                    GMIS      6/17/95    PRO FORMA       HBOC/HSG
                     PRO FORMA    PRO FORMA     HSG     ADJUSTMENTS     PRO FORMA
                    ADJUSTMENTS   COMBINED    -------  -------------     COMBINED
                    -----------   ---------                            ------------
                                                (6)         (6)
Revenue...........  $             $607,243    $53,429  $ 17,048(6a)    $675,438
                                                         (2,282)(6b)
Operating Expense:
  Cost of
    Operations....                 282,970               44,263(6a)     328,885
                                                          1,652(6b)
  Marketing.......                  90,460                6,048(6a)      93,859
                                                         (2,649)(6b)
  Research and
    Development...                  55,622                4,509(6a)      55,893
                                                         (4,238)(6b)
  General and
 Administrative...    2,367(7)      74,167               12,597(6a)      82,986
                                                         (3,778)(6b)
  Nonrecurring
    Charge........   (2,367)(7)    136,481                --            136,481
  HSG Operating
    Expense.......                   --        50,369   (50,369)(6a)      --
                    -----------   ---------   -------  -------------   ------------
    Total
      Operating
      Expense.....    --           639,700     50,369     8,035         698,104
                    -----------   ---------   -------  -------------   ------------
Operating Income
 (Loss)...........    --           (32,457)     3,060     6,731         (22,666)
Other (Income)
 Expense, Net.....                    (540)     3,233     --              2,693
                    -----------   ---------   -------  -------------   ------------
Income (Loss)
 Before Provision
 (Credit) for
 Income Tax.......    --           (31,917)      (173)    6,731         (25,359)
Provision (Credit)
 for Income Tax...    1,644(3)     (12,767)     1,433     1,190(3)      (10,144)
                    -----------   ---------   -------  -------------   ------------
Net Income
 (Loss)...........  $(1,644)      $(19,150)   $(1,606) $  5,541        $(15,215)
                    -----------   ---------   -------  -------------   ------------
                    -----------   ---------   -------  -------------   ------------
Earnings (Loss)
 Per Share
  Primary.........                $   (.23)                            $   (.17)
  Fully Diluted...                $   (.23)                            $   (.17)
Weighted Average
 Shares
 Outstanding
  Primary.........   (5,201)(4)     84,224                4,000(6c)      88,224
  Fully Diluted...   (5,214)(4)     84,224                4,000(6c)      88,224

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                                        HBOC/
                                                                   HBOC/                                 GMIS
                                                                CYCARE/ MSI               PRO FORMA   PRO FORMA
                                 HBOC                             COMBINED      GMIS     ADJUSTMENTS   COMBINED
                              ----------   CYCARE       MSI     ------------  ---------  -----------  ----------
                                          ---------  ---------
                                             (1)        (2)
Revenue.....................  $  357,436  $  52,470  $  11,834   $  421,740   $  32,239   $           $  453,979
Operating Expense:
  Cost of Operations........     186,140     27,294      3,674      217,108       8,438                  225,546
  Marketing.................      47,815      8,602      1,692       58,109       6,018                   64,127
  Research and
    Development.............      32,130      3,594        398       36,122       6,798                   42,920
  General and
    Administrative..........      38,309      8,790      2,343       49,442      14,842                   64,284
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
    Total Operating
      Expense...............     304,394     48,280      8,107      360,781      36,096                  396,877
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
Operating Income (Loss).....      53,042      4,190      3,727       60,959      (3,857)                  57,102
Other (Income) Expense,
  Net.......................         450       (859)       (58)        (467)       (688)                  (1,155)
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
Income (Loss) Before
  Provision (Credit) for
  Income Taxes..............      52,592      5,049      3,785       61,426      (3,169)                  58,257
Provision (Credit) for
  Income Taxes..............      21,037      2,019     --           23,056        (976)                  22,080
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
Net Income (Loss)...........  $   31,555  $   3,030  $   3,785   $   38,370   $  (2,193)  $           $   36,177
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
                              ----------  ---------  ---------  ------------  ---------  -----------  ----------
Earnings (Loss) Per Share:
  Primary...................  $      .43                         $      .49   $   (0.28)              $      .44
  Fully Diluted.............  $      .43                         $      .49   $   (0.28)              $      .44
Weighted Average Shares
  Outstanding:
  Primary...................      73,066                             78,275       7,896      (4,580)(4)     81,591
  Fully Diluted.............      73,334                             78,583       7,896      (4,415)(4)     82,064

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                                          HBOC/
                                                                     HBOC/                                 GMIS
                                                                  CYCARE/ MSI               PRO FORMA   PRO FORMA
                                   HBOC                             COMBINED      GMIS     ADJUSTMENTS   COMBINED
                                ----------   CYCARE       MSI     ------------  ---------  -----------  ----------
                                            ---------  ---------
                                               (1)        (2)
Revenue.......................  $  267,147  $  66,448  $   9,032   $  342,627   $  22,070   $           $  364,697
Operating Expense:
  Cost of Operations..........     142,524     43,145      3,603      189,272       4,114                  193,386
  Marketing...................      37,404     13,601      1,275       52,280       4,769                   57,049
  Research and Development....      25,829      5,686        288       31,803       4,808                   36,611
  General and
    Administrative............      29,507     13,890        902       44,299       3,357                   47,656
                                ----------  ---------  ---------  ------------  ---------  -----------  ----------
    Total Operating Expense...     235,264     76,322      6,068      317,654      17,048                  334,702
                                ----------  ---------  ---------  ------------  ---------  -----------  ----------
Operating Income (Loss).......      31,883     (9,874)     2,964       24,973       5,022                   29,995
Other (Income) Expense, Net...         388     (3,770)       (41)      (3,423)       (880)                  (4,303)
                                ----------  ---------  ---------  ------------  ---------  -----------  ----------
Income (Loss) Before Provision
  for Income Taxes............      31,495     (6,104)     3,005       28,396       5,902                   34,298
Provision for Income Taxes....      12,598      1,657     --           14,255       2,125                   16,380
                                ----------  ---------  ---------  ------------  ---------  -----------  ----------
Net Income (Loss).............  $   18,897  $  (7,761) $   3,005   $   14,141   $   3,777   $           $   17,918
                                ----------  ---------  ---------  ------------  ---------  -----------  ----------
                                ----------  ---------  ---------  ------------  ---------  -----------  ----------
Earnings Per Share:
  Primary.....................  $      .27                         $      .18   $     .51               $      .22
  Fully Diluted...............  $      .26                         $      .18   $     .51               $      .22
Weighted Average Shares
  Outstanding:
  Primary.....................      71,298                             77,095       7,386      (4,284)(4)     80,197
  Fully Diluted...............      72,020                             77,825       7,417      (4,302)(4)     80,940

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. On August 21, 1996, HBOC completed the acquisition of CyCare, a provider of management software systems and electronic data interchange services for medical group practices, faculty practice plans and medical enterprises. CyCare stockholders received approximately 4.4 million shares of HBOC Common Stock in connection with such acquisition.

2. On September 19, 1996, HBOC completed the acquisition of MSI, a privately-held provider of software solutions for the homecare industry. MSI stockholders received approximately 895,000 shares of HBOC Common Stock in connection with such acquisition.

3.  Taxes are provided for using the HBOC effective tax rate of 40%.

4. GMIS shares were converted using an assumed market value per share of HBOC Common Stock of greater than $47.62 and less than $64.00 and an assumed exchange ratio of .42. Exchange Ratios of .50 and .36 have an immaterial effect on fully diluted earnings per share. See "Comparative Per Share Data" provided elsewhere in this Proxy Statement/Prospectus. For the 1995 Pro Forma Combined Income Statement, GMIS weighted average shares are adjusted to exclude the dilutive effect of stock options due to a loss for HBOC/GMIS Pro Forma Combined. For the 1994 Pro Forma Combined Income Statement, GMIS weighted average shares are adjusted to include the dilutive effect of stock options due to net income for HBOC/GMIS Pro Forma Combined.

5. The GMIS deferred tax liability is offset against the HBOC deferred tax asset to conform to HBOC presentation.

6. Pro forma adjustments include such adjustments as are necessary to allocate the purchase price based on the estimated fair market value of the assets acquired and liabilities assumed and to give effect to events that are directly attributable to the HSG transaction, are expected to have a continuing impact on HBOC and are factually supportable.

6a. HSG revenue and expense classifications were historically broken out using different policies than those applied by HBOC. In addition, HSG historically netted certain costs against revenue for presentation while HBOC has historically reported revenue as a gross number. Reclassifications are necessary to restate HSG revenue and expenses in accordance with HBOC policy.

6b. Adjustments are necessary to reflect the income statement impact of the asset and liability fair market value adjustments, assuming the transaction had been consummated on January 1, 1995.

6c. The weighted average shares outstanding have been adjusted to give effect to the 4 million shares outstanding assuming the transaction had been consummated on January 1, 1995.

7.  Reclassification to conform to HBOC presentation.

                                  THE MEETING

    This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the GMIS Board for the Meeting to be held on
           , 1996 at the time and place and for the purpose set forth in the accompanying Notice of Special Meeting.

    Any GMIS stockholder who has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (i) delivering to the Secretary of GMIS prior to the Meeting either a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Meeting and voting in person, regardless of whether a proxy has previously been given. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies will be voted in favor of the proposal set forth in the Notice of Special Meeting and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

    Only holders of record of GMIS Common Stock as of the close of business on
           , 1996 will be entitled to vote at the Meeting. At that date, there
were           shares of GMIS Common Stock outstanding,           of which, or
    %, were beneficially owned by directors and executive officers of GMIS and their affiliates. Each share of GMIS Common Stock is entitled to one vote on all matters on which stockholders may vote. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of GMIS Common Stock will constitute a quorum for the transaction of business. The Merger Agreement must be approved by holders of a majority of the issued and outstanding shares of GMIS Common Stock. Abstentions will be counted in determining whether a quorum is present, will be considered present and entitled to vote and will thus have the effect of a negative vote. If a proxy is returned by a broker or other stockholder who does not have authority to vote, does not give authority to a proxy to vote, or withholds authority to vote as to any shares, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered for purposes of calculating the vote with respect to such matters.

    The proxy solicitation is being made primarily by mail, although proxies may be solicited by personal interview, facsimile or other means of communication. GMIS will pay the cost of this solicitation, including the charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the GMIS Common Stock. GMIS has arranged for Corporate Investor Communications, Inc. ("CIC") to serve as its proxy solicitation agent. In such capacity, CIC will coordinate and oversee the distribution of the proxy materials to, and the return of the proxy cards by, registered stockholders and
beneficial owners. The fee for such services is estimated to be $      , plus
CIC's out-of-pocket expenses.

                              THE MERGER PROPOSAL

BACKGROUND OF THE MERGER

    On November 30, 1995, GMIS engaged CS First Boston and Invemed Associates, Inc. ("Invemed," and together with CS First Boston, the "Financial Advisors") to provide investment banking and financial advisory services, to explore strategic alternatives including potential acquisitions of provider-oriented companies in the healthcare information services industry and to assist GMIS in evaluating, structuring and negotiating such a strategic alliance or acquisition. Beginning on November 30, 1995, the Financial Advisors organized general business meetings and discussions between GMIS and various potential partners in the pharmaceutical and healthcare information services industries, none of which resulted in substantive discussions except as described below.

    On August 8, 1996, GMIS invited management representatives from another public company ("Company No. 1") to meet with the GMIS Board to discuss the possibility of Company No. 1 entering into a strategic business combination with GMIS. Subsequently, a representative of the Financial Advisors contacted Company No. 1's investment advisor to discuss arrangements for a meeting.

    On August 12, 1996, at the request of HBOC, a representative of Smith Barney Inc. ("Smith Barney"), HBOC's financial advisor, contacted CS First Boston and indicated that HBOC was interested in pursuing a possible strategic alliance with GMIS.

    On August 20 and 21, 1996, Tom Owens, Chief Executive Officer, Tom Simpson, Chief Operating Officer, Carin Carlson, Vice President of Marketing and Business Development, and Brian Wells, Chief Information Officer, of GMIS, met with certain members of Company No. 1's management to explore the possibility of a strategic business combination of the two companies. The parties agreed to engage in further discussions.

    On August 29, 1996, Company No. 1 sent to GMIS an overview of a general merger proposal outlining the synergies that Company No. 1 believed could be achieved therefrom and a conference call was held to explain the proposal. A second conference call was held on September 3, 1996, to review further the proposal.

    On September 5, 1996, representatives of CS First Boston met with Company No. 1's investment advisor and such advisor proposed a merger of Company No. 1 with GMIS in which the stockholders of GMIS would receive shares of Company No. 1, on a tax-free basis, having an implied value per share of GMIS Common Stock of $16.00 to $18.00 for each share of GMIS Common Stock in a transaction to be accounted for as a pooling of interests.

    On September 6, 1996, Messrs. Owens, Simpson, and Wells of GMIS along with representatives of CS First Boston met in New York City with Jay Gilbertson, Senior Vice President-Finance and Chief Financial Officer, and Russell Overton, Senior Vice President-Business Development, of HBOC and representatives of Smith Barney to discuss generally the possibility of a business combination of the two companies. During that meeting, the parties began informal discussions regarding the potential synergies and cost savings that could result from a combination of the companies. The representatives of HBOC made a preliminary proposal, subject to due diligence, which contemplated the merger of GMIS with HBOC in which the GMIS stockholders would receive shares of HBOC Common Stock at an exchange ratio of .40 (subject to a collar mechanism), which implied a value per share of GMIS Common Stock ranging from $20.00 to $24.00 per share based on a maximum per share price of HBOC Common Stock of $60.00.

    On September 6 and 7, 1996, at the direction of the GMIS Board, representatives of the Financial Advisors spoke with representatives of Smith Barney and requested an increase in the HBOC exchange ratio to .45, based on a maximum per share price of HBOC Common Stock of $64.00.

    On September 8, 1996, at the direction of HBOC, representatives of Smith Barney notified representatives of the Financial Advisors that HBOC had increased its offer to an exchange ratio of .42 (subject to a collar mechanism), which implied a value per share of GMIS Common Stock ranging from $20.00 to $26.88, based on a maximum per share price of HBOC Common Stock of $64.00.

    On September 8, 1996, a special meeting of the GMIS Board was held, which was also attended by representatives of Fulbright & Jaworski L.L.P., GMIS's legal counsel ("Fulbright & Jaworski"), and CS First Boston. During that meeting, Mr. Owens advised the GMIS Board of the recent discussions with HBOC and Company No. 1, regarding the possibility of entering into a strategic business combination with GMIS. Mr. Owens presented the GMIS Board with a general overview of HBOC and Company No. 1, their respective operations and the various legal alternatives for structuring such a transaction and responded to questions from GMIS Board members regarding those subjects. Following this discussion, the GMIS Board directed CS First Boston to contact Company No. 1 and request an increase in the proposed merger consideration.

    On September 8, 1996, CS First Boston requested another proposal from Company No. 1's financial advisor.

    On September 9, 1996, Company No. 1 increased its offer to an implied value per share of GMIS Common Stock of $20.00 per share with approximate collars of 10%, implying a value per share of GMIS Common Stock ranging from $18.00 to $22.00.

    On September 9, 1996, a special meeting of the GMIS Board was held which was also attended by representatives of Fulbright & Jaworski and CS First Boston. During that meeting, Mr. Owens briefed the GMIS Board on the prior discussions with HBOC and Company No. 1 and concluded with an overview of each of these companies' respective businesses, products, services, market presence and management personnel. Following this discussion, representatives of CS First Boston were asked to present their analysis of the proposals of the two companies with respect to entering into a strategic business combination with GMIS. A representative of Fulbright & Jaworski then advised the GMIS Board members as to their fiduciary obligations in the context of reviewing alternative stock-for-stock proposals. Following this discussion, the GMIS Board further discussed the HBOC transaction and Company No. 1's proposal, and then concluded that GMIS should proceed to negotiate a definitive agreement with HBOC. At the conclusion of such meeting on September 9, 1996, the GMIS Board authorized management to permit HBOC to conduct formal and detailed due diligence of GMIS and to open discussions with HBOC regarding the preparation of a definitive merger agreement. Among the factors considered by the GMIS Board in authorizing management to pursue a transaction with HBOC was the prospect that a strategic business combination with HBOC would enable GMIS stockholders to continue as investors in a combined company that would have the financial resources, diversification and liquidity for sustained growth. Further, the Board decided to eliminate Company No. 1 from further consideration based on various factors including the lower implied value offered by Company No. 1 for the GMIS Common Stock and the relative values of both companies based on publicly available information summarized by CS First Boston. The GMIS Board also recognized that although the stock price multiple of HBOC was higher than that of Company No. 1, which presented a greater risk of a decline in the HBOC stock price, Company No. 1 was not in the business of providing healthcare systems and accordingly offered a greater risk that the business of GMIS might not succeed under Company No. 1's management. Later that day, a representative of CS First Boston telephoned a representative of Smith Barney to advise them of GMIS's willingness to conduct substantive negotiations regarding a strategic business combination of the two companies.

    On September 10, 1996, HBOC entered into a confidentiality agreement with GMIS to facilitate the due diligence review process for a potential business combination.

    On September 11 and 12, 1996, representatives of HBOC, GMIS, CS First Boston and Smith Barney met in Philadelphia to discuss the business of GMIS and its historical and projected financial data.

    On September 13, 1996, the same representatives continued their meeting in Philadelphia to discuss the products, information systems and clinical capabilities of GMIS.

    On September 13, 1996, representatives of HBOC and Jones, Day, Reavis & Pogue, HBOC's legal counsel, arrived in Malvern, Pennsylvania, to commence their due diligence review of GMIS, which review continued throughout the weekend and subsequent week. In addition, a draft of the Merger Agreement was submitted by HBOC's legal counsel for consideration by GMIS's management and financial and legal advisors. Thereafter, a number of telephone calls were held between GMIS's management and HBOC's management, and between their respective financial and legal advisors, which focused on, among other things, the specific terms, timing and structure of the potential merger.

    On September 17, 1996, representatives of HBOC, GMIS, CS First Boston and Smith Barney met in Atlanta to discuss the business of HBOC and its historical and projected financial data.

    On September 19, 1996, a special meeting of the GMIS Board was held which was also attended by representatives of Fulbright & Jaworski and CS First Boston. A representative of CS First Boston presented the GMIS Board with a report and analysis of the HBOC offer. A representative of CS First Boston then made a presentation with respect to the fairness, from a financial point of view, of the consideration to be received by the GMIS stockholders in the transaction, and stated that CS First Boston would be delivering a written opinion to that effect upon finalization of the Merger Agreement. The representative of CS First Boston reviewed various matters relating to the fairness opinion, specifically, valuation considerations, explanations of valuation methodology, and valuation analysis. A discussion among the GMIS Board members then ensued regarding these matters.

    In the morning and evening of September 22, 1996, two special meetings of the GMIS Board were held which were also attended by representatives of Fulbright & Jaworski and CS First Boston. During these meetings, Mr. Owens apprised the GMIS Board of the recent discussions with HBOC and advised the GMIS Board of the status of the definitive Merger Agreement. During the second meeting, the GMIS Board generally approved the form of Merger Agreement, subject to review of the definitive agreement.

    On September 23, 1996, a special meeting of the GMIS Board was held which was also attended by representatives of Fulbright & Jaworski and CS First Boston. The GMIS Board approved a definitive agreement in which the stockholders of GMIS would receive shares of HBOC based on an exchange ratio of .42 of a share of HBOC Common Stock for each share of GMIS Common Stock and subject to a collar mechanism that implied a value per share of GMIS Common Stock of $20.00 to $26.88. This ratio would be subject to adjustment in the event the average stock price of HBOC Common Stock during a specified period of time fell below $40.00 per share or exceeded $64.00 per share.

    After further deliberation, the GMIS Board unanimously approved the Merger and the Merger Agreement with HBOC, authorized management to execute the Merger Agreement, and recommended its adoption by the holders of GMIS Common Stock. Subsequent to this meeting, each company executed and delivered the Merger Agreement on September 23, 1996. The execution of the Merger Agreement was announced on the morning of September 24, 1996 by issuance of a press release.

    Over the course of the negotiations with Company No. 1 and HBOC, representatives of GMIS, CS First Boston and Fulbright & Jaworski consulted with representatives of Invemed with respect to the terms and conditions of the Merger Agreement and each proposal made by the various parties.

REASONS OF GMIS FOR ENGAGING IN THE MERGER; RECOMMENDATION OF THE GMIS BOARD

    The GMIS Board has unanimously approved the proposed Merger and believes the Merger is in the best interests of GMIS and its stockholders. In reaching their decision, the directors considered, with the assistance of management and its legal and financial advisors, the following factors:

    (i) The Merger provides GMIS stockholders with HBOC Common Stock in a tax-free exchange at a substantial premium over the historical market prices for their shares of GMIS Common Stock. In addition, the Merger Agreement provides for adjustment of the Exchange Ratio based on fluctuations in the price of HBOC Common Stock which offers GMIS stockholders protection by providing the GMIS Board the right to terminate if the price of HBOC Common Stock falls below $40.00 per share (unless HBOC elects at that time to increase the Exchange Ratio);

    (ii) The Merger offers GMIS stockholders an opportunity to acquire shares in a significantly larger company and the opportunity to participate in the long-term growth and appreciation of GMIS's business through their ownership interest in HBOC;

   (iii) The strategic fit between GMIS and HBOC and the complementary nature of their respective businesses, particularly in light of the fact that HBOC's products serve the hospital segment of the healthcare information systems industry and GMIS's products serve the payer segment of such industry;

    (iv) Potential operating synergies and cost savings, including possible synergies and cost savings with respect to (a) the consolidation of administrative and support functions, (b) the combination of sales forces and research and development capabilities and (c) the elimination of public reporting obligations of GMIS;

    (v) The opinion of CS First Boston that, as of September 23, 1996, the transaction is fair, from a financial point of view, to the GMIS stockholders (see "--Opinion of Financial Advisor to GMIS");

    (vi) The financial and other terms of the Merger, including that the Merger will not be subject to approval by the HBOC stockholders, and, while the Merger Agreement contains a "no-shop" clause and a termination fee provision (see "--Terms of the Merger--No Solicitation--Termination"), the Merger Agreement permits GMIS to provide information to or enter into discussions or negotiations with other persons if the GMIS Board determines that it is appropriate in the exercise of the directors' fiduciary duties;

   (vii) Information with respect to the financial condition and business of HBOC, including, among other things, HBOC's recent and historical stock price and earnings performance, and the demonstrated ability of HBOC to successfully implement its growth strategy; and

  (viii) GMIS and the Financial Advisors had made contact and had preliminary meetings with several other potential strategic partners and, with the exception of Company No. 1, no other company had expressed an interest in acquiring GMIS.

    In the course of its deliberations, the GMIS Board reviewed the following additional factors relevant to the Merger: (i) the capital structure of HBOC;
(ii) the financial presentation and analysis of CS First Boston prepared in connection with its fairness opinion; (iii) reports from management and legal advisors on specific terms of the Merger Agreement; (iv) the public information concerning the financial performance, condition, business operations and prospects of each of GMIS and HBOC; and (v) the proposed terms, timing and structure of the Merger.

    The GMIS Board also considered the following potentially negative factors in its deliberations concerning the Merger: (i) the possibility of management disruption associated with the Merger and the risk that, despite the efforts of the combined company, key management personnel of GMIS might not continue their employment with the combined company; (ii) the possibility that certain of the operating economies of scale such as the elimination of redundant administrative cost sought to be achieved as a result of the Merger might not be achieved;
(iii) the possibility of GMIS's failure to be successfully integrated into HBOC;
(iv) the downward adjustment of the Exchange Ratio if the average price of the HBOC Common Stock exceeds $64.00 per share for certain periods prior to the Meeting held to approve the Merger, thus capping the value holders of GMIS Common Stock would receive upon consummation of the Merger; and (v) the high price to earnings ratio of HBOC Common Stock and the possibility of a decrease in the price of the HBOC Common Stock after the Merger.

    The foregoing discussion of information and factors considered by the GMIS Board is not intended to be exhaustive but is intended to include the material factors considered. In view of the wide variety of factors considered, the GMIS directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered and individual directors may have given differing weights to different factors.

    After taking into consideration all of the factors set forth above, together with an analysis of the presentations of management, CS First Boston, and legal counsel, the GMIS Board unanimously approved the Merger and determined that the Merger is fair to and in the best interests of GMIS and its stockholders and that GMIS should proceed with the Merger at this time. Accordingly, the GMIS Board unanimously recommends that GMIS's stockholders vote FOR approval of the Merger Agreement.

OPINION OF FINANCIAL ADVISOR OF GMIS

    GMIS retained CS First Boston and Invemed to act as financial advisors in connection with the Merger and related matters based upon their qualifications, expertise and reputation, as well as their prior investment banking relationship and familiarity with GMIS.

    At the request of the GMIS Board, on September 19, 1996, CS First Boston delivered an oral opinion to the GMIS Board to the effect that, as of such date, the consideration to be received by GMIS stockholders pursuant to the Merger, which was determined by arm's-length negotiation between GMIS and HBOC, was fair to such stockholders from a financial point of view. CS First Boston delivered a written opinion to the GMIS Board on September 23, 1996 confirming its oral opinion.

    THE FULL TEXT OF THE WRITTEN OPINION OF CS FIRST BOSTON, DATED THE DATE HEREOF, WHICH IS SUBSTANTIALLY SIMILAR TO THE OPINION DATED SEPTEMBER 23, 1996, AND WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX B AND SHOULD BE READ IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT/PROSPECTUS. THE OPINION OF CS FIRST BOSTON WAS FURNISHED FOR THE INFORMATION OF THE GMIS BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY GMIS STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE MERGER. THE SUMMARY OF THE OPINION OF CS FIRST BOSTON SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED HERETO AS APPENDIX B.

    In rendering its opinion, CS First Boston (a) reviewed certain publicly available business and financial information relating to GMIS and HBOC, as well as the Merger Agreement, (b) reviewed certain other information, including financial forecasts, provided to it by GMIS and HBOC, (c) met with the managements of GMIS and HBOC to discuss the business and prospects of GMIS and HBOC, (d) considered certain financial and stock market data of GMIS and HBOC,
(e) considered the financial terms of certain other business combinations and other transactions which had recently been effected, (f) considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria that it deemed relevant, and (g) relied upon the views of GMIS management concerning the business, operational and strategic benefits and implications of the Merger. CS First Boston assumed, with the consent of GMIS, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles as described in APB Opinion No. 16.

    In connection with its review, CS First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on its being complete and accurate in all material respects. With respect to the financial forecasts, CS First Boston assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of GMIS and HBOC as to the future financial performance of GMIS and HBOC, respectively. CS First Boston did not conduct an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of GMIS or HBOC nor was CS First Boston furnished with any such evaluations or appraisals. The opinion of CS First Boston is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. CS First Boston did not express and is not expressing any opinion as to what the value of the stock of HBOC actually will be when issued to the GMIS stockholders pursuant to the Merger or the prices at which such stock will trade subsequent to the Merger.

    The following is a summary of the analyses performed by CS First Boston in connection with its September 23, 1996 opinion:

    INTRODUCTION. The financial analyses CS First Boston used in reaching its opinion dated September 23, 1996 and which it discussed with the GMIS Board of Directors included (i) discounted cash flow ("DCF") analysis, which consisted of discounting to present value the projected cash flows and terminal value of GMIS, (ii) comparable company trading analysis, which consisted of reviewing market statistics and financial and operating information for selected publicly-traded companies considered comparable to the business of GMIS, (iii) comparable acquisition analysis, which consisted of reviewing operating statistics and purchase price information with respect to selected acquisitions of businesses similar to those of GMIS, (iv) an analysis of HBOC's stock price and earnings performance, including (a) an analysis of the exchange ratio of GMIS's stock price to HBOC's stock price, (b) comparable company trading analysis, which consisted of reviewing market statistics and financial and operating information for selected publicly-traded companies considered comparable to the business of HBOC, (c) an analysis of HBOC's latest twelve months ("LTM") price to earnings ("PE") to growth rate ratio and (v) an analysis of the pro forma effect of the merger on HBOC's fully diluted earnings per share ("EPS"). The material portions of these analyses are summarized below.

    DISCOUNTED CASH FLOW ANALYSIS. CS First Boston's DCF analyses were based on GMIS management's financial forecasts (the "Management Case") as well as a more conservative case (the "Base Case") prepared in conjunction with GMIS management for each of the years ending December 31 from 1996 to 2001. The Management Case assumed strong sales growth, particularly in the decision support product line and an improving earnings before interest and income taxes ("EBIT" or operating income, "OI") margin that increases from 26.4% in 1996 to 30.0% in 1998 and thereafter remains at 30.0%. The Base Case analysis assumed less aggressive sales growth, with less margin improvement and slightly higher expenses. CS First Boston derived the unlevered free cash flow that GMIS was expected to generate in each year from 1996 to 2001. CS First Boston discounted these cash flows to present values, applying discount rates ranging from 13.0% to 19.0%. CS First Boston arrived at this range of appropriate discount rates based on its analysis of GMIS's weighted average cost of capital, which was calculated to be approximately 16.0%. To approximate the terminal values of GMIS in 2001, CS First Boston applied terminal multiples of 6.0x to 9.0x earnings before interest, taxes, depreciation and amortization ("EBITDA" or operating cash flow, "OCF") and 14.0x to 20.0x unlevered net income in 2001. CS First Boston also approximated the terminal value by discounting the estimated perpetual free cash flow, assuming the estimated free cash flow in 2001 would grow at rates ranging from 7.0% to 10.0% in perpetuity. These terminal values were then discounted to present value using the range of discount rates described above. Based on these assumptions, CS First Boston derived an enterprise value range (equity value plus debt minus cash and cash equivalents, also referred to as adjusted market value) of $145 million to $175 million using the Management Case and an enterprise value range of $125 million to $150 million using the Base Case.

    COMPARABLE COMPANY TRADING ANALYSIS. CS First Boston reviewed and compared certain actual and forecasted financial and operating information of GMIS with comparable information of the following publicly-traded healthcare information services companies: AMISYS Managed Care Systems, Inc., Cerner Corporation, Crawford & Company, Envoy Corporation, HCIA Inc., Health Management Systems, Inc., HPR Inc., IDX System Corporation, Keane Inc., Medaphis Corporation, Medic Computer Systems, Inc., Medicus Systems Corporation, National Data Corporation, Oacis Healthcare Holdings Corporation, Phamis, Inc., Policy Management Systems Corp. and Shared Medical Systems Corp. Using publicly available information, CS First Boston determined the relationship for these companies between enterprise value and LTM revenues, LTM OCF, and LTM OI. CS First Boston also compared the relationship of equity value as multiples of 1996 and 1997 projected net incomes. CS First Boston then derived a range of these multiples of revenues (3.0x-4.5x), OCF (10.0x-14.0x), OI (15.0x-18.0x) and 1996 (20.0x-25.0x) and 1997
(18.0x-22.0x) estimated net incomes. In addition, CS First Boston also analyzed the relationship between 1997 estimated PE and GMIS's EPS growth rate from 1996 to 1997 as well as GMIS's five-year estimated EPS growth rate. The enterprise values derived from the above analysis ranged from $130 million to $155 million. CS First Boston and GMIS management believe that of the companies discussed above, HPR Inc. is the most comparable to GMIS and therefore was the company that CS First Boston analyzed most closely for the analyses discussed above.

    COMPARABLE ACQUISITION ANALYSIS. CS First Boston analyzed certain acquisitions of healthcare information services companies including: HCIA Inc./LBA Health Care Management, Inc., Medic Computer Systems, Inc./CompuSystems, Inc., Medaphis Corporation/Health Data Sciences Corporation, HBOC/ CyCare Systems, Inc., National Data Corporation/C.I.S. Technologies, Inc., Medaphis Corporation/BSG Corporation, Envoy Corporation/National Electronic Information Corporation, HBOC/CliniCom Incorporated, Medaphis Corporation/Healthcare Recoveries, Inc., The Thompson Corporation/The MEDSTAT Group, Inc. and Medaphis Corporation/The Atwork Companies. CS First Boston compared the enterprise value of the businesses acquired as a multiple of LTM revenues, LTM OCF and LTM OI and the equity value of the businesses acquired as a multiple of LTM net income. CS First Boston then derived a range for these multiples of LTM revenues (4.0x-6.0x), LTM OCF (19.0x-26.0x), LTM OI (25.0x-35.0x) and LTM net income (35.0x-45.0x). The enterprise values derived from the above analysis ranged from $160 million to $235 million. Of the transactions listed above, CS First Boston found three, HBOC/CyCare Systems, Inc., HBOC/CliniCom Incorporated and The Thompson Corporation/The MEDSTAT Group, Inc., to be the most relevant comparable acquisitions for GMIS.

    The discounted cash flow analysis, comparable company trading analysis and comparable acquisition analysis yielded a CS First Boston summary enterprise value range of $150 million to $235 million. This equates to a summary equity value range of $163 million to $248 million, and a summary equity value per share range of $18.72 to $27.35. The premium to the stock price of GMIS immediately prior to the public announcement of the Merger ($17.50) ranged from 7.0% to 56.3% and to the thirty days prior stock price ($13.75) ranged from 36.1% to 98.9%. Based on an HBOC stock price of $59.00 (the stock price at the close on September 18, 1996), GMIS stockholders would receive $24.78 (based on a
 .42 exchange ratio) of value for each share of GMIS Common Stock. In addition, the agreed upon collar established a value range for each share of GMIS Common Stock between $20.00 and $26.88, a range that falls within CS First Boston's summary equity value per share range.

    EXCHANGE RATIO ANALYSIS. CS First Boston analyzed the implied exchange ratio generated by taking the ratio of GMIS's and HBOC's daily stock prices from January 2, 1995 to September 13, 1996 and compared the implied exchange ratio to the Exchange Ratio. The analysis showed that the implied exchange ratio never reached .42 during 1996 and that the ratio had not exceeded the Exchange Ratio of .42 since November 1995.

    CERTAIN OTHER FACTORS AND ANALYSES. In rendering its opinion, CS First Boston considered other factors and conducted certain other analyses including, among other things, (i) a review of the market statistics and operating and financial information for selected publicly-traded companies considered comparable to HBOC (in particular, CS First Boston analyzed the relationship of HBOC's 1997 estimated PE to five year growth rate as well as to HBOC's estimated EPS growth rate from 1996 to 1997) and (ii) an analysis of HBOC's LTM PE to growth rate ratio since January 2, 1995.

    PRO FORMA EFFECT OF MERGER ON HBOC'S FULLY DILUTED EARNINGS PER SHARE. CS First Boston analyzed the pro forma effect of the Merger on HBOC's fully diluted EPS based on GMIS's financial forecasts (the Management Case). The analysis assumed a purchase price using an exchange ratio of .42 HBOC shares (at a price of $59.00) for each GMIS share. This analysis indicated that the Merger would be accretive to HBOC in 1997 and 1998 (1.6% and 1.2%, respectively).

    In arriving at its opinion, CS First Boston performed certain financial analyses, the material portions of which are summarized above. CS First Boston believes that these analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses could create an incomplete view of the process underlying its opinion. Moreover, the summary set forth above does not purport to be a complete description of the analyses performed by CS First Boston. CS First Boston's opinion is addressed to the GMIS Board and should not be viewed as a recommendation as to how any GMIS stockholder should vote. The analyses performed by CS First Boston are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect actual market valuations or trading ranges, which may vary significantly from amounts set forth above. Actual trading values will depend on several factors, including events affecting the sectors of the healthcare information services industry in which GMIS and HBOC compete, general economic, market and interest rate conditions, and other factors that generally influence the price of securities. With respect to the comparable company trading analysis and comparable acquisition analysis summarized above, no company utilized as a comparison is identical to GMIS or HBOC and such analyses necessarily involve complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or trading value of the companies analyzed. In performing its analyses, CS First Boston made numerous assumptions regarding industry performance, general business and economic conditions, and other matters, many of which are beyond the control of GMIS. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analysis. CS First Boston's opinion was only one of many factors taken into consideration by the GMIS Board.

    GMIS and CS First Boston have entered into an agreement relating to the services to be provided by CS First Boston in connection with the Merger. GMIS has agreed to pay CS First Boston a fee equal to 1.3125% of the aggregate consideration in connection with the Merger (or other similar transaction), not to exceed $3,350,000. In addition, since December 1, 1995, CS First Boston has been receiving a financial advisory fee of $100,000, payable in 12 equal monthly installments, which will be fully creditable against the fee described above. GMIS has also agreed to reimburse CS First Boston for its out-of-pocket expenses, including the fees and expenses of its legal counsel and any other advisor retained by CS First Boston, and to indemnify CS First Boston and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including certain liabilities under the federal securities laws. CS First Boston has agreed to pay to Invemed approximately one-half of the fee to be paid to CS First Boston by GMIS. Mr. Kenneth G. Langone, a director of GMIS, is Chairman of the Board, Chief Executive Officer and President of Invemed.

    CS First Boston and Invemed are internationally recognized investment banking firms regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. In the ordinary course of business, the Financial Advisors and their affiliates may actively trade the debt and equity securities of both GMIS and HBOC for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. The Financial Advisors in the past have provided financial advisory and investment banking services to GMIS unrelated to the Merger, for which services the Financial Advisors have received compensation, and may provide additional services to GMIS in the future. Currently, certain affiliates of Invemed have a long position with respect to 93,846 shares of GMIS Common Stock.

REASONS OF HBOC FOR ENGAGING IN THE MERGER

    The HBOC Board believes that GMIS will give HBOC expertise in the payer data quality and decision support arenas. In addition, the HBOC Board believes that combining the payer-based decision support and clinical episode tools of GMIS with the provider-based decision support products of HBOC will further its business objective of providing healthcare information systems and technology to meet virtually every need of healthcare enterprises.

TERMS OF THE MERGER

    The following summary of the terms and conditions of the Merger Agreement is qualified in its entirety by reference to the full terms of the Merger Agreement, which is attached hereto as Appendix A and is hereby incorporated by reference herein.

    EFFECTIVE TIME. The Merger will become effective when both (i) the Merger Agreement is adopted and approved by the stockholders of GMIS in accordance with the applicable provisions of the DGCL and (ii) the Certificate of Merger is filed with the Secretary of State of Delaware.

    GENERAL EFFECTS OF THE MERGER. At the Effective Time, GMIS will be merged with and into HBOC-GA, which will be the surviving corporation.

    CONVERSION OF SHARES. Each outstanding share of GMIS Common Stock issued and outstanding immediately prior to the Effective Time, will, at the Effective Time, be converted into the right to receive .42 of a share of HBOC Common Stock, provided, however, that:

        (1) if the average closing market price per share (or if there is no sale on any such day, then the average between the closing bid and ask prices on any such day) for shares of HBOC Common Stock during the twenty
    (20) consecutive trading days ending on the third trading day prior to the date of the Meeting as reported by the Nasdaq NM (the "Market Value") is less than $47.62 per share but not less than $40.00 per share, then the number of shares of HBOC Common Stock to be received by the stockholders of GMIS will be a fractional share of HBOC Common Stock determined by dividing $20.00 by the Market Value;

        (2) if the Market Value is less than $40.00 per share, then stockholders of GMIS will receive .50 of a share of HBOC Common Stock for each share of GMIS Common Stock; provided that in such event the GMIS Board will have the right to terminate the Merger prior to Closing pursuant to the Merger Agreement unless HBOC elects, in its sole discretion, to increase the exchange ratio to that fraction that will allow each stockholder of GMIS to receive a fraction of a share of HBOC Common Stock having a Market Value of $20.00 for each share of GMIS Common Stock in which case the GMIS Board will not have the right to terminate the Merger pursuant to the Merger Agreement; and

        (3) if the Market Value is greater than $64.00 per share, then the number of shares of HBOC Common Stock to be received by the stockholders of GMIS shall be decreased so that the stockholders of GMIS will receive a fractional share of HBOC Common Stock determined by dividing $26.88 by the Market Value (whichever basis is applicable being referred to as the "Exchange Ratio").

    FRACTIONAL SHARES. No certificates or scrip representing fractional shares of HBOC Common Stock shall be issued pursuant to the Merger, but in lieu thereof, any holder of GMIS Common Stock shall be entitled to receive a cash payment therefor, without interest, at a pro rata amount based on the Market Value.

    STOCK PLANS. Options to purchase shares of GMIS Common Stock outstanding at the Effective Time of the Merger will be assumed by HBOC, by which assumption the optionee will have the right to purchase the number of shares (rounded down to the nearest whole share) of HBOC Common Stock into which the number of shares of GMIS Common Stock the optionee was entitled to purchase under the existing option would have been converted pursuant to the terms of the Merger. The aggregate price for the total number of shares of HBOC Common Stock issuable pursuant to an option will be the aggregate price at which the option was exercisable for the total number of shares of GMIS Common Stock issuable thereunder reduced (as necessary for rounding down) to that price that will buy the number of whole shares of HBOC Common Stock issuable thereunder and the purchase price per share of HBOC Common Stock shall be such aggregate price divided by the total number of shares of HBOC Common Stock issuable thereunder. No other terms of the options will be modified.

    In addition, GMIS will amend the GMIS Stock Purchase Plan to provide that the current offering period shall terminate on the date prior to the Closing Date, in the event the Closing Date occurs prior to December 31, 1996 and, in such event, that all outstanding purchase rights granted under the GMIS Stock Purchase Plan shall be exercised on the day prior to the Closing Date. As a result of such amendment, upon the consummation of the Merger, each participant in the GMIS Stock Purchase Plan on the day prior to the Closing Date will receive (i) the number of shares of HBOC Common Stock into which the shares of GMIS Common Stock issuable to such participant under the GMIS Stock Purchase Plan would have been converted and (ii) cash in lieu of any fractional shares of HBOC Common Stock, together with a cash refund of any excess of the amount collected during the offering period, over the amount of the purchase price of the GMIS Common Stock that otherwise would be issuable to such participant. GMIS will further amend the GMIS Stock Purchase Plan to provide that no purchase rights shall be granted after December 31, 1996.

    EXCHANGE OF CERTIFICATES. HBOC has designated SunTrust Bank, Atlanta, as Exchange Agent in connection with the Merger. At the Effective Time, HBOC shall provide the Exchange Agent with a sufficient number of shares of HBOC Common Stock and cash to make payment for shares of GMIS Common Stock converted by reason of the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of GMIS Common Stock (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange and/or payment therefor.

    Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of HBOC Common Stock equal to the product of the number of shares of GMIS Common Stock represented by the Certificate multiplied by the Exchange Ratio and cash in lieu of any fractional share interest (the "Merger Consideration"), and such Certificate shall forthwith be cancelled. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of HBOC or HBOC-GA that such tax has been paid or is not applicable. Until surrendered, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof.

    Notwithstanding the foregoing, neither HBOC nor HBOC-GA shall be liable to any holder of Certificates formerly representing shares of GMIS Common Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    PAYMENT OF DIVIDENDS. No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of HBOC Common Stock at any time subsequent to the Effective Time shall be paid or delivered to the holder of any Certificate unless and until such Certificate is surrendered to the Exchange Agent. However, subject to any applicable escheat laws, upon such surrender, there shall be paid or delivered to the holder of record of the certificate or certificates for HBOC Common Stock issued and exchanged therefor, the certificates for shares and/or other property resulting from any such dividends, splits, or other distributions, as the case may be, that shall have theretofore become payable or deliverable with respect to HBOC Common Stock subsequent to the Effective Time, without interest thereon.

    LIMITATIONS ON TRANSFERABILITY OF HBOC COMMON STOCK. Shares of HBOC Common Stock received by certain persons deemed to be "affiliates" of GMIS for purposes of Rule 145 under the Securities Act will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of GMIS receiving HBOC Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. It is a condition to the obligation of HBOC to consummate the Merger that HBOC shall have received from each affiliate of GMIS a letter agreement confirming that such person will not sell or otherwise dispose of the shares of HBOC Common Stock received by such person as a result of the Merger other than in compliance with Rule 145 or pursuant to an effective registration statement or pursuant to any other available exemptions from the registration requirements of the Securities Act. In general, directors, officers and substantial beneficial owners of a corporation's securities may be deemed to be "affiliates" of a corporation. In addition, GMIS affiliates are subject to certain restrictions on transfer of both GMIS Common Stock and HBOC Common Stock prior to and following the Effective Time of the Merger to support pooling of interests accounting treatment of the transaction.

    CONDITIONS, WAIVER. The obligations of HBOC and HBOC-GA, on the one hand, and of GMIS, on the other hand, to consummate the Merger are contingent upon and subject to the satisfaction or waiver of the following conditions: (i) the absence of certain legal or regulatory proceedings with respect to the Merger;
(ii) the expiration or termination of the waiting period under the HSR Act;
(iii) the approval of the Merger and the Merger Agreement by holders of the requisite number of shares of GMIS Common Stock; (iv) the Registration Statement shall have been declared effective and no stop order shall have been issued with respect hereto and shares of HBOC Common Stock being issued in the Merger shall have been registered or shall be exempt from registration under all applicable blue sky laws; (v) the HBOC Common Stock issuable in the Merger shall have been listed or approved for listing upon notice of issuance by the Nasdaq NM; and
(vi) receipt of a fairness opinion of CS First Boston.

    The obligations of HBOC and HBOC-GA to consummate the Merger are contingent upon and subject to the satisfaction or waiver of the following additional conditions: (i) the representations and warranties of GMIS shall remain true and correct at and as of the Closing Date other than breaches of such representations which cumulatively do not or could not reasonably be expected to constitute a material adverse effect on the businesses, properties, rights, financial condition or results of or operations (a "Material Adverse Effect") of GMIS; (ii) the performance of all covenants, agreements and conditions by GMIS as provided in the Merger Agreement; (iii) there shall have been no change in the business, properties, rights or operations of GMIS which constitutes a Material Adverse Effect; (iv) receipt of a certificate of the President of GMIS regarding certain matters, including those listed in (i) through (iii) above;
(v) receipt of certain legal opinions, including an opinion of Jones, Day, Reavis & Pogue to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code; (vi) receipt of letters from affiliates of GMIS regarding compliance with Rule 145 and certain pooling of interests requirements; (vii) delivery of certain additional certificates and documents by GMIS, including consents of third parties; (viii) receipt of letters from Ernst & Young LLP and Arthur Andersen LLP advising that the Merger may be accounted for as a pooling of interests; (ix) receipt of letters from Ernst & Young LLP regarding information about GMIS included in the Registration Statement; (x) receipt of non-competition agreements from certain key employees of GMIS; and
(xi) the absence of any fees or expenses payable to any investment banking firm or similar entity that will be incurred by GMIS in connection with the Merger, except fees and expenses of CS First Boston and Invemed not to exceed $3,350,000.

    The obligation of GMIS to consummate the Merger is contingent upon, and subject to the satisfaction or waiver of, the following additional conditions:
(i) the representations and warranties of HBOC and HBOC-GA shall remain true and correct in all material respects at and as of the Closing Date; (ii) the performance of all covenants, agreements and conditions by HBOC and HBOC-GA as provided in the Merger Agreement; (iii) receipt of a certificate of the President of each of HBOC and HBOC-GA regarding the matters in (i) and (ii) above; and (iv) receipt of certain legal opinions, including an opinion from Fulbright & Jaworski to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code.

    HART-SCOTT-RODINO. The Merger is subject to the requirements of the HSR Act, which provides that certain transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. HBOC and GMIS filed the required information with the Antitrust Division and the FTC on October 2, 1996 and were notified that the waiting period was terminated October 15, 1996. Satisfaction of the waiting period requirement does not preclude the Antitrust Division, the FTC or any other party from challenging or seeking to delay or enjoin the Merger on antitrust or other grounds.

    NO SOLICITATION. GMIS has agreed that prior to the Effective Time of the Merger or earlier termination of the Merger Agreement, GMIS shall not, directly or indirectly, solicit, initiate, endorse or enter into any agreement with respect to, or take any other action specifically to facilitate, any inquiries or the making of any proposal or offer for any tender or exchange offer, proposal for a merger, share exchange or other business combination involving GMIS or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in GMIS or a substantial portion of the assets of GMIS or any of its subsidiaries with any person or entity; provided, however, that the GMIS Board may furnish information to or enter into discussions or negotiations with any unsolicited person or entity if, and only to the extent that, the GMIS Board determines in good faith, after receiving advice from its outside counsel, that such action would be required under applicable law in the exercise of its fiduciary duties. GMIS has agreed to advise HBOC-GA of any such proposals or any such inquiries or discussions with respect thereto.

    TERMINATION. The Merger may be terminated at any time prior to the Effective Time of the Merger by: (i) mutual consent of the HBOC Board and the GMIS Board, notwithstanding the prior approval of the GMIS stockholders; (ii) the HBOC Board, in the event of material condemnation, destruction, loss or damage to the business or assets of GMIS; (iii) the respective Boards of Directors of HBOC-GA or GMIS, after January 31, 1997 if the other party fails to fulfill any of its conditions, unless fulfillment has been frustrated or made impossible by the party seeking termination; (iv) the GMIS Board, if, in the good faith exercise of its fiduciary duties to the stockholders of GMIS in the context of a proposal to acquire GMIS by another party, the GMIS Board decides that such termination is required; and (v) the GMIS Board, if the Market Value of HBOC Common Stock is less than $40.00 per share unless the HBOC Board elects to increase the Exchange Ratio to that fraction that will allow each GMIS stockholder to receive a fraction of a share of HBOC Common Stock having a Market Value of $20.00 for each share of GMIS Common Stock.

    If the Merger is terminated by GMIS in accordance with (iv) above, or by HBOC, HBOC-GA or GMIS because the Merger Agreement was not approved by holders of the requisite number of shares of GMIS Common Stock, GMIS will be obligated to pay (i) all reasonable costs and expenses of HBOC and HBOC-GA incurred in connection with the negotiation and performance of the Merger Agreement including, without limitation, fees and expenses of counsel, fees and expenses of independent public accountants, printing expenses and registration fees and
(ii) to HBOC a fee in the amount of $7,000,000.

ACCOUNTING TREATMENT

    Prior to the consummation of the Merger, the parties to the Merger Agreement shall have received letters, dated as of the date hereof and as of the Closing Date, from Ernst & Young LLP and Arthur Andersen LLP regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary, based upon current law, is a general discussion of the principal federal income tax consequences of the Merger, assuming the Merger is consummated as contemplated herein.

This summary is based upon the Code, applicable regulations promulgated under the Code by the Treasury Department ("Treasury Regulations") and administrative rulings and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary applies to holders of GMIS Common Stock who hold their shares of GMIS Common Stock as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of GMIS Common Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, and holders who acquired GMIS Common Stock pursuant to the exercise of options or otherwise as compensation), and it does not discuss any aspect of state, local, foreign or other tax laws. Consequently, each holder of GMIS Common Stock should consult its own tax advisor as to the specific tax consequences of the Merger to that stockholder.

    As of the date of this Proxy Statement/Prospectus, Fulbright & Jaworski has advised GMIS that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code, (ii) no gain or loss will be recognized by GMIS as the result of the consummation of the Merger, and (iii) no gain or loss will be recognized by a GMIS stockholder upon the exchange of the shares of GMIS Common Stock for shares of HBOC Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in HBOC Common Stock.

    As of the date of this Proxy Statement/Prospectus, Jones, Day, Reavis & Pogue has advised HBOC and HBOC-GA that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code and (ii) no gain or loss will be recognized by either HBOC, HBOC-GA or GMIS as the result of the consummation of the Merger.

    The opinions of Fulbright & Jaworski and Jones, Day, Reavis & Pogue referred to herein are based upon certain representations and warranties of HBOC, HBOC-GA and GMIS that are customarily made in connection with such opinions. In addition, consummation of the Merger is conditioned upon the non-withdrawal or material modification of the opinions described above as of the Closing Date. No ruling, however, has been requested from the Internal Revenue Service in connection with the Merger, and the opinions referred to above would neither be binding upon the Internal Revenue Service nor preclude it from adopting a contrary position.

    Provided that the Merger constitutes a tax-free reorganization, the aggregate adjusted tax basis of the HBOC Common Stock received (including any fractional share interests deemed received) by a stockholder of GMIS as a result of the Merger will be the same as the aggregate adjusted tax basis of the shares of GMIS Common Stock surrendered in exchange therefor. The holding period of the HBOC Common Stock received (including any fractional share interests deemed received) by a stockholder of GMIS as a result of the Merger will include the holding period of the shares of GMIS Common Stock surrendered in exchange therefor. Any cash that a stockholder of GMIS receives in lieu of a fractional interest in HBOC Common Stock will be treated as if the fractional share were distributed in the Merger and then redeemed, resulting in gain or loss upon receipt of such cash taxed as provided in Section 302 of the Code.

    To prevent "backup withholding" of federal income tax on any payments of cash to a GMIS stockholder in the Merger, a GMIS stockholder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such holder's correct taxpayer identification number ("TIN") on a substitute Form W-9 and certify under penalties of perjury that such number is correct and that such holder is not subject to backup withholding. The exceptions provide that certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (I.E., Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. A Substitute Form W-9 will be provided to each GMIS stockholder in the letter of transmittal to be mailed to each holder after the Effective Time. If the correct TIN and certifications are not provided, a $50.00 penalty may be imposed on a GMIS stockholder by the Internal Revenue Service, and any cash received by such stockholder may be subject to backup withholding at a rate of 31%.

    THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS OF GMIS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

NO APPRAISAL RIGHTS

    Because GMIS Common Stock is a Nasdaq NM security, the holders of shares of GMIS Common Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger.

             INTERESTS OF CERTAIN PERSONS IN EACH OF HBOC AND GMIS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HBOC

    The following table sets forth, as of September 30, 1996, unless otherwise indicated, certain information with respect to all stockholders known to HBOC to beneficially own more than five percent of the HBOC Common Stock, and information with respect to HBOC Common Stock beneficially owned by each director of HBOC, the Chief Executive Officer of HBOC and HBOC's other executive officers who were the most highly compensated for the year ended December 31, 1995 and who continued to be employed by HBOC on September 30, 1996, and all directors and executive officers of HBOC as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to HBOC Common Stock owned by them.

                                                                             AMOUNT AND NATURE
                                                                               OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                             OWNERSHIP          PERCENT OF CLASS
-------------------------------------------------------------------------  ----------------------  ------------------
American Express Financial Corporation ..................................         5,035,614 (1)             5.8%
  IDS Tower 10
  Minneapolis, Minnesota 55440
FMR Corp. ...............................................................         5,166,500 (2)             6.0%
  82 Devonshire Street
  Boston, Massachusetts 02109
Putnam Investments, Inc. ................................................         5,196,136 (3)             6.0%
  One Post Office Square
  Boston, Massachusetts 02109
Alfred C. Eckert III.....................................................            30,000 (4)            *
Holcombe T. Green, Jr....................................................         1,238,860 (5)             1.4%
Philip A. Incarnati......................................................            35,000 (4)            *
Alton F. Irby III........................................................            30,000 (4)            *
Gerald E. Mayo...........................................................            82,000 (4)            *
Charles W. McCall........................................................         1,476,120 (6)             1.7%
James V. Napier..........................................................            67,088 (7)            *
Charles E. Thoele........................................................            22,000 (8)            *
Donald C. Wegmiller......................................................            15,000 (4)            *
Jay P. Gilbertson........................................................            25,098 (9)            *
Albert J. Bergonzi.......................................................            50,372(10)            *
Russell G. Overton.......................................................               10,198             *
All Directors and Executive Officers as a Group (12 persons).............            3,081,736              3.6%

------------------------

*   Less than 1%

(1) According to the joint Schedule 13G as of December 31, 1995, of American Express Company ("AEC") and American Express Financial Corporation ("AEFC"), each of AEC and AEFC has shared voting power with respect to 2,123,814 shares and has shared dispositive power with respect to 5,035,614 shares. Neither has sole voting nor sole dispositive power with respect to such shares. AEC, the parent holding company of AEFC, disclaims beneficial ownership of all such shares.

(2) According to the Schedule 13G as of December 31, 1995, of FMR Corp. ("FMR"), FMR has sole dispositive power with respect to all of such shares and sole voting power with respect to 499,700 shares.

(3) According to the joint Schedule 13G as of December 31, 1995, of Putnam Investments, Inc. ("PI"), its parent, Marsh & McLennan Companies, Inc. and PI's subsidiaries, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"), PAC has shared voting and shared dispositive power with respect to 4,419,136 of such shares and PI has shared voting and shared dispositive power with respect to 535,300 and 5,196,136 of such shares.

(4) Represents shares that may be acquired through the exercise of presently exercisable stock options.

(5) Includes 440,000 shares that Mr. Green may acquire through the exercise of presently exercisable stock options; 11,460 shares held in an IRA for the benefit of Mr. Green; 663,300 shares held by a limited partnership of which Mr. Green's wife is a general partner and with respect to which beneficial ownership is disclaimed, except to the extent of his pecuniary interest therein; and 124,100 shares held by HTG Corp. which is wholly owned by Mr. Green.

(6) Includes 845,322 shares that may be acquired through the exercise of presently exercisable stock options.

(7) Includes 600 shares owned by Mr. Napier's daughter and 40,000 shares that may be acquired through the exercise of presently exercisable stock options.

(8) Includes 20,000 shares that may be acquired through the exercise of presently exercisable stock options.

(9) Includes 16,000 shares that may be acquired through the exercise of presently exercisable stock options.

(10) Includes 48,400 shares that may be acquired through the exercise of presently exercisable stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GMIS

    The following table sets forth, as of September 30, 1996, unless otherwise indicated, certain information with respect to all stockholders known to GMIS to beneficially own more than five percent of the GMIS Common Stock, and information with respect to GMIS Common Stock beneficially owned by each director of GMIS, the Chief Executive Officer of GMIS and GMIS's four other most highly compensated executive officers for the year ended December 31, 1995, and all directors and executive officers of GMIS as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to GMIS Common Stock owned by them.

                                                                            AMOUNT AND NATURE
                                                                              OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                           OWNERSHIP(1)        PERCENT OF SHARES
-----------------------------------------------------------------------  ------------------------  ------------------
Thomas R. Owens........................................................           449,947                   5.3%
Walter Channing, Jr....................................................           120,018                   1.4%
Alan B. Miller.........................................................            70,097                  *
Kenneth G. Langone.....................................................            90,000                   1.1%
Robert Becker, M.D.....................................................            46,750                  *
John F. Kenny..........................................................            37,200                  *
Eugene L. Step.........................................................             9,000                  *
John T. Kelly, M.D.....................................................           108,763                   1.3%
Joseph H. Keogh........................................................             9,000                  *
Mark A. Travaglini.....................................................             5,894                  *
Brad G. Mousseau.......................................................             7,500                  *
All Directors and Executive Officers as a Group (16 persons)...........         1,238,013                  14.7%

------------------------

*   Less than 1%

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

INTERESTS OF CERTAIN GMIS PERSONS IN MATTERS TO BE ACTED UPON

    In considering the Merger, holders of GMIS Common Stock should be aware that the directors and certain executive officers of GMIS have interests in the Merger in addition to their interests as stockholders of GMIS generally, as described below.

    HBOC and HBOC-GA have entered into a letter agreement, dated as of September 23, 1996, with Thomas R. Owens and Thomas L. Simpson, which provides that if the employment of Mr. Owens is terminated without cause by HBOC-GA within five years subsequent to the Merger, then HBOC-GA will pay Mr. Owens severance of $275,000 per annum for the remainder of such five-year period and if the employment of Mr. Simpson is so terminated within 18 months of the Merger, then HBOC-GA will pay Mr. Simpson severance of $250,000 per annum for the remainder of such 18-month period, subject, in each case, to compliance with certain agreements relating to non-competition.

    HBOC-GA has agreed that subsequent to the Closing Date, it will provide to the directors and officers of GMIS indemnification in accordance with the current provisions of the Certificate of Incorporation and Bylaws of GMIS with respect to matters occurring prior to the Effective Time, including, without limitation, the Merger Agreement and the transactions contemplated thereby, for a period of six years from the Effective Time or until any known matters are resolved. See "Comparison of Rights of Holders of Shares of Each of HBOC Common Stock and GMIS Common Stock--Liability and Indemnification of Officers and Directors."

    Pursuant to certain arrangements, Thomas R. Owens, John T. Kelly, M.D., Thomas L. Simpson, Carin J. Carlson and Brian P. Wells, each an officer of GMIS, and certain former officers (each individually an "Officer," and collectively the "Officers") purchased shares of GMIS Common Stock for investment purposes in open market transactions beginning September 19, 1994. The purchases were made with funds available under non-revolving lines of credit from CoreStates Bank (each individually a "Stock Loan," and collectively the "Stock Loans"), which are due June 30, 1997. As of September 23, 1996, the date of the Merger Agreement, the aggregate outstanding balance under the Stock Loans was $9,998,554. The Stock Loans bear interest, at the discretion of the Officer as of the date the Officer receives an advance, at either (i) 1.75% over the London Interbank Offer Rate for deposits in United States Dollars or (ii) the floating annual rate of interest designated from time to time by CoreStates Bank as the National Commercial Rate. Pursuant to letter agreements (the "Letter Agreements") between GMIS and each Officer, if an Officer proposes to sell shares to pay interest on or principal of his Stock Loan, and if a sale of shares is not at such time permitted under Section 16(b) of the Exchange Act at the time interest or principal of his Stock Loan is due, GMIS will advance funds necessary to pay interest until such time as such sale may be permitted under
Section 16(b) of the Exchange Act. Decisions regarding the voting and disposition of GMIS Common Stock held by each Officer are made independently by such Officer. GMIS has guaranteed the Stock Loans pursuant to an agreement with CoreStates Bank (the "Suretyship Agreement").

    Pursuant to the Suretyship Agreement, GMIS is also acting as surety under a loan made by CoreStates Bank in favor of John T. Kelly, M.D. (the "Mortgage Loan"). As of September 23, 1996, the date of the Merger Agreement, the outstanding balance under the Mortgage Loan was $975,000. The Mortgage Loan bears interest at the floating annual rate of interest designated from time to time by CoreStates Bank as the National Commercial Rate. GMIS had agreed to act as surety for the Mortgage Loan under the Suretyship Agreement until June 30, 1997.

    Pursuant to the Merger Agreement, GMIS has agreed to use its best efforts to enter into an amendment to the Suretyship Agreement whereby (i) GMIS will be under no obligation to guarantee any of the Stock Loans or the Mortgage Loan in excess of the amounts outstanding on the date of the Merger Agreement for each such loan (except to the extent of interest on amounts outstanding as of such date),

(ii) CoreStates Bank will confirm that the underlying loans in respect of the Suretyship Agreement will mature no later than June 30, 1997, and (iii) no extension of such loans may be made without the written consent of HBOC-GA. In addition, GMIS has agreed to use its best efforts to obtain the certificates representing all shares of GMIS Common Stock owned by the officers for whose benefit GMIS entered into the Suretyship Agreement together with stock powers or pledge or other security agreements to secure the guarantee under the Suretyship Agreement. The obtaining of such amendments and stock pledges and related instruments is a condition precedent under the Merger Agreement to the obligation of HBOC and HBOC-GA to close the transaction contemplated thereunder.

    Kenneth G. Langone, a director of GMIS, is Chairman of the Board, Chief Executive Officer and President of Invemed. Invemed receives only standard commissions in connection with purchases under the above program. Invemed will receive a fee of approximately one-half of $3,350,000 from CS First Boston in connection with the Merger. See "The Merger Proposal--Opinion of Financial Advisor of GMIS."

              COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF EACH OF
                    HBOC COMMON STOCK AND GMIS COMMON STOCK

INTRODUCTION

    HBOC and GMIS are each incorporated under the laws of the State of Delaware. The holders of shares of GMIS Common Stock, whose rights as stockholders are currently governed by Delaware law, the Amended and Restated Certificate of Incorporation, as amended, of GMIS (the "GMIS Charter"), and the Second Amended and Restated By-laws of GMIS (the "GMIS Bylaws"), will, upon the exchange of their shares pursuant to the Merger, become holders of shares of HBOC Common Stock, and their rights as such will be governed by Delaware law, the HBOC Certificate of Incorporation, as amended (the "HBOC Charter"), and the Amended and Restated Bylaws of HBOC (the "HBOC Bylaws"). The material differences between the rights of holders of shares of GMIS Common Stock and of the rights of holders of shares of HBOC Common Stock result from differences in their governing corporate documents and are summarized below.

    The following summary does not purport to be a complete statement of the rights of holders of shares of HBOC Common Stock under applicable Delaware law, the HBOC Charter and HBOC Bylaws or a comprehensive comparison with the rights of the holders of shares of GMIS Common Stock under applicable Delaware law, the GMIS Charter and GMIS Bylaws, or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the DGCL and the governing corporate documents of HBOC and GMIS, to which holders of shares of GMIS Common Stock are referred. See "Incorporation of Certain Information by Reference."

AUTHORIZED CAPITAL STOCK

    The DGCL requires that a corporation's certificate of incorporation set forth the total number of shares of all classes of stock which the corporation has authority to issue and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. The HBOC Charter provides that HBOC has authority to issue (i) 250,000,000 shares of HBOC Common Stock and (ii) 1,000,000 shares of preferred stock, no par value. The GMIS Charter provides that GMIS has the authority to issue (i) 30,000,000 shares of GMIS Common Stock and (ii) 2,000,000 shares of preferred stock, par value $0.01 per share (the "GMIS Preferred Stock").

BOARD OR STOCKHOLDER APPROVED PREFERRED STOCK

    The DGCL permits a corporation's certificate of incorporation to allow its board of directors to issue, without stockholder approval, one or more series of preferred or preference stock and to designate their rights, preferences, privileges and restrictions. The HBOC Charter grants such power to the HBOC Board of Directors (the "HBOC Board"). The HBOC Board has designated one series of preferred stock, the Series A Junior Participating Preferred Stock. See "Incorporation of Certain Information by Reference." The GMIS Charter also grants such power to the GMIS Board. The GMIS Board has not designated any series of Preferred Stock.

VOTING RIGHTS

    The DGCL states that, unless a corporation's certificate of incorporation or, with respect to clauses (ii) and (iii), the bylaws, specify otherwise, (i) each share of its capital stock is entitled to one vote, (ii) a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a stockholders' meeting, and (iii) in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the action of the stockholders. The holders of shares of HBOC Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders of HBOC. The holders of shares of GMIS Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders of GMIS.

NUMBER OF DIRECTORS

    Under the DGCL, unless a corporation's certificate of incorporation specifies the number of directors, such number shall be fixed by, or in the manner provided in, its bylaws. If a corporation's certificate of incorporation expressly authorizes its board of directors to amend its bylaws, its board of directors may change the authorized number of directors by an amendment to the corporation's bylaws, if fixed therein, or in such manner as is provided therein. If such certificate of incorporation specifies the number of directors, the number of directors can only be changed by amending the certificate of incorporation. The HBOC Bylaws provide that the number of members of the HBOC Board shall be not less than three nor more than fifteen, such number to be established by the HBOC Board or stockholders. The number of directors on the HBOC Board is currently nine (9). The GMIS Bylaws provide that the GMIS Board shall consist of one or more members and the GMIS Charter provides that the number of directors shall be determined by resolution of the GMIS Board. The GMIS Charter provides that the GMIS Board shall be divided into three classes. The number of directors constituting the GMIS Board is currently seven (7).

ELECTION OF BOARD OF DIRECTORS

    The DGCL provides that a corporation's directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the DGCL, a corporation's certificate of incorporation may provide that stockholders of a corporation can elect directors by cumulative voting. Neither the HBOC Charter nor the GMIS Charter provides for cumulative voting.

VOTE ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS

    The DGCL generally requires approval of any merger, consolidation or sale of substantially all the assets of a corporation at a meeting of stockholders by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon. The certificate of incorporation of a Delaware corporation may provide for a greater vote. The HBOC Charter generally requires the affirmative vote of four-fifths of the outstanding HBOC Common Stock to approve certain business combinations, except under certain circumstances. The GMIS Charter does not contain a specific provision relating to business combinations. See "--Anti-Takeover Protection."

SPECIAL MEETINGS OF STOCKHOLDERS

    Under the DGCL, special stockholder meetings of a corporation may be called by its board of directors and by any person or persons authorized to do so by its certificate of incorporation or bylaws. Under the HBOC Charter and Bylaws, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President or by holders of four-fifths of the outstanding shares of HBOC Common Stock and shall be called by the Chairman of the Board or President at the request in writing of three-fourths of the directors of HBOC. Such requests shall state the purpose or purposes of the proposed meeting. The GMIS Bylaws provide that, unless otherwise prescribed by law or the GMIS Charter, special meetings of stockholders may be called for any purpose by the GMIS Board, the Chairman of the GMIS Board or the Chief Executive Officer, and shall be called by the Chief Executive Officer or Secretary at the request in writing of stockholders owning at least a 25% interest in the capital stock of GMIS issued and outstanding and entitled to vote. The written notice of a special meeting shall state the purpose or purposes for which the meeting is called.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    Under the DGCL, any action by a corporation's stockholders must be taken at a meeting of such stockholders, unless a consent in writing setting forth the action so taken is signed by the stockholders having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Actions by written consent, however, may not be taken if otherwise provided for in the certificate of incorporation. The HBOC Charter expressly prohibits written consents by stockholders. The GMIS Charter does not prohibit such written consents.

AMENDMENT OF CERTIFICATE OF INCORPORATION

    The DGCL allows amendment of a corporation's certificate of incorporation if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability, and the stockholders thereafter approve such proposed amendment, either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders' meeting. At any such meeting, the proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote. The holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but not affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment. Under the DGCL, a corporation's certificate of incorporation also may require, for action by the board or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by the DGCL and the provision of the certificate of incorporation requiring such greater vote cannot be altered, amended or repealed except by such greater vote. The HBOC Charter contains no provisions requiring a vote greater than that specified in the DGCL to amend the HBOC Charter, except for those provisions relating to business combinations. See "--Anti-Takeover Protection." The GMIS Charter contains no provision requiring a vote greater than that specified in the DGCL to amend the GMIS Charter, except for those provisions relating to the number and classification of GMIS directors, amendment of the GMIS Bylaws, voting for GMIS directors and the provisions requiring such greater votes. See "--Anti-Takeover Protection."

AMENDMENT OF BYLAWS

    Under the DGCL, the power to adopt, amend or repeal a corporation's bylaws resides with the stockholders entitled to vote thereon, and with the directors of such corporation if such power is conferred upon the board of directors by the certificate of incorporation. The HBOC Charter authorizes the HBOC Board to make, alter or repeal the HBOC Bylaws. The GMIS Charter also authorizes the GMIS Board to make, alter and repeal the GMIS Bylaws.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying or approving a stock repurchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Both the HBOC Charter and the GMIS Charter provide for elimination of personal liability, subject to the statutory exceptions.

    Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Both the HBOC Bylaws and the GMIS Bylaws provide to directors and officers of HBOC and GMIS indemnification to the fullest extent provided by law. Additionally, Article IX of the HBOC Bylaws and
Article XI of the GMIS Bylaws provide that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is a director, officer, employee or agent may be paid in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by HBOC or GMIS, as the case may be, as authorized by relevant Delaware law.

PAYMENT OF DIVIDENDS

    The DGCL permits the payment of dividends and the redemption of shares out of a corporation's surplus. Under the DGCL, if a dividend is paid out of capital surplus, stockholders need not be so notified, and the dividends may in certain cases also be paid out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year. Neither the HBOC Charter nor the GMIS Charter has any provisions limiting the payment of dividends.

ANTI-TAKEOVER PROTECTION

    Under the DGCL, a merger or consolidation generally must be approved by the affirmative vote of the holders of a majority of all of the outstanding shares of stock entitled to vote thereon. However, no stockholder approval is required if the acquiring corporation owns 90% or more of the outstanding shares of the acquired corporation.

    In addition to the DGCL's general requirements, Section 203 of the DGCL, "Business Combinations with Interested Stockholders," prohibits a corporation that does not opt out of its provisions from entering into certain business combination transactions with "interested stockholders" (generally defined to include persons beneficially owning 15% or more of the corporation's outstanding capital stock) unless certain super-majority votes are obtained. HBOC has opted out of Section 203 in its Bylaws. However, the HBOC Charter places certain restrictions on "Business Combinations" (such as a merger) with "Controlling

Persons" (generally, a person holding more than 10% of the HBOC Common Stock) unless, generally speaking, the Business Combination has been approved by the affirmative vote of the holders of four-fifths of the outstanding HBOC Common Stock not held by the Controlling Person or its related entities or by a majority of directors who were directors prior to the time the Controlling Person became a Controlling Person and who are not affiliated with the Controlling Person. Such provisions do not apply to the Merger. GMIS has not opted out of Section 203 in the GMIS Charter.

APPRAISAL RIGHTS

    Under the DGCL, stockholders of corporations being acquired pursuant to a merger have the right to serve upon the corporation a written demand for appraisal of their shares when the stockholders receive any form of consideration for their shares other than (a) shares of the surviving corporation, (b) shares of any other corporation (i) listed on a national securities exchange, (ii) designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (iii) held of record by more than 2,000 stockholders or (c) cash in lieu of fractional shares, or any combination thereof. Stockholders entitled to appraisal rights subsequently receive cash from the corporation equal to the value of their shares as established by judicial appraisal. Corporations may enlarge these statutory rights by including in their certificate of incorporation a provision allowing appraisal rights in any merger in which the corporation is a constituent corporation. Neither the HBOC Charter nor the GMIS Charter contains such a provision.

    Because GMIS Common Stock is a Nasdaq NM security, the holders of shares of GMIS Common Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger.

                                BUSINESS OF HBOC

    HBOC develops integrated patient care, clinical, financial and strategic management software solutions for the healthcare industry. These open systems applications facilitate the integration of clinical, financial and administrative data from a wide range of customer systems and software. HBOC's broad product portfolio can be implemented in a variety of combinations from stand-alone to enterprisewide, enabling customers to add incremental capabilities to existing information systems without making prior capital investments obsolete. HBOC also provides a full complement of network communications technologies, including wireless capabilities, as well as outsourcing services that are offered under contract management agreements whereby its staff manages and operates data centers, information systems, organizations and business offices of healthcare institutions of various sizes and structures.

    HBOC markets its products and services to integrated health delivery networks, hospitals, physicians' offices, home health providers, pharmacies, reference laboratories, managed care providers and payers. At December 31, 1995, HBOC had 2,700 customers of which 2,200 were United States community hospitals. There were a total of 5,300 community hospitals in the United States at December 31, 1995. HBOC also sells its products and services internationally through subsidiaries and/or distribution agreements in the United Kingdom, Canada, Ireland, Saudi Arabia, Australia, Puerto Rico and New Zealand.

    As of December 31, 1995, HBOC's customers included 897 active users of patient care systems, 986 active users of clinical/departmental systems, 1,298 active users of financial systems, 755 active users of decision support systems and 68 active users of enterprise information systems. In addition, HBOC had 183 networking technology customers and 15 outsourcing services sites.

    As of December 31, 1995, HBOC had 3,363 employees worldwide.

                                BUSINESS OF GMIS

    GMIS builds and licenses data quality tools and medical decision support products that transform diverse data into useful information. This information, and the clinical and business analyses that flow from it, is needed by healthcare organizations to succeed in their dynamic, highly complex environment. By combining clinical expertise and information technology, GMIS creates tools for monitoring, evaluating and enhancing the management of healthcare delivery. GMIS's products are designed to increase the efficiency with which its customers manage costs and the appropriateness, quality and efficiency of the delivery of medical care. Each of GMIS's products is designed to address a specific aspect of healthcare management. When integrated as building blocks, they are intended to provide a comprehensive medical management system.

    GMIS's core technologies are integrated into product offerings that break down into two principal product lines: data quality tools and decision support products. The data quality tool product line is designed to generate substantial savings by reducing unnecessary payment to healthcare providers and by decreasing overall administrative costs. The decision support products are designed to optimize information management, enhance data analysis and identify key actions and intervention points that will improve financial and clinical outcomes.

    GMIS's traditional markets are accident and health insurance companies, Blue Cross and Blue Shield plans, managed care organizations, such as health maintenance organizations and preferred provider organizations, and third-party administrators. Large government payers, such as Medicare and Medicaid, are also markets that GMIS's products currently serve. GMIS is continually in development of new modules in both product lines. In addition, GMIS is continuing development to adapt all of its products for use by new classes of customers including providers of care and pharmaceutical companies.

    As of December 31, 1995, GMIS had 222 employees, including approximately 212 full-time and 10 part-time employees.

                             STOCKHOLDER PROPOSALS

    If the Merger is not consummated, proposals of stockholders intended to be presented at GMIS's 1997 annual meeting of stockholders must be received by GMIS by November 19, 1996 for inclusion in GMIS's proxy materials relating to such meeting. In the event the Merger is consummated, there will not be a 1997 annual meeting of stockholders of GMIS.

                                 OTHER MATTERS

    The management of GMIS knows of no other matters that may come before the Meeting. However, if matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named on the enclosed form of proxy to vote such proxy in accordance with their best judgment.

                             CERTAIN LEGAL MATTERS

    The validity of the shares of HBOC Common Stock offered hereby will be passed upon for HBOC by Jones, Day, Reavis & Pogue, Atlanta, Georgia. Certain tax matters in connection with the Merger have been passed upon for GMIS by Fulbright & Jaworski L.L.P., New York, New York.

                                    EXPERTS

    The audited financial statements and schedule of HBOC incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement of which this Proxy Statement/Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Arthur

Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    With respect to the unaudited interim financial information of HBOC for the quarters ended March 31, and June 30, 1995 and 1996, which are incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedure applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act, for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

    The consolidated financial statements of GMIS Inc. incorporated by reference in GMIS Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, which is referred to and made a part of this Proxy Statement/Prospectus and the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of HSG at December 31, 1993 and 1994, and for each of the three years in the period ended December 31, 1994 incorporated herein and in the Registration Statement of which this Proxy Statement/Prospectus is a part have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, and are incorporated herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A

                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER, made this 23rd day of September, 1996, by and among HBO & COMPANY, a Delaware corporation ("Parent"); HBO & COMPANY OF GEORGIA, a Delaware corporation (hereinafter referred to as "Purchaser"); and GMIS INC., a Delaware corporation (hereinafter referred to as the "Acquired Company");

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of the Acquired Company, Parent and Purchaser deem it advisable and in the best interests of their respective stockholders that Purchaser acquire the Acquired Company, and, on or prior to the date hereof, such Boards of Directors have approved the acquisition of the Acquired Company upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

I.  DEFINITIONS.

    As used herein, the following terms shall have the following meanings unless the context otherwise requires:

    1.1  "Acquired Company" shall mean GMIS INC., a Delaware corporation.

    1.2  "Acquired Company Information" shall have the meaning set forth in
Section 2.3.1.

    1.3 "Acquired Company Reports" shall have the meaning set forth in Section 3.21.

    1.4 "Acquired Company Software" shall have the meaning set forth in Section 3.14.2(iii).

    1.5 "Acquired Company Stock" shall mean the common stock, $.01 par value per share, of the Acquired Company.

    1.6  "Agreement" shall mean this Agreement of Merger.

    1.7  "Assumed Option" shall have the meaning set forth in Section 2.1.7.

    1.8  "Benefit Plans" shall have the meaning set forth in Section 3.16.

    1.9  "Certificate of Merger" shall have the meaning set forth in Section
2.1.2.

    1.10 "Certificates" shall have the meaning set forth in Section 2.2.2 hereof.

    1.11  "Closing" shall have the meaning set forth in Section 2.1.9 hereof.

    1.12 "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 8.1 hereof.

    1.13 "Consulting Agreement" shall mean the Consulting Agreement referred to in Section 7.6.

    1.14 "Covenants Not to Compete" shall mean the Covenants Not to Compete referred to in Section 6.11.

    1.15  "Customer Contracts" shall have the meaning set forth in Section
3.12.1.

    1.16  "Delaware Code" shall mean the Delaware General Corporation Law.

    1.17  "DOL" shall mean the United States Department of Labor.

    1.18 "Effective Time" shall mean the time the Merger becomes effective, as set forth in Section 2.1.2.

    1.19 "Employee Stock Purchase Plan" shall mean the GMIS Inc. 1995 Employee Stock Purchase Plan.

    1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    1.21 "ERISA Affiliate" shall mean, with respect to a Person, any other Person that is required to be aggregated with such Person under Tax Code Section414(b), (c), (m) and/or (o) at any time prior to the Closing Date.

    1.22  "ERISA Plan" shall have the meaning set forth in Section 3.16.

    1.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    1.24 "Exchange Agent" shall mean the person designated by Purchaser as the Exchange Agent pursuant to Section 2.2.1 hereof.

    1.25 "Exchange Ratio" shall mean the ratio of exchange pursuant to the Merger in respect of each share of Acquired Company Stock constituting a fraction of a share of Parent Stock as determined pursuant to the provisions of
Section 2.1.6.

    1.26  "Existing Option" shall have the meaning set forth in Section 2.1.7.

    1.27  "401(k) Plan" shall mean the GMIS Inc. Retirement Savings Plan.

    1.28 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust and Improvements Act of 1976, as amended.

    1.29  "Hazardous Substance" shall have the meaning set forth in Section
3.18.

    1.30 "Interim 1996 Financial Statements" shall have the meaning set forth in Section 3.5.1.

    1.31  "IRS" shall mean the United States Internal Revenue Service.

    1.32 "Licensed Software" shall have the meaning set forth in Section 3.14.2(ii).

    1.33 "Material Adverse Effect" shall mean a material adverse effect on the businesses, properties, rights, financial condition or results of operations of the corporation in question and its subsidiaries, taken as a whole.

    1.34  "Material Contract" shall have the meaning set forth in Section 3.12.

    1.35 "Merger" shall mean the merger of the Acquired Company with and into Purchaser, as set forth in Section 2.1.1.

    1.36 "Merger Consideration" shall have the meaning set forth in Section 2.1.6(a).

    1.37 "Nasdaq" shall mean the National Association of Securities Dealers Automated Quotation System.

    1.38  "1933 Act" shall mean the Securities Act of 1933, as amended.

    1.39 "Owned Software" shall have the meaning set forth in the first paragraph of Section 3.13.

    1.40 "Parent" shall mean HBO & Company, a Delaware corporation, which is the sole stockholder of Purchaser.

    1.41  "Parent Reports" shall have the meaning set forth in Section 4.5.

    1.42 "Parent Stock" shall mean the common stock, $0.05 par value per share, of Parent.

    1.43 "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

    1.44 "Person" shall include, but is not limited to, an individual, a trust, an estate, a partnership, an association, a company, a corporation, a sole proprietorship, a professional corporation or a professional association.

    1.45 "Purchaser" shall mean HBO & Company of Georgia, a Delaware corporation.

    1.46  "Real Property" shall have the meaning set forth in Section 3.18.

    1.47 "Registration Statement" shall have the meaning set forth in Section 2.3.1.

    1.48  "SEC" shall mean the Securities and Exchange Commission.

    1.49 "Stock Plans" shall mean Gabrieli Medical Information Systems, Inc. 1984 Incentive Stock Option Plan, Gabrieli Medical Information Systems, Inc. 1985 Non-Qualified Common Stock Option Plan, GMIS Inc. 1991 Stock Option Plan, 1993 Directors Stock Option Plan, The GMIS 1995 Stock Option Plan, Non-Qualified Stock Option Agreement dated April 15, 1994 between GMIS Inc. and Josephine K. Kaple and Non-Qualified Stock Option Agreement dated April 15, 1994 between GMIS Inc. and Lawrence Koenig.

    1.50 "Subsidiaries" shall mean the subsidiaries of the Acquired Company, which are GMIS Investment Company, Inc., Medical Intelligence, Inc., Medical Intelligence Review Services, Inc., GMIS Cash Management Company and GMIS Trademark, Inc.

    1.51 "Suretyship Agreement" shall mean the Suretyship Agreement dated as of September 16, 1994 among Meridian Bank, the Acquired Company and the Subsidiaries, as amended through the date hereof.

    1.52  "Surviving Corporation" shall have the meaning set forth in Section
2.1.1 hereof.

    1.53 "Takeover Proposal" shall have the meaning set forth in Section 2.11 hereof.

    1.54  "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.

II.  COVENANTS AND UNDERTAKINGS.

    2.1  TERMS AND APPROVAL OF MERGER.

        2.1.1. TERMS OF THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Code, the Acquired Company shall be merged with and into Purchaser (the "Merger"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof. Following the Merger, Purchaser shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Acquired Company shall cease.

        2.1.2. EFFECTIVE TIME; EFFECTS OF THE MERGER. The Merger shall become effective when both (i) this Agreement shall be adopted and approved by the stockholders of the Acquired Company in accordance with the applicable provisions of the Delaware Code and (ii) a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the Delaware Code is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time"). The Merger shall have the effects set forth in the Delaware Code.

        2.1.3. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Purchaser as in effect immediately preceding the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of Purchaser as in effect immediately preceding the Effective Time shall be the Bylaws of the Surviving Corporation.

        2.1.4. DIRECTORS. The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

        2.1.5. OFFICERS. The officers of Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

        2.1.6. CONVERSION OF SHARES. (a) Subject to Section 2.1.6(g) below, each outstanding share of Acquired Company Stock issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive forty-two hundredths (0.42) of a share of Parent Stock, deliverable to the holder thereof, without interest on the value thereof, upon the surrender of the certificate(s) formerly representing such outstanding share, provided, however, that:

        (i) if the average closing market price per share (or if there is no sale on any such day, then the average between the closing bid and ask prices on any such day) for shares of Parent Stock during the twenty (20) consecutive trading days ending on the third trading day prior to the date of the special meeting of stockholders of the Acquired Company held to approve the Merger, as reported by Nasdaq (the "Market Value"), is less than $47.62 per share but not less than $40.00 per share, then the number of shares of Parent Stock to be received by the stockholders of the Acquired Company will be a fractional share of Parent Stock determined by dividing $20.00 by the Market Value;

       (ii) if the Market Value is less than $40 per share, then the Acquired Company stockholders shall receive one-half (0.50) of a share of Parent Stock for each share of Acquired Company Stock; PROVIDED that in such event the Acquired Company shall have the right to terminate the Merger prior to Closing pursuant to Section 10.1.6 hereof unless Parent elects, in its sole discretion, to increase the exchange ratio to that fraction that will allow each stockholder of the Acquired Company to receive a fraction of a share of Parent Stock having a Market Value of $20.00 for each share of Acquired Company Stock in which case the Acquired Company shall not have the right to terminate the Merger pursuant to Section 10.1.6; and

       (iii) if the Market Value is greater than $64.00 per share, then the number of shares of Parent Stock to be received by the stockholders of the Acquired Company shall be decreased so that the stockholders of the Acquired Company will receive a fractional share of Parent Stock determined by dividing $26.88 by the Market Value.

(The shares of Parent Stock, and any cash in lieu of fractions thereof, receivable by each Acquired Company stockholder as described above and in
Section 2.1.6(d) below, are referred to hereinafter as the "Merger Consideration.")

    (b) Each share of Acquired Company Stock held in the treasury of the Acquired Company, if any, shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist.

    (c) Subject to any applicable escheat laws, until surrendered and exchanged pursuant hereto, each certificate that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock shall be deemed for all corporate purposes of Parent, subject, however, to the other provisions of this
Section 2.1.6, to evidence the ownership of the number of whole shares of Parent Stock into which the shares of Acquired Company Stock represented thereby shall have been converted, and shall be deemed to represent the right to receive the amount of cash in lieu of fractional shares, if any, into which the shares of Acquired Company Stock represented thereby shall have been converted pursuant to subsection (a) of this Section 2.1.6. No interest shall be payable with respect to any cash payment in lieu of fractional shares. No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of Parent Stock at any time subsequent to the Effective Time shall be paid or delivered to the holder of any certificate that at the Effective Time represented Acquired Company Stock unless and until such certificate is surrendered to the Exchange Agent. However, subject to any applicable escheat laws, upon such surrender, there shall be paid or delivered to the holder of record of the certificate or certificates for Parent Stock issued and exchanged therefor, the certificates for shares and/or other property resulting from any such dividends, splits, or other distributions, as the case may be, that shall have theretofore become payable or deliverable with respect to Parent Stock subsequent to the Effective Time. No interest shall be payable with respect to such payment or delivery of any dividends or other distributions upon the surrender of certificates that represented Acquired Company Stock at the Effective Time.

    (d) No certificates or scrip representing fractional shares of Parent Stock shall be issued upon surrender of certificates representing Acquired Company Stock converted pursuant hereto, and no dividend, stock split, or other distribution of Parent shall relate to any such fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, any holder of Acquired Company Stock shall be entitled, upon surrender in accordance herewith of such holder's certificate or certificates representing Acquired Company Stock, to receive a cash payment therefor, without interest, at a PRO RATA amount based on the Market Value. No interest shall accrue with respect to any cash held for the benefit of holders of unsurrendered certificates theretofore representing shares of Acquired Company Stock at the Effective Time.

    (e) All shares of Parent Stock into which shares of the Acquired Company Stock have been converted pursuant to this Section 2.1.6 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be fully paid and nonassessable.

    (f) The stock transfer books of Acquired Company Stock shall be closed at the Effective Time, and thereafter no transfer of any such shares of Acquired Company Stock shall be recorded thereon. In the event a transfer of ownership of shares of Acquired Company Stock is not recorded on the stock transfer books of the Acquired Company, a certificate or certificates representing the number of whole shares of the Parent Stock into which such shares of Acquired Company Stock shall have been converted in connection with the Merger may be issued to the transferee of such shares of Acquired Company Stock if the certificate or certificates representing such shares of Acquired Company Stock is or are surrendered to the Exchange Agent accompanied by all documents deemed necessary by the Exchange Agent to evidence and effect such transfer of ownership of shares of Acquired Company Stock and by the payment of any applicable stock transfer tax with respect to such transfer, subject to compliance with any restrictions or conditions contained herein with respect to the transfer of shares of Acquired Company Stock.

    (g) In the event that Parent at any time or from time to time after the date of this Agreement but prior to the Effective Time effects a subdivision or combination of the outstanding Parent Stock into a greater or lesser number of shares, then and in each such event the Exchange Ratio and the Market Value described in Section 2.1.6(a) shall be increased or decreased proportionately and the other provisions of this Section 2.1.6 shall be construed to give effect thereto.

        2.1.7.  STOCK PLANS.  The Stock Plans shall be treated as follows:

    (a) At the Effective Time, Parent shall assume the Acquired Company's rights and obligations under each of the outstanding options previously granted under the Stock Plans (each such option existing immediately prior to the Effective Time being called an "Existing Option," and each such option so assumed by Parent being called an "Assumed Option"), by which assumption the optionee shall have the right to purchase that number of shares of Parent Stock (rounded down to the nearest whole) into which the number of shares of Acquired Company Stock the optionee was entitled to purchase under the Existing

Option would have been converted pursuant to the terms of the Merger as described in Section 2.1.6 hereof. Each Assumed Option shall constitute a continuation of the Existing Option, substituting Parent for Acquired Company as issuer and employment by Parent, Purchaser or one of their respective subsidiaries for employment by the Acquired Company. The aggregate price for the total number of shares of Parent Stock at which the Assumed Option may be exercised shall be the aggregate price at which the Existing Option was exercisable for the total number of shares of Acquired Company Stock, reduced (as necessary for purposes of rounding down) to the price that will buy the number of whole shares for which the Assumed Option will be exercisable in accordance with this paragraph (a), and the purchase price per share of Parent Stock thereunder shall be such aggregate price divided by the total number of shares of Parent Stock covered thereby. The assumption of the Assumed Options by Parent as provided in this Section 2.1.7 shall not, except as provided herein, provide the holders thereof additional benefits which they did not have immediately prior to the Effective Time or relieve the holders thereof of any obligations or restrictions applicable to the Assumed Options or the shares of Parent Stock obtainable upon exercise of the Assumed Options. EXHIBIT 2.1.7 sets forth all outstanding stock options, stock appreciation rights, phantom stock awards, performance share unit awards, equity participation rights, or similar awards outstanding under the Stock Plans or any other Benefit Plan as of the date hereof.

    (b) The Acquired Company shall amend the Employee Stock Purchase Plan to provide that the current offering period shall terminate on the date prior to the Closing Date, in the event the Closing Date occurs prior to December 31, 1996 and, in such event, that all outstanding purchase rights granted under the Employee Stock Purchase Plan shall be exercised on the day prior to the Closing Date. As a result of such amendment, upon the consummation of the Merger, each participant in the Employee Stock Purchase Plan on the day prior to the Closing Date shall receive (i) the number of shares of Parent Stock into which the shares of Acquired Company Stock issuable to such participant under the Employee Stock Purchase Plan would have been converted and (ii) cash in lieu of any fractional shares of Parent Stock, together with a cash refund of any excess of the amount collected during the offering period, over the amount of the purchase price of the Acquired Company Stock that otherwise would be issuable to such participant. The Acquired Company shall further amend the Employee Stock Purchase Plan to provide that no purchase rights shall be granted after December 31, 1996.

        2.1.8. STOCKHOLDERS' MEETING. The Acquired Company, acting through its Board of Directors, shall:

    (a) promptly furnish a copy of the proxy statement/prospectus included in the Registration Statement to each of its stockholders after the Registration Statement has become effective with the SEC;

    (b) duly call, give notice of, convene and hold a special meeting of its stockholders and submit this Agreement and the transactions contemplated hereby and any related matters, as appropriate, to a vote of the Acquired Company's stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement and any such related matters; and

    (c) use its best efforts, subject to the provisions of Section 2.11, to obtain the necessary approval of the Merger by its stockholders.

        2.1.9. CLOSING; FILING OF CERTIFICATE OF MERGER. Upon the terms and subject to the conditions hereof, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof, the Acquired Company and Purchaser shall execute and file the Certificate of Merger referred to in Section 2.1.2 in the manner required by the Delaware Code, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 2.1.9, a closing (the "Closing") will be held as set forth in Section 8.1 hereof, for the purpose of confirming all of the foregoing.

        2.1.10. TERMINATION OF 401(K) PLAN. Prior to the Closing Date, the Acquired Company shall adopt appropriate resolutions and take any and all further actions necessary to terminate the 401(k) Plan effective as of the date immediately preceding the Closing Date. In addition, participants in the 401(k) Plan shall make no further deferrals with respect to compensation for services performed after such termination date and the Acquired Company shall make no further employer contributions to the 401(k) Plan after such date, other than (i) employee compensation deferrals and (ii) matching contributions with respect to employee deferrals of compensation for services through the termination date. Parent and Purchaser shall take such action that will permit current participants in the 401(k) Plan who are employed by Purchaser to (x) participate in the HBO & Company Profit Sharing and Savings Plan within ten (10) business days after the Closing Date and (y) credit each such participant's years of service under the 401(k) Plan toward vesting in contributions under the HBO & Company Profit Sharing and Savings Plan, up to a maximum of five (5) years.

    2.2  DELIVERY OF MERGER CONSIDERATION.

        2.2.1. EXCHANGE AGENT. Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as exchange agent in connection with the Merger (the "Exchange Agent"). At the Effective Time, Purchaser or Parent shall take all steps necessary to enable and cause Parent or the Surviving Corporation to provide the Exchange Agent with the shares of Parent Stock and cash in respect of fractional shares necessary to deliver the Merger Consideration to each holder of Acquired Company Stock as contemplated by
Section 2.1.6 hereof prior to the time that such deliveries are required to be made by the Exchange Agent as provided in this Section 2.2.

        2.2.2.  SURRENDER OF CERTIFICATES AND DELIVERY OF MERGER
CONSIDERATION. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock (the "Certificates"), a letter of transmittal in customary form (which specifies that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of Acquired Company Stock formerly represented by such Certificate. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed, together with any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the shares of Acquired Company Stock formerly represented by such Certificate, and such Certificate shall forthwith be cancelled. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent or the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2.2, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof.

        2.2.3. ESCHEAT LAWS. Notwithstanding any provision of this Article II to the contrary, neither Parent nor the Surviving Corporation shall be liable to any holder of Certificates formerly representing shares of Acquired Company Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    2.3  SEC REGISTRATION.

        2.3.1. The Acquired Company shall furnish to Parent such information, including information about the Acquired Company and the Subsidiaries (including the respective affiliates of any of them), as may be necessary to enable Parent to prepare and file with the SEC a Registration Statement on Form S-4 under the 1933 Act, and the rules and regulations promulgated thereunder, in respect of the Parent Stock to be issued by reason of the Merger (such registration statement, including the prospectus and included therein the proxy statement to be furnished to the holders of the Acquired Company Stock, in each case together with any amendments or supplements thereto, being referred to in this Agreement as the "Registration Statement"). The Acquired Company covenants that the Acquired Company Information (as defined below) included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Acquired Company's stockholders, or at the time of the meeting of the Acquired Company's stockholders held to approve the Merger Agreement, contain any untrue statement of a material fact, omit to state any material fact required to be stated therein, or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance should come to the attention of the Acquired Company with respect to the Acquired Company Information that is required to be set forth in an amendment or supplement to the Registration Statement, the Acquired Company shall immediately notify Parent and shall assist Parent in appropriately amending or supplementing the Registration Statement in the manner contemplated in Section 2.3.4 below. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement. The Registration Statement insofar as it relates to information concerning the Acquired Company, the Subsidiaries or any of their respective businesses, assets, directors, officers, or stockholders or any other affiliates or other matters pertaining to the Acquired Company that is supplied by the Acquired Company for inclusion in the Registration Statement, including by incorporation by reference to SEC filings (the "Acquired Company Information") shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that the Acquired Company shall have no liability or obligation for any information other than the Acquired Company Information.

        2.3.2. The Acquired Company shall instruct its accountants, Ernst & Young LLP, to deliver and shall use its reasonable best efforts to cause such accountants to deliver to Parent letters dated at the time the Registration Statement becomes effective and as of the Closing Date, addressed to Parent, each containing both (i) its opinion to the effect that the Acquired Company satisfies the tests applicable to it such that the Merger can be accounted for as a "pooling of interests", which opinion letters shall be substantially in the form of the opinion letter attached as EXHIBIT 2.3.2(A) hereto; and (ii) such matters as are customarily contained in auditors' letters regarding information about the Acquired Company included in the Registration Statement, which auditors' letters shall be in form and substance reasonably satisfactory to Parent. The Parent shall use its reasonable best efforts to cause its accountants, Arthur Andersen, LLP to deliver to the Acquired Company letters at such times to the effect that the Parent satisfies the tests applicable to it such that the Merger can be accounted for as a "pooling of interests", which letters shall be substantially in the form of the letter attached as EXHIBIT 2.3.2(B) hereto.

        2.3.3. Parent shall file the Registration Statement and use its reasonable best efforts to have it declared effective by the SEC as promptly as practicable, and shall use its reasonable best efforts to take any action required to be taken to comply in all material respects with any applicable federal or state securities laws in connection with the issuance of Parent Stock in the Merger; except that such covenant of Parent is made, as to those portions of the Registration Statement containing or required to contain Acquired Company Information, assuming and relying solely on timely and full compliance with Sections 2.3.1 and 2.3.2.

        2.3.4. Parent covenants that the information included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Acquired Company's stockholders, or at the time of the meeting of the Acquired Company's stockholders held to approve the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; except that Parent makes no covenant as to those portions of the Registration Statement containing or required to contain Acquired Company Information. If at any time prior to the Effective Time any event or circumstance should come to the attention of Parent that is required to be set forth in an amendment or supplement to the Registration Statement, Parent shall give reasonably prompt notice to the Acquired Company and shall use its reasonable efforts to amend or supplement appropriately the Registration Statement. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement.

        2.3.5. Parent covenants that the Registration Statement and all other documents required to be filed by Parent with the SEC in connection with the transactions contemplated herein shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Parent shall have no liability or obligation for any failure to comply with such requirements arising out of the Acquired Company Information.

        2.3.6. Parent shall use all reasonable best efforts to take such action as may be necessary to ensure that the requirements of Rule 144(c) under the Securities Act are satisfied so as to enable any "affiliates" of the Acquired Company (as that term is used in Rule 145 under the Securities Act) to offer or sell the Parent Stock received by them in the Merger pursuant to paragraph (d) of Rule 145 (subject to compliance with the provisions of paragraphs (e), (f) and (g) of Rule 144).

        2.3.7. Parent covenants to obtain prior to the effective date of the Registration Statement all necessary "Blue Sky" permits and approvals, if any, required to consummate the Merger.

        2.3.8. Within five (5) days following the Closing Date, Parent shall file a registration statement covering shares of Parent Stock issuable pursuant to the Stock Plans, although such obligation is subject to and conditional on the Acquired Company providing Parent with all information requested by Parent in connection therewith.

    2.4  AFFILIATES.

    (a) The Acquired Company shall use its reasonable best efforts to cause each person that is an "affiliate" of the Acquired Company under the Securities Act on the date of the Acquired Company's stockholder meeting held to approve the Merger to deliver to Parent at the Closing a written agreement substantially in the form attached hereto as EXHIBIT 2.4(A) ("Rule 145 Letters").

    (b) The Acquired Company shall use its reasonable best efforts to cause each person that is an "affiliate" of the Acquired Company under the Securities Act 31 days prior to the date of the Acquired Company's stockholder meeting to deliver to the Parent on such date a written agreement substantially in the form attached hereto as EXHIBIT 2.4(B)("Pooling Letters").

    2.5 TRADING PROHIBITIONS. Each of the Parent, the Purchaser and the Acquired Company hereby acknowledge that as a result of disclosures by Parent, Purchaser and the Acquired Company contemplated under this Agreement, the Parent, Purchaser, the Acquired Company, the Subsidiaries and their affiliates may, from time to time, have material, non-public information concerning such parties and their respective subsidiaries or affiliated companies. Each of the Acquired Company, the Parent and the Purchaser confirms that it, each of the Subsidiaries and their affiliates are aware, and each party has advised its representatives that, (i) the United States securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates, and (ii) material non-public information shall not be communicated to any other person except as permitted herein.

    2.6 CONDUCT OF THE BUSINESS OF THE ACQUIRED COMPANY AND ITS SUBSIDIARIES PRIOR TO CLOSING.

        2.6.1.    Except (i) with the prior consent in writing of Purchaser,
(ii) as may be required to effect the transactions contemplated by this Agreement, or (iii) as provided otherwise in this Agreement, the Acquired Company covenants that, between the date of this Agreement and the Effective Time, the

Acquired Company and the Subsidiaries will conduct their respective business in the ordinary course, and that they will:

    (a) preserve the organization of the Acquired Company and the Subsidiaries intact and use its reasonable best efforts to preserve the goodwill of customers and others having business relations with the Acquired Company or the Subsidiaries;

    (b) maintain the properties of the Acquired Company and the Subsidiaries in substantially the same working order and condition as such properties are in as of the date of this Agreement, reasonable wear and tear excepted;

    (c) not effect any sale, assignment or transfer of any of their respective assets except in the ordinary course of business;

    (d) keep in force at no less than their present limits all existing policies of insurance or comparable replacements thereof insuring the Acquired Company, the Subsidiaries and their respective properties;

    (e) not enter into any contract, commitment, arrangement or transaction of the type described in Section 3.12 hereof or suffer, permit or incur any of the transactions or events described in Section 3.9 hereof to the extent such events or transactions are within the control of the Acquired Company or any of the Subsidiaries (except that the Acquired Company and the Subsidiaries may enter into new management agreements, data processing agreements, maintenance agreements, license agreements and other agreements with customers in the ordinary course of business on terms and prices consistent with historical practices);

    (f) not make or permit any change in the Acquired Company's or any of the Subsidiaries' Articles or Certificates of Incorporation or Bylaws, or in their authorized, issued or outstanding securities (except for the issuance of Acquired Company Stock pursuant to exercise of stock options pursuant to the Stock Plans);

    (g) not grant any stock option or right to purchase any security of the Acquired Company or any of the Subsidiaries, issue any security convertible into such securities, purchase, redeem, retire or otherwise acquire any of such securities, or agree to do any of the foregoing or declare, set aside or pay any dividend, make any other distribution or declare any split in respect of such securities, except as required by the GMIS Inc. 1991 Employee Stock Purchase Plan and the GMIS Inc. 1995 Employee Stock Purchase Plan (in each case as in effect on the date hereof);

    (h) not adopt any new Benefit Plan or amend, supplement, or accelerate the timing of payments or vesting under any existing Benefit Plan, and not make any contribution to or distribution from any employee benefit plan, pension plan, stock bonus plan, 401(k) plan or profit sharing plan (except for the payment of any health, disability and life insurance premiums that may become due and except for contributions, vesting or distributions required (and not discretionary) pursuant to the terms of any Benefit Plans);

    (i) not change the amortization or capitalization policies for Owned Software or otherwise make any changes in the accounting policies of the Acquired Company and the Subsidiaries;

    (j) not issue any notes, bonds or other debt security, or create, incur, assume or guarantee any indebtedness for borrowed money unless approved in writing by Purchaser;

    (k) not issue any shares of Acquired Company Stock other than shares issued upon exercise of presently exercisable options or as required by the GMIS Inc. 1991 Employee Stock Purchase Plan or the GMIS Inc. 1995 Employee Stock Purchase Plan (in each case as in effect on the date hereof);

    (l) not alter in any manner not permitted herein the terms, conditions or dates of vesting or exercise of any of the Options;

   (m) not effect any acquisition, by purchase of stock, assets or otherwise, of any business or portion thereof or of any Person; and

    (n) promptly advise Purchaser in writing of any matters arising or of which the Acquired Company becomes aware after the date of this Agreement that, if existing or known at the date hereof, would be required to be set forth or described in this Agreement or the Exhibits hereto.

        2.6.2. Except after prior notification to, and with the prior written consent of, Purchaser, which consent shall not be unreasonably withheld, the Acquired Company shall not make or permit any Subsidiary to make, between the date of this Agreement and the Effective Time, any change in its banking or safe deposit arrangements or grant any powers of attorney.

    2.7 FILING OF TAX RETURNS. The Acquired Company shall cause all of the Acquired Company's and the Subsidiaries' federal, material state and material local tax returns required to be timely filed before the Effective Time to be timely and accurately filed with the appropriate taxing authorities. For purposes of this Section 2.7, such returns shall be deemed timely filed if the Acquired Company or the applicable Subsidiary has obtained an extension from the appropriate taxing authority as to the time in which it may file such tax returns. The Acquired Company shall submit all such tax returns to Purchaser at least fifteen (15) days prior to the date they must be filed, and Purchaser shall have the opportunity to comment on and approve such returns, which approval shall not unreasonably be withheld.

    2.8  EXAMINATION OF PROPERTY AND RECORDS; CONFIDENTIALITY OF INFORMATION.

        2.8.1. Between the date of this Agreement and the Effective Time, the Acquired Company shall allow, upon reasonable prior notice, Purchaser, its counsel and other representatives full access to all the books, records, files, documents, assets, properties, contracts and agreements of the Acquired Company and the Subsidiaries that may be reasonably requested, and the Acquired Company shall furnish Purchaser, its officers and representatives during such period with all information concerning the affairs of the Acquired Company and the Subsidiaries that may be reasonably requested. Between the date of this Agreement and the Effective Time the Parent shall provide, upon reasonably prior notice, to the Acquired Company such information about the Parent as the executive officers of the Acquired Company reasonably request in the context of the transactions provided for herein. All such requests shall be directed to the Chief Financial Officer of the Parent. Each party shall conduct any investigation in a manner that will not unreasonably interfere with the businesses of the other party.

        2.8.2. All non-public information acquired by any party hereto pursuant to this Section 2.8 or otherwise under this Agreement, whether or not in writing, concerning the business, operations and affairs of any other party to this Agreement, will be kept confidential and will not be disclosed to any Person other than the parties hereto or their authorized representatives (who shall be subject to the same obligations) and will not be used for any purpose other than the consummation of the Merger and the related transactions described herein, subject to any legal disclosure obligation of any party upon advice from counsel and prior notice to the other party. Promptly upon termination of this Agreement, and at the request of any party hereto, all written materials thus obtained by any other party or any of its representatives and all copies and extracts of such materials will be delivered to the disclosing party.

    2.9 CONSENTS AND APPROVALS. The Acquired Company shall use its, and shall cause the Subsidiaries to use their, best efforts (without requiring the payment of money) to obtain the waiver, consent and approval of all persons whose waiver, consent or approval (i) is required in order to consummate the transactions contemplated by this Agreement or (ii) is required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to which the Acquired Company or any Subsidiary is a party or subject on the Effective Time and (a) that would prohibit or require the waiver, consent or approval of any person to such transactions or (b) under which, without such waiver, consent or approval, such transactions would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder or give rise to a right of any party thereto to terminate its obligations thereunder. All obtained written waivers, consents and approvals shall be produced at Closing in form and content reasonably satisfactory to Purchaser.

    2.10 SUPPLYING OF FINANCIAL STATEMENTS. The Acquired Company shall deliver to Purchaser all regularly prepared audited and unaudited consolidated and consolidating financial statements of the Acquired Company and the Subsidiaries prepared after the date of this Agreement, in format historically published or utilized internally (as applicable), and any financial statements prepared for filing with the SEC, as soon as each is available.

    2.11 NO SOLICITATION. The Acquired Company shall not, and shall not permit any of the Subsidiaries to, and the Acquired Company and the Subsidiaries shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, the Acquired Company or any of the Subsidiaries to, solicit, initiate, endorse or enter into any agreement with respect to, or take any other action specifically to facilitate (including by way of furnishing information), any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereafter defined). The Acquired Company shall immediately advise Purchaser orally and in writing of any Takeover Proposal or any inquiries or discussions with respect thereto. Neither the Board of Directors of the Acquired Company nor any committee thereof shall (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser the approval or recommendation by the Board of Directors of the Acquired Company of the Merger or this Agreement or (b) approve or recommend, or propose to approve or recommend, any Takeover Proposal or any other acquisition of outstanding shares of Acquired Company Stock other than pursuant to the Merger or this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of the Acquired Company from furnishing information to or entering into discussions or negotiations with any unsolicited person or entity if and only to the extent that the Board of Directors of the Acquired Company shall have determined in good faith, after receiving advice of its outside counsel, that such action would be required under applicable law in the exercise of its fiduciary duties. The Acquired Company will immediately notify the Purchaser if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Acquired Company. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, or proposal, other than a proposal by Purchaser or any of its affiliates, for a merger, share exchange or other business combination involving the Acquired Company or any of the Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in the Acquired Company or any of the Subsidiaries or a substantial portion of the assets of the Acquired Company or any of the Subsidiaries.

    2.12 HSR ACT FILINGS. Parent and the Acquired Company shall each, in cooperation with the other, make the required filings in connection with the transactions contemplated by this Agreement under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and shall request early termination of the waiting period with respect to such filings. As promptly as practicable from time to time after the date of this Agreement, each party shall make all such further filings and submissions, and take such further action, as may be required in connection therewith, and shall furnish the other all information in its possession necessary therefor. Parent and the Acquired Company shall each notify the other immediately upon receiving any request for additional information with respect to such filings from either the Antitrust Division of the Department of Justice or the Federal Trade Commission, and the party receiving the request shall use its best efforts to comply with such request as soon as possible. Neither such party shall withdraw any such filing or submission without the written consent of the other.

    2.13 TAX REPORTING. For federal and state tax purposes, Purchaser and Parent shall report the transactions contemplated by this Agreement as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Tax Code and similar state laws. Prior to the Effective Time, the Acquired Company will use its best efforts to deliver to Purchaser and Parent letters to the reasonable satisfaction of Purchaser and Parent from certain holders of five percent (5%) or more of the outstanding shares of Acquired Company Stock that provide assurance that the Merger will satisfy the continuity-of-interest requirement set forth in Treasury Regulations Section 1.368-1.

    2.14 INDEMNIFICATION OF ACQUIRED COMPANY OFFICERS AND DIRECTORS. The Purchaser agrees that subsequent to the Closing it will provide to the directors and officers of the Acquired Company indemnification in accordance with the current provisions of the Certificate of Incorporation and By-Laws of the Acquired Company with respect to matters occurring prior to the Effective Time, including, but not limited to this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have come to the attention of the Purchaser pursuant to written notice to Purchaser prior to the sixth anniversary of the Effective Time but which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved). Purchaser acknowledges that by virtue of the Merger it will become obligated to perform the duties and obligations of the Acquired Company under, but subject to the terms and conditions of, those certain indemnification agreements of the Acquired Company set forth on EXHIBIT 2.14. To the fullest extent permitted by applicable law, the Purchaser shall advance expenses in connection with the foregoing indemnification. The Parent shall cause to be maintained in effect for twelve (12) months following the Closing Date the current policies of directors' and officers' liability insurance currently maintained by the Acquired Company, which policies are described on EXHIBIT 3.19, at no greater than one hundred percent (100%) of the annual premiums for such coverage as of the date hereof (as reflected on such EXHIBIT 3.19), provided that the Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous (including, without limitation, coverage under Parent's existing policies of directors' and officers' liability insurance). In the event that the premiums for the continued coverage exceed 100% of the premiums for the coverage as of the date hereof (the "100% Amount"), Purchaser shall either substitute coverage meeting the requirements of the proviso in the preceding sentence or continue the existing insurance but reduce the maximum amount of coverage to that available for premiums equal to the 100% Amount.

    2.15 CERTAIN REPORTS. Parent agrees to use its reasonable best efforts to make publicly available through a filing with the SEC the combined results of operations of Parent, Purchaser and Acquired Company for the first full calendar month subsequent to Closing as soon as reasonably practicable.

    2.16 GUARANTIES OF ACQUIRED COMPANY. Prior to or at the Closing, (a) all loans and advances made by the Acquired Company to officers or directors of the Acquired Company or any entity controlled by any of them, other than loans by the Acquired Company to officers to pay interest owing to Meridian Bank on loans to such officers for purposes of purchasing Acquired Company Stock, shall be repaid along with all accrued interest and (b) as of the Closing, no outstanding amounts shall be due to the Acquired Company from such officers, directors or any such controlled entity. The Acquired Company shall not forgive any such indebtedness nor shall it disperse funds by way of bonus or otherwise to such officers or directors for the direct or indirect purpose of providing funds to repay such loans or advances. The Acquired Company also shall use its reasonable best efforts to (w) obtain the waiver and consent of Meridian Bank to the transactions contemplated by this Agreement, which waiver and consent shall be in form reasonably satisfactory to Purchaser and its counsel, (x) enter into a further amendment to the Suretyship Agreement whereby the Acquired Company shall be under no obligation to guarantee any loans in excess of the amounts outstanding on the date hereof (except to the extent of interest on amounts outstanding on the date hereof), (y) confirmation that each of the underlying loans in respect of the Suretyship Agreement matures no later than June 30, 1997 and that no extension of such loans may be made without the prior written consent of Purchaser, and (z) obtain the certificate(s) representing all shares of Acquired Company Stock owned by the employees of the Acquired Company for whose benefit the Acquired Company entered into the Suretyship Agreement, together with stock powers executed in blank and pledge or other security agreements sufficient to grant Purchaser a perfected security interest in such shares to secure the Acquired Company's guaranty under the Suretyship Agreement and any advances made by the Acquired

Company to its employees in connection with loans made by Meridian Bank, all of which documents shall be in form reasonably satisfactory to Purchaser and its counsel.

    2.17 DISSOLUTION OR MERGER. The parties hereto acknowledge and agree that on the Closing Date, Purchaser will cause the Subsidiaries to be liquidated, which may be effected, at the option of Purchaser, by corporate merger of the Subsidiaries with and into Purchaser or any subsidiary of Purchaser or by corporate dissolution of the Subsidiaries.

III.  REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANY.

    The Acquired Company represents and warrants to Purchaser and Parent as follows:

    3.1  ORGANIZATION, STANDING AND FOREIGN QUALIFICATION.

        3.1.1. Each of the Acquired Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation as set forth in EXHIBIT 3.1 and has the requisite corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets that it now owns or leases.

        3.1.2. Each of the Acquired Company and the Subsidiaries is duly qualified and/or licensed to transact business and in good standing as a foreign corporation in the jurisdictions listed in EXHIBIT 3.1 hereto, and the character of the property owned or leased by the Acquired Company and the Subsidiaries and the nature of the business conducted by them do not require such qualification and/or licensing in any other jurisdiction where the failure to so qualify would have a Material Adverse Effect upon the Acquired Company or Subsidiary.

    3.2  AUTHORITY AND STATUS.

        3.2.1. The Board of Directors of the Acquired Company, by unanimous vote of all directors present at a meeting duly called and held, has (i) determined that the Merger is fair to and in the best interests of the stockholders of the Acquired Company and (ii) resolved to submit the Merger to and recommend approval of the Merger by the stockholders of the Acquired Company.

        3.2.2. The Acquired Company has the capacity and authority to execute and deliver this Agreement, to perform hereunder and, upon approval of the transactions provided for herein by the stockholders of the Acquired Company, to consummate the transactions contemplated hereby without any other corporate or stockholder approval. The execution, delivery and performance by the Acquired Company of this Agreement and each and every other agreement, document and instrument provided for herein have been duly authorized and approved by the Board of Directors of the Acquired Company. Assuming this Agreement and each and every agreement, document or instrument to be executed, delivered and performed by the Acquired Company in connection herewith are valid and legally binding obligations of Purchaser and Parent, this Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Acquired Company in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligation of the Acquired Company enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Attached hereto as EXHIBIT 3.2 are true, correct and complete copies of the current Articles or Certificates of Incorporation and Bylaws of the Acquired Company and the Subsidiaries.

        3.2.3. The Board of Directors of the Acquired Company received an opinion from CS First Boston Corporation, its financial advisor, concurrently with the approval described in Section 3.2.1 above to the effect that the consideration to be received by the Acquired Company's stockholders in the Merger is fair to such stockholders from a financial point of view.

    3.3 CAPITALIZATION. The entire authorized capital stock of the Acquired Company consists of thirty-two million (32,000,000) shares of stock, of which thirty million (30,000,000) shares are designated Common Stock, par value $.01 per share, and two million (2,000,000) shares are designated Preferred Stock, par value $.01 per share. Of the total authorized Common Stock, as of September 5, 1996, 8,195,750 shares were issued and outstanding and no shares were held in the Acquired Company's treasury. Of the total authorized Preferred Stock, no shares have been issued. As of September 5, 1996, there were options outstanding under the Stock Plans and the Employee Stock Purchase Plan entitling the optionees thereunder upon valid exercise to acquire in the aggregate 1,668,517 shares of Common Stock. Since September 5, 1996, no options or other rights to acquire Acquired Company Stock have been issued by the Acquired Company. All the issued and outstanding shares of each of the Subsidiaries are owned by the Acquired Company and are held free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. All of the outstanding shares of Acquired Company Stock (and any shares issued pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) were duly authorized (or will be when issued and the option price paid), validly issued, fully paid and nonassessable. None of the capital stock of the Acquired Company is entitled to or subject to preemptive rights. Other than the requisite stockholder vote to consummate the Merger, the authorization or consent of no other person or entity is required in order to consummate the transactions contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in the Acquired Company or any Subsidiary or the capital stock of the Acquired Company or any Subsidiary. Except as set forth on EXHIBIT 3.3, there are no outstanding options, warrants, calls, commitments or plans by the Acquired Company or any Subsidiary to issue any additional shares of their capital stock, to pay any dividends on such shares or to purchase, redeem, or retire any outstanding shares of their capital stock, nor are there outstanding any securities or obligations that are convertible into or exchangeable for any shares of capital stock of the Acquired Company. Following the Merger, the Acquired Company will have no obligation to issue, transfer or sell any shares of capital stock of any of the Subsidiaries. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Acquired Company or any of the Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Acquired Company or any of the Subsidiaries.

    3.4 ABSENCE OF EQUITY INVESTMENTS. Except for the Subsidiaries and as described in EXHIBIT 3.4 hereto, the Acquired Company does not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, joint venture, trust or other business entity.

    3.5  LIABILITIES AND OBLIGATIONS OF THE ACQUIRED COMPANY AND THE
SUBSIDIARIES.

        3.5.1. Attached hereto as EXHIBIT 3.5.1 are true, correct and complete copies of the Acquired Company's audited consolidated balance sheets as of December 31, 1993, December 31, 1994 and December 31, 1995 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, together with the reports of Ernst & Young LLP thereon, and an unaudited consolidated balance sheet as of June 30, 1996 and the related consolidated statements of income, and cash flows for the six-month period then ended (respectively, the "1993, 1994, 1995 and Interim 1996 Financial Statements"). The 1993, 1994, 1995 and 1996 Interim Financial Statements are complete, have been prepared in accordance with generally accepted accounting principles, consistently applied, fairly present in all material respects the financial condition of the Acquired Company and the Subsidiaries as of the respective dates thereof (subject, in the case of the Interim 1996 Financial Statements, to the absence of footnotes), and disclose all liabilities of the Acquired Company and the Subsidiaries, whether absolute, contingent, accrued or otherwise, existing as of the date thereof that are of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

        3.5.2. Neither the Acquired Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent or otherwise) including, without limitation, any liability that might result from an audit of their tax returns by any appropriate authority, except for (a) the liabilities and obligations of the Acquired Company and the Subsidiaries that are disclosed or reserved against in the Interim 1996 Financial Statements or EXHIBIT 3.5.2 hereto, to the extent and in the amounts so disclosed or reserved against, and
(b) liabilities incurred or accrued in the ordinary course of business since March 31, 1996 and liabilities incurred in connection with the transactions referred to herein, (c) any liabilities to the extent disclosed in the Acquired Company Reports and (d) any other liabilities not known to the Acquired Company which would not in the aggregate have a Material Adverse Effect.

        3.5.3. Except as disclosed in the Interim 1996 Financial Statements or EXHIBIT 3.5.2, neither the Acquired Company nor any Subsidiary is in default with respect to any liabilities or obligations, and all such liabilities or obligations shown or reflected in the Interim 1996 Financial Statements or
EXHIBIT 3.5.2 and such liabilities incurred or accrued subsequent to March 31, 1996 have been, or are being, paid and discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of business except as indicated in EXHIBIT 3.5.2.

    3.6  TAX RETURNS.

        3.6.1. Except as set forth on EXHIBIT 3.6.1 hereto, the Acquired Company and the Subsidiaries have, as of the date hereof, and will prior to the Effective Time have, timely and accurately filed all federal, state, foreign and local income, franchise, sales, real and personal property and other tax returns and reports required to be filed by them prior to such dates and have timely paid, or will prior to the Effective Time timely pay, all taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related taxes shown on such returns, except where the failure to so file any such return or report would not have a Material Adverse Effect upon the Acquired Company or any Subsidiary. The tax basis of all assets of the Acquired Company and the Subsidiaries as reflected on their books and records is correct and accurate in all material aspects. No material assessments or notices of deficiency or other communications have been received by the Acquired Company, nor have any been threatened, with respect to any such tax return that has not been paid, discharged or fully reserved in the Interim 1996 Financial Statements or EXHIBIT 3.6.1 hereto, and no amendments or applications for refund have been filed or are planned with respect to any such return. Except as set forth on EXHIBIT 3.6.1, there are no agreements between the Acquired Company or any Subsidiary and any taxing authority, including, without limitation, the IRS, waiving or extending any statute of limitations with respect to any tax return, and neither the Acquired Company nor any Subsidiary has filed any consent or election under the Tax Code, including, without limitation, any election under
Section 341(f) of the Tax Code.

        3.6.2. Except as set forth on EXHIBIT 3.6.2 hereto, the Acquired Company nor any Subsidiary has made any parachute payments as such term is defined in Section 280G of the Tax Code, neither is obligated to make any parachute payments, and neither is a party to any agreement that under certain circumstances could obligate it, or any successor in interest, to make any parachute payments that will not be deductible under Section 280G of the Tax Code.

        3.6.3. The Acquired Company and the Subsidiaries (a) have withheld proper and accurate amounts in compliance with the tax withholding provisions of all applicable laws for all compensation paid to the officers and employees of the Acquired Company and the Subsidiaries, (b) have correctly and properly prepared and duly and timely filed all returns and reports relating to those amounts withheld from their officers and employees and to their employer liability for employment taxes under the Tax Code and applicable state and local laws and (c) have duly and timely paid and remitted to the appropriate taxing authorities the amounts withheld from their officers and employees and any additional amounts that represent their employer liability under applicable law for employment taxes.

        3.6.4. No issue has been raised in writing or, to the knowledge of the Acquired Company, other than in writing, by the IRS, any state or local taxing authority, or any other investigation or audit, that will have, or can be expected to have, a Material Adverse Effect on the Acquired Company or any Subsidiary.

        3.6.5. The Audited Financial Statements and the Interim Financial Statements include, and the accounts of the Acquired Company and the Subsidiaries will include, for all periods up to and including the Closing Date, adequate provision for all unpaid applicable taxes, assessments, fees and charges relating to the Acquired Company and the Subsidiaries.

        3.6.6. Neither the Acquired Company nor any Subsidiary is a "United States real property holding corporation" as defined in Section 897(c)(2) of the Tax Code.

    3.7 OWNERSHIP OF ASSETS. The Acquired Company and the Subsidiaries have title to all of their respective properties and assets, other than leased or licensed property, in each case free and clear of any liens, security interests, claims, charges, options, rights of tenants or other encumbrances, except as disclosed or reserved against in EXHIBIT 3.7 or reserved against in the Interim 1996 Financial Statements (to the extent and in the amounts so disclosed or reserved against) and except for liens arising from current taxes not yet due and payable. Neither the Acquired Company, nor any Subsidiary, has received any payment from a lessor or licensor in connection with or as inducement for entering into a lease or license in which the Acquired Company or a Subsidiary is a lessee or licensee, except licenses, fees and similar payment in historical amounts and in the ordinary course of business. All buildings and material items of machinery and equipment owned or leased by the Acquired Company or any Subsidiary are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear. Except as reserved against in the Interim 1996 Financial Statements, the inventories of the Acquired Company and the Subsidiaries consist only of items of supplies and equipment of a quality and quantity usable in the normal course of their businesses. Neither the Acquired Company nor any Subsidiary has received any notice of violation of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to their operations and properties, whether owned or leased. All of the accounts receivable of the Acquired Company and the Subsidiaries as of the Effective Time will reflect actual transactions and will have arisen in the ordinary course of business.

    3.8  AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS.  Except as set forth on
EXHIBIT 3.8 hereto, the execution and delivery of this Agreement by the Acquired Company does not, and the consummation of the transactions contemplated hereby (including, without limitation, the transactions described in Section 2.17) will not, violate any provision of the Articles of Incorporation or Certificate of Incorporation, as amended, or Bylaws, as amended, of the Acquired Company or any Subsidiary or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any Material Contract, or any order, judgment or decree to which the Acquired Company or any Subsidiary is a party or is bound or by which the Acquired Company's or any Subsidiaries' assets are affected. Except for the applicable requirements of the HSR Act, the 1933 Act, the Exchange Act and applicable Blue Sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Acquired Company, any Subsidiary or any assets, properties or operations of the Acquired Company or any Subsidiary in connection with the execution and delivery by the Acquired Company of this Agreement or the consummation of the transactions contemplated hereby.

    3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on EXHIBIT 3.9, since June 30, 1996, the Acquired Company and each of the Subsidiaries has operated in the ordinary course of business and there has not been (i) any material damage, destruction or other casualty loss with respect to property owned or leased by the Acquired Company or any of the Subsidiaries, whether or not covered by insurance, or any strike, work stoppage or slowdown or other labor trouble involving the Acquired Company or any of the Subsidiaries; (ii) any increase in dividends or employee compensation or benefits payable by the Acquired Company, except for normal increases in compensation consistent, in amounts and timing, with historical practices; (iii) any change in accounting methods; or (iv) any transaction, commitment, dispute or other event or condition that has resulted in any Material Adverse Effect in respect of the Acquired Company or any of the Subsidiaries.

    3.10 LITIGATION. Except as otherwise set forth in EXHIBIT 3.10 hereto, there is no suit, action, arbitration, proceeding, claim or investigation pending or, to the knowledge of the Acquired Company, threatened against or affecting the Acquired Company or any Subsidiary that would have a Material Adverse Effect, and, to the knowledge of the Acquired Company, there exists no reasonable basis or grounds for any such suit, action, arbitration, proceeding, claim or investigation.

    3.11 LICENSES AND PERMITS; COMPLIANCE WITH LAW. The Acquired Company and the Subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of their respective businesses and the use of their respective assets, except for such licenses, certificates, permits, franchises and rights the absence of which would not have a Material Adverse Effect. Except as noted in EXHIBIT 3.11, and except for any matters which will not have a Material Adverse Effect in respect of the Acquired Company and the Subsidiaries, the Acquired Company and the Subsidiaries presently are conducting their respective businesses so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, the Acquired Company and the Subsidiaries are not presently charged with, or under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, or presently the subject of any pending or, to the knowledge of the Acquired Company, threatened adverse proceeding by any regulatory authority having jurisdiction over their respective businesses, properties or operations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the termination of any license, certificate, permit, franchise or right held by the Acquired Company or any Subsidiary, and all such licenses, certificates, permits, franchises and rights will inure to the benefit of the Surviving Corporation after the consummation of the transactions contemplated by this Agreement.

    3.12 CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY. EXHIBIT 3.12 hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which the Acquired Company or any Subsidiary is a party that: (i) involve a receipt or an expenditure by the Acquired Company or any Subsidiary or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Acquired Company or any Subsidiary, which in each case relates to a contract, agreement, commitment or instrument that requires payments or receipts in excess of $100,000.00 per year. EXHIBIT 3.12 also identifies (by title, date, parties and term) (whether oral or written) all:

        3.12.1. contracts, agreements, commitments or other instruments in effect with any customer of the Acquired Company or any Subsidiary, including without limitation all management agreements, data processing agreements, consulting services agreements, software license agreements or other licenses, software development agreements, purchase commitments or installation agreements and maintenance or service agreements, if any, in each case in excess of $100,000.00 per year (hereinafter referred to as the "Customer Contracts" and identified as such on EXHIBIT 3.12);

        3.12.2. leases, rental agreements or other contracts or commitments affecting the ownership or leasing of, title to or use of any interest in real or personal property with payments equal to or greater than $100,000.00 per year and all maintenance or service agreements relating to any real or personal property with payments equal to or greater than $100,000.00 per year;

        3.12.3. contracts or commitments providing for payments based in any manner upon the sales, purchases, receipts, income or profits of the Acquired Company or any Subsidiary;

        3.12.4. franchise agreements, marketing agreements or royalty agreements in excess of $100,000.00 per year (and with respect to each such agreement, EXHIBIT 3.12 sets forth the aggregate royalties or similar payment paid or payable thereunder by the Acquired Company or any Subsidiary as of the date hereof);

        3.12.5. employment contracts or arrangements regarding employees or independent contractors (including without limitation any standard form contracts such as employee nondisclosure agreements), or for any continuing payment of any type or nature, including, without limitation, any severance, termination, parachute, or other payments (whether due to a change in control, termination or otherwise) and bonuses and vested commissions. EXHIBIT 3.12 also includes a listing of all such agreements, if any, for which the standard form was materially or substantially modified or materially or substantially altered, and any contracts that are not in the standard form. Other than the standard form agreements listed on EXHIBIT 3.12, those listed variations from the standard form agreements and those listed agreements that are not in the standard form, there are no other agreements of the type referred to in this
Section 3.12.5;

        3.12.6. contracts, agreements, understandings or arrangements restricting the Acquired Company or any Subsidiary from carrying on its business anywhere in the world;

        3.12.7. instruments or arrangements evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase-money obligation, guaranty, subordination, conditional sale, lease-purchase or otherwise providing for payments in excess of $100,000.00 per year;

        3.12.8. joint product development agreement with any party other than the Purchaser, other than Customer Contracts; and

        3.12.9. contracts or agreements with vendors of material equipment purchased by the Acquired Company or appointing the Acquired Company as a reseller of equipment, other than purchase orders in the ordinary course of business.

    The contracts, agreements, commitments and other instruments listed or required to be listed on EXHIBIT 3.12 or listed on an Exhibit referred to in
Section 3.14 hereof are herein referred to as the "Material Contracts."

    All the Material Contracts are valid and binding upon the Acquired Company or the applicable Subsidiary and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors rights generally and general principles of equity relating to the availability of equitable remedies. None of the Acquired Company, the applicable Subsidiary and, to the best knowledge and belief of the Acquired Company, any other party to any such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof; and there are no existing facts or circumstances that would prevent the work in process of the Acquired Company or any Subsidiary or their contracts and agreements from maturing upon performance by the Acquired Company or the applicable Subsidiary into collectible accounts receivable in the aggregate in amounts consistent with historical experience. Except as set forth on EXHIBIT 3.12, there are no contracts or commitments that require the performance of services or provision of goods by the Acquired Company at a direct cost or with a value for each such contract or commitment in excess of the revenue to be derived pursuant to the terms of such contract or commitment. Except for terms specifically described in EXHIBIT 3.12, neither the Acquired Company nor any Subsidiary has received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by such Acquired Company or Subsidiary consistent with amount historically charged for such services.

    3.13 CUSTOMER CONTRACTS. Except as set forth on EXHIBIT 3.13(A), each Customer Contract conforms substantially to one of the forms attached hereto as
EXHIBIT 3.13(B) (the "Customer Contract Forms"). EXHIBIT 3.13(B) also includes copies of standard forms employed by the Acquired Company and the Subsidiaries in respect of current customers the contracts for which do not constitute "Customer Contracts" by reason of the dollar threshold provided for in the definition therefor in Section 3.12.1. With respect to each Customer Contract,
(i) each customer to which computer software represented as owned by or proprietary to the Acquired Company or a Subsidiary (the "Owned Software") has been licensed pursuant to such Customer Contract and tendered or certified as operational by the Acquired Company or any Subsidiary (whichever is the case being referred to in this Section 3.13 as the "Vendor") has accepted such software to the extent and on the terms and conditions provided for in such Customer Contract; (ii) in each case in which the Customer Contract pursuant to which Owned Software is licensed incorporates response(s) by Vendor to a Request for Proposal by the customer, such software has met all material requirements set forth in such response(s); and (iii) all performance warranties with respect to Owned Software made by the Vendor in any Customer Contract, including warranties with respect to capacity, availability, downtime and response time, have been satisfied in all material respects upon the terms and conditions and to the extent provided for in such Customer Contract. In addition, none of the Customer Contracts contains any of the following deviations from the Customer Contract Forms:

        3.13.1. any term for acceptance of any Owned Software that fails to specify a period of time or date for acceptance or standards applicable thereto;

        3.13.2. any provision granting the customer a right to a whole or partial refund of fees previously paid upon the non-acceptance or failure of any Owned Software to perform as warranted;

        3.13.3. any provision obligating the Vendor to indemnify a customer against consequential damages;

        3.13.4. any commitment by the Vendor to provide a hardware upgrade in response to or as a remedy for a breach of any software-related response-time warranty unless the customer party to the Customer Contract in which the commitment is made is required to pay the cost of such upgrade and such costs are specified or described in such contract;

        3.13.5. any material deviation from the provisions regarding confidentiality of the Owned Software;

        3.13.6. any provision granting an ownership interest (other than a license) in any Owned Software to a customer;

        3.13.7. any license for use by more than a single entity of any Owned Software unless the customer that is a party to such Customer Contract has agreed to pay a fee or fees with respect to each entity's use thereof;

        3.13.8. any provision naming a customer as an insured on any policy of insurance owned by the Vendor;

        3.13.9.    any joint product development agreement with any other party;

        3.13.10. any commitment or warranty made or given by the Vendor to design or modify any Owned Software so as to comply with any governmental regulations;

        3.13.11. any restrictions in any Customer Contract on the ability of the Vendor to increase the fees for maintenance of any Owned Software applicable to any period beyond the period specified in such contract during which the customer that is a party to such contract is obligated to pay maintenance fees;

        3.13.12. any commitment by the Vendor to sell or maintain computer hardware;

        3.13.13. any commitment by the Vendor to provide emergency back-up for either software or hardware; or

        3.13.14. any commitment by the Vendor to provide existing customers products developed in the future as a credit to existing payment obligations or for less than normal prices.

    3.14  INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

        3.14.1. EXHIBIT 3.14.1 hereto sets forth (i) a complete and correct list of all trademarks, trade names, service marks, service names, and brand names (whether or not any of the same are registered), and all patent and registered copyrights and all applications for the foregoing, if any, (setting forth the registration, issue or serial number of the same and a description of the same) applicable to or used in the businesses of the Acquired Company or any Subsidiary; (ii) the owner of such intellectual property and any registration thereof or application therefor; and (iii) a complete list of all licenses granted by or to the Acquired Company or any Subsidiary with respect to any of the above. All such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by the Acquired Company or a Subsidiary free and clear of all liens, claims, security interests and encumbrances. Except as set forth on EXHIBIT 3.14.1, neither the Acquired Company nor any Subsidiary is currently in receipt of any notice of any violation of, and neither the Acquired Company nor any Subsidiary is violating in any respect that would have, in the aggregate, a Material Adverse Effect, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

        3.14.2.(i)    EXHIBIT 3.14.2(I) contains a complete and accurate list of all Owned Software, which list specifies which of the Acquired Company and the Subsidiaries is the owner thereof. Except as set forth on EXHIBIT 3.14.2(I), the Acquired Company or one of the Subsidiaries has title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth on EXHIBIT 3.14.2(I) and except for commercially available, over-the-counter "shrink-wrap" software, the Owned Software is not dependent on any Licensed Software (as defined in subsection
(ii) below) in order to operate fully in the manner in which it is intended. No Owned Software has been published or disclosed to any other parties, except as set forth on EXHIBIT 3.14.2(I), and except pursuant to contracts requiring such other parties to keep the Owned Software confidential. To the knowledge of the Acquired Company, no such other party has breached any such obligation of confidentiality.

        3.14.2(ii)    EXHIBIT 3.14.2(II) contains a complete and accurate list
of all software (other than commercially available over-the-counter "shrink-wrap" software) under which the Acquired Company or any Subsidiary is a licensee, lessee or otherwise has obtained the right to use (the "Licensed Software"). The Acquired Company and any Subsidiary utilizing such Licensed Software has the right and license to use, sublicense, modify and copy Licensed Software as set forth in the respective license, lease or similar agreement pursuant to which the Licensed Software is licensed to the Acquired Company or any Subsidiary, free of any other limitations or encumbrances, and the Acquired Company and each of the Subsidiaries are in full compliance with all applicable provisions of such agreements, except with respect to any non-compliances which would not have, in the aggregate, a Material Adverse Effect. Except as disclosed on EXHIBIT 3.14.2(II), none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. EXHIBIT 3.13.2(II) states with respect to any items disclosed thereon the duration of the applicable license. Neither the Acquired Company nor any Subsidiary has published or disclosed any Licensed Software to any other party except, in the case of Licensed Software that the Acquired Company or a Subsidiary leases or markets to others, in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. No party to whom the Acquired Company or a Subsidiary has disclosed Licensed Software has, to the knowledge of the Acquired Company, breached such obligation of confidentiality.

        3.14.2(iii)    The Owned Software and Licensed Software and commercially
available over-the-counter "shrink-wrap" software constitute all software used in the businesses of the Acquired Company and the Subsidiaries (collectively, the "Acquired Company Software"). Except as disclosed on EXHIBIT 3.14.2(III)(A), all contract programmers, independent contractors, nonemployee agents and persons or other entities (other than employees) who have performed, within the last three (3) years, computer programming services for the Acquired Company or any Subsidiary have executed an agreement substantially in the form of EXHIBIT 3.14.2(III)(B). The transactions contemplated herein will not cause a breach or default under any licenses, leases or similar agreements relating to the Acquired Company Software or impair Purchaser's, the Acquired Company's or any Subsidiary's ability to use the Acquired Company Software in the same manner as such computer software is currently used by the Acquired Company or the Subsidiaries. Neither the Acquired Company nor any Subsidiary is infringing any intellectual property rights of any other person or entity with respect to the Acquired Company Software, and, to the knowledge of the Acquired Company, no other person or entity is infringing any intellectual property rights of the Acquired Company or any Subsidiary with respect to the Acquired Company Software.

        3.14.2(iv)    EXHIBIT 3.14.2(IV)(A) lists and separately identifies all
agreements pursuant to which the Acquired Company or any Subsidiary has been granted rights to market software owned by third parties, and EXHIBIT 3.14.2(IV)(B) lists and separately identifies all agreements pursuant to which the Acquired Company or any Subsidiary has granted marketing rights in the Acquired Company Software to third parties.

        3.14.2(v)    To the knowledge of the Acquired Company, none of the
Acquired Company and the Subsidiaries has taken or failed to take any actions under the law of any applicable foreign jurisdictions where the Acquired Company or a Subsidiary has marketed or licensed Acquired Company Software that would restrict or limit the ability of the Acquired Company or any Subsidiary to protect, or prevent it from protecting, its ownership interests in, confidentiality rights of, and rights to market, license, modify or enhance, the Acquired Company Software.

    3.15 LABOR MATTERS. Except as set forth on EXHIBIT 3.15, within the last three (3) years neither the Acquired Company nor any Subsidiary has been the subject of any union activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of the Acquired Company, threatened to be called against any of them. Neither the Acquired Company nor any Subsidiary has violated in any material respect any applicable federal or state law or regulation relating to labor or labor practices. EXHIBIT 3.15 sets forth a true, correct and complete list of employer loans or advances from the Acquired Company and each Subsidiary to their respective employees. The Acquired Company and all Subsidiaries are in substantial compliance with all applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder (hereinafter collectively referred to as the "Immigration Laws").

    3.16  BENEFIT PLANS.

        3.16.1. EXHIBIT 3.16 lists every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan; any medical, vision, dental or other health plan; any life insurance plan or any other employee benefit plan or fringe benefit plan; any other written or unwritten employee program, arrangement, agreement or understanding; commitments or methods of contribution or compensation (whether arrived at through collective bargaining or otherwise), whether formal or informal, whether funded or unfunded, and whether legally binding or not; including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA; that (i) is, or within the past six years prior to the date hereof was, adopted, maintained, sponsored in whole or in part, or contributed to by the Acquired Company or any ERISA Affiliate of the Acquired Company, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, stockholder, officer or consultant of the Acquired Company or any ERISA Affiliate of the Acquired Company or (ii) under (or in connection with) which the Acquired Company or an ERISA Affiliate of the Acquired Company has any contingent or noncontingent liability of any kind, whether or not probable of assertion (collectively, the "Benefit Plans"). Any of the Benefit Plans that is an "employee pension benefit plan," or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." No Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

        3.16.2. EXHIBIT 3.16 also lists, with respect to all Benefit Plans listed in EXHIBIT 3.16: (a) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, and all amendments (if any) thereto, (b) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, and (c) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications with respect to such Benefit Plans. Contemporaneous with the delivery of the Exhibits to this Agreement, the Acquired Company has delivered a true and complete copy of each such Benefit Plan, agreement, most recent IRS letter or ruling, opinion, return, financial statement and summary plan description described in Sections 3.16.1 or 3.16.2 hereof, together with the annual report (Form 5500 Series) for the two most recent plan years for any Benefit Plan subject to such reporting requirements.

        3.16.3. Except as set forth on EXHIBIT 3.16, all the Benefit Plans and any related trusts subject to ERISA comply with and have been administered in substantial compliance with the provisions of ERISA, all applicable provisions of the Tax Code relating to qualification and tax exemption under Tax Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations, and the Acquired Company has not received any notice from any governmental agency or instrumentality questioning or challenging such compliance. Any noncompliance or failure properly to maintain, operate or administer a Benefit Plan or related trust has not rendered nor is it likely to render such Benefit Plan or related trust or the Parent, Purchaser or Acquired Company subject to or liable for any material taxes, penalties, or liabilities to any Person.

        3.16.4. None of the Acquired Company, any of the Subsidiaries, and, to the knowledge of the Acquired Company, any administrator or fiduciary of any such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that would subject the Acquired Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No material oral or written representation or communication with respect to any aspect of the Benefit Plans has been or will be made to employees of the Acquired Company prior to the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date, except for any amendments or terminations required by the terms of this Agreement. To the knowledge of the Acquired Company, (i) there are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans (other than routine undisputed claims for benefits), and (ii) no action, legal or otherwise, has been commenced with respect to any claim.

        3.16.5. All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate in all material respects as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate. All annual reports (Form 5500 series) required to be filed with respect to any Benefit Plan have been or will be timely filed.

        3.16.6. No non-exempt "prohibited transaction" (within the meaning of Section 4975(c) of the Tax Code) involving any Benefit Plan has occurred. None of the assets of any ERISA Plan is an "employer security" (within the meaning of Section 407(d)(1) of ERISA) or "employer real property" (within the meaning of
Section 407(d)(2) of ERISA).

        3.16.7. Each Benefit Plan that is or has been an "employee pension benefit plan" as defined in Section 3(2) of ERISA is a defined contribution plan qualified under Section 401(a) of the Tax Code and its related trust is exempt from tax under Section 501(a) of the Tax Code (a "Qualified Plan") and no

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circumstances exist that are likely to result in disqualification of any
Qualified Plan or loss of tax-exempt status for its related trust or in the imposition of any material monetary sanction to avoid disqualification. No Qualified Plan (nor any predecessor to a Qualified Plan) has ever been subject to the provisions of Title IV of ERISA or to the minimum funding standards of
Section 412 of the Tax Code.

        3.16.8. As of June 30, 1996, the Acquired Company had no current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Benefit Plan that was not reflected in the Interim 1996 Financial Statements, except for any liabilities which would not have, in the aggregate, a Material Adverse Effect.

        3.16.9. The Acquired Company does not maintain any Benefit Plan providing deferred or stock based compensation that is not reflected in the Interim 1996 Financial Statements.

        3.16.10. Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has maintained, and neither now maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under
Part 6 of Title I of ERISA and Tax Code Section 4980B.

        3.16.11. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of the Acquired Company or any of the Subsidiaries to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Acquired Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

    3.17 CUSTOMERS. None of the Acquired Company and the Subsidiaries has received any notice from, or has any knowledge that, any customer of the Acquired Company or any Subsidiary as of December 31, 1995 or any date subsequent thereto has taken or will take any steps that could disrupt the business relationship of the Acquired Company or the Subsidiaries with such customer in any material respect, including without limitation any cancellation of contract, diminution of business or failure to renew, or any intention to do any of the foregoing. None of the Acquired Company, any Subsidiary, any director, officer, agent, employee, or other Person associated with or acting on behalf of the Acquired Company or any Subsidiary has, directly or indirectly (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (ii) made any unlawful payment to domestic or foreign government officials or employees, or to domestic or foreign political parties or campaigns, from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (v) made any false or fictitious entry on the books or records of Acquired Company or any Subsidiary; (vi) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (vii) given any favor or gift which is not deductible for federal income tax purposes; or (viii) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained. The Acquired Company and the Subsidiaries have complied with all applicable statutes, ordinances, rules, regulations and orders relating to seeking, bidding, obtaining, performing under or otherwise complying with, contracts with governmental and quasi-governmental authorities, agencies or other entities.

    3.18 ENVIRONMENTAL MATTERS. Except as set forth in Exhibit 3.18, no real property now or previously owned, leased or used by the Acquired Company or any Subsidiary (the "Real Property") has been used by the Acquired Company or any Subsidiary or, to the knowledge of the Acquired Company, any other party for the handling, treatment, storage or disposal of any Hazardous Substance. Except as set forth in EXHIBIT 3.18, no release, discharge, spillage or disposal into the environment of any Hazardous Substance

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and no soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the Real Property (a) by virtue of the actions or failure to act of any of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party. Except as set forth in EXHIBIT 3.18, the Acquired Company and all Subsidiaries have complied in all material respects with all reporting requirements under any applicable federal, state or local environmental laws and any permits with respect to the Real Property, and there are no existing violations by the Acquired Company or any Subsidiary of any such environmental laws or permits with respect to the Real Property. Except as set forth in
EXHIBIT 3.18, there are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Substance or ambient air conditions or contamination of soil, water or air by any Hazardous Substance pending or threatened (1) with respect to the Real Property (a) by virtue of the actions or failure to act of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (2) otherwise against the Acquired Company or any Subsidiary, in any court or before any state, federal or other governmental agency or private arbitration tribunal and, to the knowledge of the Acquired Company, there is no basis for any such claim, action, suit, proceeding or investigation (i) with respect to the Real Property (a) by virtue of the actions or failure to act of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (ii) otherwise against the Acquired Company or any Subsidiary. Except as disclosed on
EXHIBIT 3.18, to the knowledge of the Acquired Company or any Subsidiary, there are no underground storage tanks on the Real Property. To the knowledge of the Acquired Company, no building or other improvement included in the Real Property contains any exposed or friable asbestos or any asbestos-containing materials, and such buildings and improvements are free from radon contamination. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable federal, state or local law, ordinance, regulation, policy, judgment, decision, order or decree, including, without limitation, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section1801 ET SEQ. and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 ET SEQ., and petroleum, petroleum products and oil.

    3.19 INSURANCE. Set forth in EXHIBIT 3.19 is a complete list of all material insurance policies that the Acquired Company and the Subsidiaries maintained with respect to its businesses, properties or employees within the preceding thirty-six (36) months. Except as set forth in EXHIBIT 3.19, such policies are in full force and effect and no event has occurred that would give any insurance carrier a right to terminate any such policy. Such policies are adequate to insure against risks to which the Acquired Company, and any Subsidiaries and their respective properties and assets are exposed in the operation of their respective businesses in such amounts and types of coverage as are commercially reasonable and are consistent with practices in the industry in which the Acquired Company and the Subsidiaries operate. Except as set forth in EXHIBIT 3.19, since March 31, 1996, there has not been any change in the Acquired Company's or any Subsidiary's relationship with their respective insurers or in the premiums payable pursuant to such policies.

    3.20 RELATED PARTY RELATIONSHIPS. Except as set forth in EXHIBIT 3.20, no stockholder owning greater than a five-percent (5%) interest in the Acquired Company, no affiliate or member of the immediate family of any such stockholder, and no officer or director or member of the immediate family of such officer or director of the Acquired Company or any Subsidiary possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, or member of the immediate family of a director, officer or employee of, any corporation, partnership, firm, association or business organization that is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Acquired Company or any Subsidiary (except as a stockholder holding less than a one-percent (1%) interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market). The Acquired Company has not breached and to date has fulfilled all of its duties and obligations under those certain indemnification agreements of the Acquired Company listed on EXHIBIT 2.14 hereof, and there are no claims pending or sums due but unpaid thereunder.

    3.21 INFORMATION. The Acquired Company has made accessible to Purchaser or Parent each registration statement, schedule, report, proxy statement or information statement it has filed with the SEC since January 1, 1994, including, without limitation, (a) the Acquired Company's Annual Reports on Form 10-K for the years ended December 31, 1993, December 31, 1994, and December 31, 1995, including all documents incorporated therein, (b) the Acquired Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996, and (c) all Reports of Acquired Company on Form 8-K since December 31, 1995 (collectively, the "Acquired Company Reports"). As of the date of this Agreement, the Acquired Company Reports, taken together with information previously furnished by the Acquired Company to Parent or Purchaser, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section 3.21, "material" means material to the financial condition, business, properties, rights or operations of the Acquired Company together with the Subsidiaries, taken as a whole.

    3.22 POOLING OF INTERESTS. The Acquired Company is not aware of any facts or circumstances in respect of it or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated hereby as a "pooling of interests."

    3.23 EXHIBITS. All Exhibits attached hereto are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date, except to the extent that such Exhibits may be untrue, incorrect or incomplete due to changes occurring due to the operation of the Acquired Company and the Subsidiaries in the ordinary course, which shall not individually or in the aggregate have a Material Adverse Effect. Matters disclosed on each Exhibit shall be deemed disclosed only for purposes of the matters to be disclosed on such Exhibit and shall not be deemed to be disclosed for any other purpose unless expressly provided therein.

    3.24 DISCLOSURE AND ABSENCE OF UNDISCLOSED LIABILITIES. No statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished or required to be furnished to Purchaser pursuant to the provisions hereof contains, or will at the time it is furnished contain, any untrue statement of any material fact or omits or omit to state any fact necessary to make the Statements herein or therein not false or misleading. As used in this Section, "material" means material to the financial condition, business, properties, rights or operations of the Acquired Company and its Subsidiaries, taken as a whole.

    3.25 NO SPECIAL STOCKHOLDER RIGHTS. The Acquired Company has no agreement with any individual or entity that grants such person any rights as a stockholder of Acquired Company Stock that are in addition to such holder's rights under the Acquired Company's Certificate of Incorporation or Bylaws (including, without limitation, registration rights, preemptive rights, put rights, rights of co-sale or rights to Board representation).

IV.  REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT.

    Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company as follows:

    4.1 ORGANIZATION AND STANDING. Each of Purchaser and Parent is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets that it now owns or leases. Each of the Purchaser and the Parent is duly qualified and/or licensed to transact business and in good standing as a foreign corporation in jurisdictions where the character of the property owned or leased by the Purchaser and the Parent and the nature of the business conducted by them requires such qualification and/or licensing, except where the failure to so qualify would not have a Material Adverse Effect upon the Purchaser and the Parent, taken as a whole.

    4.2 CORPORATE POWER AND AUTHORITY. Each of Purchaser and Parent has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other Person whomsoever. The execution, delivery and performance by Purchaser and Parent of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by their respective Boards of Directors (or Executive Committees thereof). Assuming this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith are valid and legally binding on the Acquired Company, this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Purchaser and Parent as applicable, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

    4.3 AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS. The execution and delivery of this Agreement by Purchaser and Parent do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Certificate of Incorporation, as amended, or Bylaws, as amended, of Purchaser or of Parent, and violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Purchaser or Parent is a party or is bound or by which any of their respective assets are affected. Except for the applicable requirements of the HSR Act, the 1933 Act, the Exchange Act and applicable Blue Sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Purchaser or Parent or any assets, properties or operations of Purchaser or Parent in connection with the execution and delivery by Purchaser and Parent of this Agreement or the consummation of the transactions contemplated hereby.

    4.4 RESERVATION OF SHARES. Purchaser will, prior to the Merger, in accordance with the terms thereof, have available shares of Parent Stock sufficient to complete the Merger. The shares of the Parent Stock issued pursuant to Article II will, when issued, be duly authorized, validly issued, fully paid and nonassessable and no stockholder of the Parent will have any preemptive rights of subscription or purchase in respect thereof.

    4.5 INFORMATION. Parent has made available to the Acquired Company each registration statement, schedule, report, proxy statement or information statement it has filed with the Securities and Exchange Commission since January 1, 1994, including, without limitation, (a) Parent's Annual Report on Form 10-K for the years ended December 31, 1994, and December 31, 1995, respectively, including all documents incorporated therein, (b) Parent's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996 and (c) Reports of Parent on Form 8-K since December 31, 1995 (collectively, the "Parent Reports"). As of the date of this Agreement, the Parent Reports, taken together with information previously furnished by Parent to the Acquired Company, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section, "material" means material to the financial condition, results of operations, business, assets or properties of Parent together with its subsidiaries (including Purchaser), taken as a whole. Since June 30, 1996, the Parent has made all material filings with the SEC in a timely manner as required by law and no event has occurred that requires an additional material filing or an amendment to a prior material filing.

    4.6 CAPITALIZATION. The entire authorized capital stock of the Parent consists of 251,000,000 shares of stock, of which 250,000,000 shares are designated Common Stock, par value $.05 per share, and 1,000,000 shares are designated Preferred Stock, without par value. Of the total authorized Common Stock, as of August 31, 1996, approximately 85,276,757 shares were issued and outstanding and approximately 32,276,933 shares were held in the Parent's treasury. Of the total authorized Preferred Stock, no shares have been issued. As of August 31, 1996, there were options outstanding entitling the optionees thereunder, to acquire in the aggregate approximately 6,312,037 shares of the Parent Stock. All the issued and outstanding shares of each of the Parent Subsidiaries are owned directly or indirectly by the Parent free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. All of the outstanding share of Parent Stock (and any shares issued pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) were duly authorized (or will be when issued and the option price paid), validly issued, fully paid and nonassessable. None of the capital stock of the Parent is entitled to or subject to preemptive rights. The authorization or consent of no other person or entity is required in order to consummate the transaction contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in the Parent or any Subsidiary.

V.  CONDITIONS PRECEDENT TO RESPECTIVE OBLIGATIONS OF THE PARTIES.

    The obligations of Purchaser and Parent, on the one hand, and of the Acquired Company, on the other hand, to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions, any one or more of which may be waived in writing by such parties.

    5.1 ACTIONS OF GOVERNMENTAL AUTHORITIES. There shall not have been instituted or be pending any action, proceeding, application, claim or counterclaim by any government or governmental authority or agency, domestic or foreign, and Purchaser, Parent or the Acquired Company shall not have been notified by any such government, governmental authority or agency (or a representative thereof) of its present intention to commence, or recommend the commencement of, such an action or proceeding, that (i) challenges the acquisition by Purchaser or Parent of the Acquired Company Stock, restrains or prohibits or seeks to restrain or prohibit the making or consummation of the Merger or restrains or prohibits or seeks to restrain or prohibit the performance of this Agreement; (ii) prohibits or limits or seeks to prohibit or limit the ownership or operation by Purchaser or Parent of all or any substantial portion of the business or assets of the Acquired Company or any of the Subsidiaries or of Purchaser, Parent or any of their respective subsidiaries or compels or seeks to compel Purchaser or Parent to dispose of or to hold separate all or any substantial portion of the business or assets of the Acquired Company or any of the Subsidiaries or of Purchaser, Parent or any of their respective subsidiaries, or imposes or seeks to impose any material limitation on the ability of Purchaser or Parent to conduct such business or to own such assets; or (iii) imposes or seeks to impose limitations on the ability of Purchaser or Parent (or any other affiliate of Purchaser) to acquire or hold or to exercise full rights of ownership of the Surviving Corporation, including, but not limited to, the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation.

    5.2 OTHER LEGAL ACTIONS. There shall not have been any statute, rule, regulation, order or injunction enacted, promulgated, entered, enforced, deemed applicable to the Merger or this Agreement or proposed by any government, governmental authority or agency or court, domestic or foreign, and no claim or action shall have been instituted by any Person before a court, government or governmental authority or agency, that could be reasonably expected to result in any of the consequences referred to in clauses (i) through (iii) of Section 5.1 above.

    5.3 LEGAL APPROVALS. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law and the waiting period under the HSR Act shall have expired or have been terminated.

    5.4 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been adopted and approved by the affirmative vote or written consent of the holders of the outstanding shares of Acquired Company Stock by the vote or written consent required by, and in accordance with, the Delaware Code.

    5.5 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC, and no stop order suspending effectiveness shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing. The shares of Parent Stock to be issued or sold pursuant to the Registration Statement shall have been registered for issuance in the Merger under all applicable Blue Sky laws or shall be exempt from such registration, and no stop order shall have been issued with respect to the issuance or sale of such securities by any Blue Sky authority.

    5.6 NASDAQ APPROVAL. The Parent Stock issuable in the Merger shall have been listed or approved for listing upon notice of issuance by Nasdaq.

    5.7 FAIRNESS OPINION. The Acquired Company shall have received an opinion dated as of the date of the mailing of the proxy statement/prospectus included within the Registration Statement to the stockholders of the Acquired Company from CS First Boston Corporation, its financial advisor, confirming the opinion referred to in Section 3.2.3 hereof.

VI.  FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT.

    In addition to the conditions set forth in Article V above, all the obligations of Purchaser and Parent to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition and may be waived by Purchaser or Parent (which action shall be deemed a waiver by both Purchaser and Parent), in whole or in part, at any time and from time to time, in the sole discretion of Purchaser or Parent. The failure by either Purchaser or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    6.1 REPRESENTATIONS OF ACQUIRED COMPANY. All representations and warranties of the Acquired Company contained in this Agreement, in the statements contained in the Exhibits hereto or in any certificate delivered by the Acquired Company pursuant to this Agreement shall be true and correct when made, and shall be true and correct at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, in each case (i) as if none of such representations and warranties contained any qualifications as to materiality or the absence of Material Adverse Effect, and
(ii) except for changes arising in connection with or contemplated by this Agreement; PROVIDED HOWEVER, that notwithstanding the foregoing, this condition shall be deemed to be satisfied if all breaches of such representations and warranties, after giving effect to clauses (i) and (ii) above, do not cumulatively constitute, or cumulatively could not reasonably be expected to have, a Material Adverse Effect.

    6.2 COVENANTS OF ACQUIRED COMPANY. The Acquired Company shall have, or caused to be, performed and observed all covenants, agreements and conditions hereto to be performed or observed at or before the Closing Date.

    6.3 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement there shall not have been any change in the business, properties, rights or operations of the Acquired Company or its Subsidiaries, taken as a whole, which constitute a Material Adverse Effect on the Acquired Company and the Subsidiaries.

    6.4 CERTIFICATE. Purchaser shall have received a certificate of the President of the Acquired Company, dated as of the Closing Date, certifying as to the matters set forth in Sections 6.1 through 6.3 above. In addition, Parent shall have received both a certificate dated as of the effective date of the Registration

Statement and a certificate dated as of the Closing Date certifying that the covenants set forth in Sections 2.3.1 and 2.3.2 hereof have been performed and that the representations set forth in Sections 3.21 and 3.24 hereof are true and correct as of such dates.

    6.5 OPINION OF ACQUIRED COMPANY'S COUNSEL. Purchaser and Parent shall have received an opinion of counsel for the Acquired Company in customary form reasonably acceptable to Purchaser.

    6.6 TAX OPINION. Purchaser and Parent shall have received an opinion from their counsel, dated as of the date the Registration Statement is declared effective and not withdrawn or materially modified as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code, which opinion shall be substantially in the form of
EXHIBIT 6.6 hereto.

    6.7 AFFILIATES AND PRINCIPAL STOCKHOLDERS. Purchaser and Parent shall have received the Rule 145 Letters and the Pooling Letters from the persons and at the times specified in Section 2.4, and the letters referenced in Section 2.13.

    6.8 ADDITIONAL INSTRUMENTS. The Acquired Company shall have delivered to Purchaser or Parent certified copies of resolutions duly adopted by the Acquired Company's Board of Directors and stockholders, approving the Merger and authorizing the transactions contemplated hereby, and such other or additional instruments, consents, waivers, approvals, endorsements and documents as Parent and Purchaser reasonably deem to be necessary to enable the Merger to be consummated as provided in this Agreement. All other proceedings in connection with the Merger and the other transactions contemplated hereby, and all instruments, consents, waivers, approvals, endorsements and documents referred to hereunder or otherwise incident to such transactions, shall be reasonably satisfactory in form and substance to Parent and Purchaser and their counsel, including, without limitation, those consents, waivers and approvals referred to in Section 2.9 hereof.

    6.9 ACCOUNTANTS' POOLING LETTERS. Parent shall have received letters from Ernst & Young LLP and Arthur Andersen, LLP, dated as of the effective date of the Registration Statement and as of the Closing Date, in each case addressed to Parent advising it, as set forth in Section 2.3.2 hereof, that the Merger may be accounted for as a pooling of interests, which letters shall be substantially in the form of EXHIBITS 2.3.2(A) and 2.3.2(B), respectively.

    6.10 ACCOUNTANT'S COMFORT LETTERS. Purchaser and Parent shall have received letters from Ernst & Young LLP dated as of the effective date of the Registration Statement and as of the Closing Date, in each case addressed to Purchaser and Parent, containing such matters as are customarily contained in auditors' letters regarding the Acquired Company Information provided expressly for inclusion in such Registration Statement, and in form and substance reasonably satisfactory to Parent.

    6.11 COVENANTS NOT TO COMPETE. Purchaser shall have received executed non-competition agreements from each of those persons listed on EXHIBIT 6.11(A), with each such agreement in the form of EXHIBIT 6.11(B) hereto (a "Covenant Not to Compete").

    6.12 FEE LIMITATION. The only fees and expenses to any investment banking firm or similar entity that will be incurred by Acquired Company in connection with the transaction with Parent and Purchaser will be the fees and expenses of CS First Boston Corporation and Invemed Associates which shall not be in excess of the sum identified on EXHIBIT 6.12 attached hereto.

    6.13 GUARANTIES. The Acquired Company shall have delivered to Purchaser the instruments, documents and agreements described in Section 2.16, in each case duly executed by the parties thereto.

VII.  FURTHER CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED COMPANY.

    All the obligations of the Acquired Company to consummate the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of the Acquired Company and may be asserted by the Acquired Company regardless of the circumstances giving rise to any such condition and may be waived by the Acquired Company, in whole or in part, at any time and from time to time, in the sole discretion of the Acquired Company for purposes of consummating the transactions contemplated herein. The failure by the Acquired Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    7.1 REPRESENTATIONS OF PURCHASER AND PARENT. All representations and warranties made by Purchaser and Parent in this Agreement (except as affected by the transactions contemplated by this Agreement) shall be true and correct in all material respects at the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date.

    7.2 COVENANTS OF PURCHASER AND PARENT. Purchaser and Parent shall have, or caused to be, performed and observed in all respects all covenants, agreements and conditions hereof to be performed or observed by them at or before the Closing Date.

    7.3 CERTIFICATE. The Acquired Company shall have received a certificate of the President of each of Parent and Purchaser, dated as of the Closing Date, certifying as to the matters set forth in Sections 7.1 and 7.2 above.

    7.4 OPINION OF PARENT'S AND PURCHASER'S COUNSEL. The Acquired Company shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to Parent and Purchaser, dated as of the Closing Date, of customary form reasonably acceptable to Acquired Company.

    7.5 TAX OPINION. The Acquired Company shall have received for the benefit of its stockholders an opinion from its tax counsel, dated as of the date the Registration Statement is declared effective and not withdrawn or materially modified as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code, which opinion shall be substantially in the form of EXHIBIT 7.5 hereto.

VIII.  CLOSING.

    8.1 TIME AND PLACE OF CLOSING. Unless another place or date is agreed to in writing by the Acquired Company and Purchaser, the Closing shall be held at the offices of Jones, Day, Reavis & Pogue, 3500 One Peachtree Center, 303 Peachtree Street N.E., Atlanta, Georgia 30308-3242, commencing at 10:00 a.m. Eastern Time, within two (2) business days of the last to occur of (i) the expiration or termination of the waiting period under the HSR Act, (ii) the Merger having been approved by the stockholders of the Acquired Company pursuant to the Delaware Code and (iii) the satisfaction or waiver of the other conditions set forth in Articles V, VI and VII. (The actual date of the Closing is referred in this Agreement as the "Closing Date.")

    8.2 TRANSACTIONS AT CLOSING. At the Closing, each of the following transactions shall occur:

        8.2.1. THE ACQUIRED COMPANY'S PERFORMANCE. At the Closing, the Acquired Company shall deliver to Purchaser and Parent, the following:

            (a) copies of the consents and waivers described in Section 2.9;

            (b) satisfactory evidences of the approvals described in Section
       5.4;

            (c) the certificates described in Section 6.4 to be delivered on the Closing Date;

            (d) certificates of compliance or certificates of good standing of the Acquired Company and of the Subsidiaries, as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of their respective incorporation and any other jurisdiction that is set forth in EXHIBIT 3.1 hereto;

            (e) certified copies of resolutions of the Board of Directors and stockholders of the Acquired Company approving the transactions set forth in this Agreement;

            (f) certificates of incumbency for the officers of the Acquired Company;

            (g) resignations of each trustee of each Benefit Plan;

            (h) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by the Acquired Company;

            (i) the opinion of counsel for the Acquired Company, referenced in
       Section 6.5;

            (j) the tax opinion described in Section 6.6;

            (k) the Rule 145 Letters and Pooling Letters described in Section
       2.4;

            (l) the letters described in Section 2.13 hereof;

           (m) the letters described in Section 2.3.2 hereof;

            (n) the letters from Ernst & Young LLP to be delivered by the Closing Date as described in Section 6.9;

            (o) each of the Covenants Not to Compete fully executed and delivered; and

            (p) such other evidence of the performance of all covenants and satisfaction of all conditions required of the Acquired Company by this Agreement, at or prior to the Closing, as Purchaser, Parent or their counsel may reasonably require.

        8.2.2. PERFORMANCE BY PURCHASER AND PARENT. At the Closing, Purchaser or Parent, as appropriate, shall deliver to the Acquired Company the following:

            (a) the certificate described in Section 7.3;

            (b) certificates of incumbency of the officers of Purchaser and of Parent who are executing this Agreement and the other documents contemplated hereunder;

            (c) certified copies of resolutions of the Boards of Directors of each of Purchaser and Parent (or Executive Committees thereof) approving the transactions set forth in this Agreement;

            (d) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by Purchaser;

            (e) the opinion of counsel for Purchaser and Parent referenced in
       Section 7.4; and

            (f) certificates of compliance or certificates of good standing of the Parent and the Purchaser, as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of their respective incorporation;

            (g) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Purchaser and of Parent by this Agreement at or before the Closing as the Acquired Company or its counsel may reasonably require.

IX.  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

    9.1 Except for the covenants contained in Sections 2.1.10, 2.2.2, 2.3.6, 2.3.8, 2.13, 2.14, 2.15 and 11.5, all representations, warranties and agreements of the parties in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Covenants Not To Compete) shall not survive the Closing, and thereafter no party hereto and no officer, director or employee of any such party shall have any liability whatsoever with respect to any such representation, warranty or agreement except for liabilities arising from fraud, willful misconduct or criminal acts.

X.  TERMINATION.

    10.1 METHOD OF TERMINATION. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, the consideration for which is (a) the covenants set forth in Article II hereof, and (b) expenditures and obligations incurred and to be incurred by Purchaser and Parent, on the one hand, and by the Acquired Company, on the other hand, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

        10.1.1. By the mutual consent of the Boards of Directors of the Acquired Company and Parent, notwithstanding prior approval by the stockholders of any or all of such corporations;

        10.1.2. By the Board of Directors of the Parent in accordance with its rights under Section 10.3;

        10.1.3. By the Board of Directors of the Acquired Company after January 31, 1997, if any of the conditions set forth in Articles V and VII hereof, to which the Acquired Company's obligations are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of it or the Subsidiaries;

        10.1.4. By Purchaser after January 31, 1997, if any of the conditions set forth in Articles V and VI hereof, to which the obligations of Purchaser and Parent are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Purchaser or Parent.

        10.1.5. By the Board of Directors of the Acquired Company if in the exercise of its good faith determination, as set forth in Section 2.11, as to its fiduciary duties to the Acquired Company's stockholders imposed by law, the Board of Directors of the Acquired Company decides that such termination is required.

        10.1.6. By the Board of Directors of the Acquired Company after January 31, 1997, if the Market Value of the Parent Stock is less than $40.00 per share unless the Parent elects to take the action set forth in Section 2.1.6(a)(ii).

    10.2  EFFECT OF TERMINATION.

        10.2.1. Except as provided in Section 10.2.2, and except as provided in the immediately succeeding sentence, in the event of a termination of this Agreement pursuant to Section 10.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder. In the event of any termination of this Agreement, the parties shall retain any and all rights attendant to a breach of any covenant, representation or warranty made hereunder.

        10.2.2. In the event the Agreement is terminated by the Acquired Company in accordance with the Section 10.1.5, or by the Parent, Purchaser or Acquired Company in accordance with Section 10.1.3 or 10.1.4 by reason of the failure of the condition set forth in Section 5.4 hereof, then the

Acquired Company shall promptly pay (i) all reasonable costs and expenses of Purchaser and Parent incurred in connection with the negotiation and performance of this Agreement including without limitation fees and expenses of counsel, fees and expenses of independent public accountants, printing expenses and registration fees and (ii) to Purchaser a fee in the amount of $7,000,000.00.

    10.3 RISK OF LOSS. The Acquired Company retains all risk of condemnation, destruction, loss or damage due to fire or other casualty from the date of this Agreement up to the Effective Time. If the condemnation, destruction, loss, or damage is such that the business of the Acquired Company and the Subsidiaries, taken as a whole, is materially interrupted or curtailed or the assets of the Acquired Company and the Subsidiaries, taken as a whole, are materially affected, then Purchaser shall have the right to terminate this Agreement.

XI.  GENERAL PROVISIONS.

    11.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similar overnight delivery service with receipt acknowledged addressed as follows:

        11.1.1.    If to the Acquired Company: GMIS Inc.
                5 Country View Road
                Malvern, Pennsylvania 19355
                Attn: Mr. Thomas R. Owens
                and to:
                Fulbright & Jaworski L.L.P.
                666 Fifth Avenue
                New York, New York 10103
                Attn: Warren J. Nimetz, Esq.

        11.1.2.    If to Purchaser or Parent: HBO & Company
                301 Perimeter Center North
                Atlanta, Georgia 30346
                Attn: Mr. Jay P. Gilbertson
                and to:
                Jones, Day, Reavis & Pogue
                3500 One Peachtree Center
                303 Peachtree Street, N.E.
                Atlanta, Georgia 30308-3242
                Attention: John E. Zamer, Esq.

        11.1.3. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or shipped by overnight delivery service to a party in accordance with this Section 11.1 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or the delivery to the overnight delivery service.

        11.1.4. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 11.1.

    11.2 BROKERS. Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company that, except for Smith Barney, no broker or finder has acted for them or any entity controlling, controlled by or under common control with them in connection with this Agreement. The Acquired Company represents and warrants to Purchaser and Parent that, except for CS First Boston Corporation, no broker or finder has acted for it or any entity controlling, controlled by or under common control with it in connection with this Agreement. The Acquired Company agrees to indemnify and hold harmless Purchaser and Parent against any fee, loss, or expense arising out of any claim by CS First Boston Corporation and/or Invemed Associates or any other broker or finder employed or alleged to have been employed by it or any of the Subsidiaries or any of the Acquired Company's stockholders. The fees and expenses of CS First Boston Corporation and/or Invemed Associates, and any other broker or finder shall be paid by the Acquired Company, subject to the limitations set forth in Section
6.13 in conjunction with
such other fees set forth in Section 11.5.

    11.3 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Effective Time, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

    11.4 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

    11.5 EXPENSES. Except as provided in 10.2.2, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party that has incurred the same.

    11.6 PRESS RELEASES AND DISCLOSURE. In the event that either party proposes to issue, make or distribute any press release, public announcement or other written publicity or disclosure prior to the Closing Date that refers to the transactions contemplated herein, the party proposing to make such disclosure shall provide a copy of such disclosure to the other parties and shall afford the other parties reasonable opportunity (subject to any legal obligation of prompt disclosure) to comment on such disclosure or the portion thereof which refers to the transactions contemplated herein prior to making such disclosure.

    11.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

    11.8 HEADINGS. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

    11.9 ENTIRE AGREEMENT. This Agreement and all agreements referenced specifically in this Agreement and executed as required by this Agreement constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

    11.10 GOVERNING LAW. Except to the extent the transactions contemplated hereby are governed by the Delaware Code, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

    11.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    11.12 NO AGREEMENT UNTIL EXECUTED. This Agreement shall not constitute or be deemed to evidence a contract or agreement among the parties hereto unless and until executed by all parties hereto, irrespective, of negotiations among the parties or the exchanging of drafts of this Agreement.

    11.13 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

    11.14 EXHIBITS INCORPORATED. All Exhibits attached hereto are an integral part of this Agreement.

    11.15  TIME OF ESSENCE.  Time is of the essence in this Agreement.

    IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                          "PURCHASER":
                                          HBO & COMPANY OF GEORGIA
                                          By: /S/ JAY P. GILBERTSON_____________
                                          Title: Senior Vice President Finance
                                                 and____________________________
                                                 Chief Financial Officer________

                                          "PARENT":
                                          HBO & COMPANY
                                          By: /S/ JAY P. GILBERTSON_____________
                                          Title: Senior Vice President Finance
                                                 and____________________________
                                                 Chief Financial Officer________

                                          "ACQUIRED COMPANY":
                                          GMIS INC.
                                          By: THOMAS R. OWENS___________________
                                          Title: President______________________

                                                                      APPENDIX B

_____________________, 1996
GMIS Inc.
5 Country View Road
Malvern, PA 19355

Dear Sirs:

    You have asked us to advise you with respect to the fairness to the stockholders of GMIS Inc. (the "Company") from a financial point of view of the consideration to be received by such stockholders pursuant to the terms of the Agreement of Merger, dated as of September 23, 1996 (the "Acquisition Agreement"), among the Company, HBO & Company (the "Acquiror"), and a wholly owned subsidiary of the Acquiror (the "Sub"). The Acquisition Agreement provides for the merger (the "Merger") of the Company with and into the Sub pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of common stock, par value $0.01 per share, of the Company will be converted into 0.42 of a share of common stock of the Acquiror, subject to adjustment pursuant to the Acquisition Agreement.

    In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as the Acquisition Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the Company's and the Acquiror's managements to discuss the business and prospects of the Company and the Acquiror.

    We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared that data with similar data for other publicly held companies in businesses similar to those of the Company and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial economic and market criteria which we deemed relevant. We have also relied upon the views of the Company's management concerning the business, operational and strategic benefits and implications of the Merger. We have assumed, with your consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.

    In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and the Acquiror's managements as to the future financial performance of the Company and the Acquiror. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the value of the stock of the Acquiror actually will be when issued to the Company's stockholders pursuant to the Merger or the prices at which such stock will trade subsequent to Merger.

    We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

    In the ordinary course of our business, CS First Boston and its affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger, does not constitute a recommendation to any stockholder as to how such stockholders should vote on the proposed Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without CS First Boston's prior written consent, which will not be unreasonably withheld.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company in the Merger is fair to such stockholders from a financial point of view.

Very truly yours,

CS FIRST BOSTON CORPORATION

By:
   ----------------------------------
   Andrew R. Taussig
   Managing Director

                                     PROXY

                                   GMIS INC.
                              5 COUNTRY VIEW ROAD
                          MALVERN, PENNSYLVANIA 19355

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints           and           , and each of them,
as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent, and to vote as designated on the reverse side, all of the shares of Common Stock of GMIS Inc. held of record by the undersigned on
          , 1996, at a Special Meeting of Stockholders to be held on           ,
          , 1996 or any adjournment thereof upon the following matter, as set
forth in the Notice of said Meeting dated           , 1996, a copy of which has
been received by the undersigned.

1.         APPROVAL OF AGREEMENT OF MERGER dated September 23, 1996, by and among GMIS Inc., HBO & Company and HBO &
           Company of Georgia.

           / / FOR          / / AGAINST          / / ABSTAIN

2.         In their discretion, the Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournments thereof.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

SIGNATURE:
---------------------------------------------------------------- DATE
--------------------------------------------------------

SIGNATURE:
---------------------------------------------------------------- DATE
--------------------------------------------------------

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
ON THIS PROXY. IF THE SHARES REPRESENTED
BY THIS PROXY ARE HELD BY JOINT TENANTS,
BOTH MUST SIGN. WHEN SIGNING AS ATTORNEY,
EXECUTOR, ADMINISTRATOR, TRUSTEE OR
GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
IF STOCKHOLDER IS A CORPORATION, PLEASE
SIGN IN FULL CORPORATE NAME BY PRESIDENT
OR OTHER AUTHORIZED OFFICER. IF
STOCKHOLDER IS A PARTNERSHIP, PLEASE SIGN
IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    HBO & Company's (the "Company") By-Laws (Article IX, Section 1) provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whomhe is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or thereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under such article.

    Article IX, Section 2 of the Company's By-Laws provides that the Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

    With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    In addition, the General Corporation Law of Delaware enables a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of a director's fiduciary duty as a director. The statute provides, however, that liability for (a) breach of the director's duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (c) the unlawful purchase or redemption of stock or unlawful dividends or (d) transactions from which a director derived an improper personal benefit cannot be eliminated or limited in this manner. The Company's Certificate of Incorporation contains such provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits. The following exhibits are filed as part of this Registration Statement.

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
       2     Agreement of Merger dated September 23, 1996 by and among HBO & Company, HBO & Company of Georgia and
               GMIS Inc. (included as Appendix A to the Proxy Statement/ Prospectus contained in Part I of this
               Registration Statement).

       5     Form of opinion of Jones, Day, Reavis & Pogue re legality.

       8     Form of opinion of Fulbright & Jaworski L.L.P. re tax matters.

      23(a)  Consent of Arthur Andersen LLP.

      23(b)  Consent of Ernst & Young LLP.

      23(c)  Consent of Ernst & Young LLP.

      23(d)  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).

      23(e)  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8).

      23(f)  Consent of CS First Boston Corporation.

      24     Power of Attorney (included in signature page).

      99     Form of side letter dated as of September 23, 1996 by and among HBO & Company, HBO & Company of Georgia,
               Thomas R. Owens and Thomas L. Simpson.

    The following exhibits filed with the Securities and Exchange Commission are incorporated by reference as shown below.

  EXHIBIT
  NUMBER                DESCRIPTION
-----------             -----------------------------------------------------------------------------------------------------
                        ON MAY 13, 1981, AS PART OF ITS REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NUMBER 2-72275):
       4(a)     --      Specimen forms of certificates for Common Stock of Registrant.

                        ON FEBRUARY 15, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 2-75987):
       4        --      HBO & Company 1981 Incentive Stock Option Plan, as amended.

                        ON FEBRUARY 22, 1991, AS PART OF ITS FORM 8-K:
       4        --      HBO & Company Rights Agreement.

                        ON MARCH 26, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 2-92030):
       4        --      HBO & Company Nonqualified Stock Option Plan, as amended.

                        ON MARCH 27, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-12051):
       4        --      HBO & Company 1986 Employee Nonqualified Stock Option Plan, as amended.

                        ON AUGUST 12, 1993, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-67300):
       4        --      HBO & Company 1993 Stock Option Plan for Nonemployee Directors.

                        ON JUNE 14, 1994, AS PART OF ITS FORM 8-K REPORT DATED JUNE 13, 1994, AS AMENDED
                          BY FORM 8-KA DATED JUNE 30, 1994 AND FILED WITH THE COMMISSION ON JULY 1, 1994:
       2        --      Asset Purchase Agreement among IBAX Healthcare Systems, Baxter Healthcare Corporation, International
                          Business Machines Corporation, Baxter Systems, Inc., HCPG Corporation, HBO & Company and HBO &
                          Company of Georgia dated May 31, 1994.

                        ON JULY 20, 1994, AS PART OF THE FORM S-4 REGISTRATION STATEMENT DATED JULY 19, 1994, AS AMENDED BY
                          AMENDMENT NO. 1 TO FORM S-4 DATED AUGUST 10, 1994, AND FILED WITH THE COMMISSION ON AUGUST 11,
                          1994, AND FURTHER AMENDED BY AMENDMENT NO. 2 TO FORM S-4 DATED AUGUST 10, 1994, AND FILED WITH THE
                          COMMISSION AUGUST 11, 1994:
       2        --      Agreement of Merger dated June 30, 1994, by and among HBO & Company, HBO & Company of Georgia and
                          Serving Software, Inc.
       3        --      Amended Bylaws.

                        ON AUGUST 17, 1994, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-82962):
       4        --      HBO & Company 1990 Executive Incentive Plan, as amended.

                        ON SEPTEMBER 15, 1994, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-84034):
       4        --      1986 Incentive Stock Option Plan of Serving Software, Inc.

                        ON MARCH 17, 1995, AS PART OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994:
       4        --      Chief Executive Officer Incentive Plan.

                        ON MAY 9, 1995, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-59173):
       4        --      HBO & Company 1986 Nonqualified Stock Option Agreement, HBO & Company 1991 Nonqualified Stock Option
                          Agreement 1 and HBO & Company 1991 Nonqualified Stock Option Agreement 2.

                        ON JUNE 23, 1995, AS PART OF ITS FORM 8-K DATED JUNE 23, 1995, AS AMENDED BY FORM 8-KA DATED JULY 31,
                          1995, AND FILED WITH THE COMMISSION ON JULY 31, 1995, AS FURTHER AMENDED BY FORM 8-KA2 DATED AUGUST
                          8, 1995 AND FILED WITH THE COMMISSION ON AUGUST 8, 1995:
       2        --      Stock Purchase Agreement, dated as of May 16, 1995, among First Data Corporation, FDC Health, Inc.,
                          First Data Health Systems Corporation, HBO & Company, and HBO & Company of Georgia, as amended by letter agreement dated June 17, 1995.

  EXHIBIT
  NUMBER                DESCRIPTION
-----------             -----------------------------------------------------------------------------------------------------
                        ON AUGUST 17, 1995, AS PART OF ITS FORM S-4 REGISTRATION STATEMENT DATED AUGUST 17, 1995, AS AMENDED
                          BY AMENDMENT NO. 1 TO FORM S-4 DATED SEPTEMBER 1, 1995, AND FILED WITH THE COMMISSION ON SEPTEMBER
                          1, 1995:
       2        --      Agreement of Merger dated July 14, 1995, by and among HBO & Company, HBO & Company of Georgia and
                          CliniCom Incorporated.

                        ON OCTOBER 5, 1995, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-63213):
       4        --      1985 Employee Stock Option Plan of CliniCom Incorporated.

                        ON MARCH 13, 1996, AS PART OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995:
       4        --      HBO & Company 1983 Employee Discount Stock Purchase Plan, as restated.

                        ON MAY 21, 1996, AS PART OF ITS FORM 8-K DATED MAY 21, 1996, AND FILED WITH THE COMMISSION ON MAY 21,
                          1996:
       3(i)     --      Amended and Restated Certificate of Incorporation of Registrant.

    (b) Financial Statement Schedules.

    No financial statement schedules are required to be filed herewith.

    (c) The opinion of CS First Boston Corporation is included as Appendix B to the Proxy Statement/ Prospectus contained in Part I of this Registration Statement.

ITEM 22. UNDERTAKINGS.

    (a) (i) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (ii) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (iii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 17th day of October, 1996.

                                HBO & COMPANY

                                By:            /s/ CHARLES W. MCCALL
                                     -----------------------------------------
                                                 Charles W. McCall
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. McCall and Jay P. Gilbertson, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President and
    /s/ CHARLES W. MCCALL         Chief Executive Officer
------------------------------    (Principal Executive       October 17, 1996
     (Charles W. McCall)          Officer)

                                Senior Vice President --
                                  Finance, Chief Financial
                                  Officer, Principal
    /s/ JAY P. GILBERTSON         Accounting Officer,
------------------------------    Treasurer and Assistant    October 17, 1996
     (Jay P. Gilbertson)          Secretary (Principal
                                  Financial Officer and
                                  Principal Accounting
                                  Officer)

  /s/ HOLCOMBE T. GREEN, JR.
------------------------------  Chairman of the Board of     October 17, 1996
   (Holcombe T. Green, Jr.)       Directors

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ ALFRED C. ECKERT III
------------------------------  Director                     October 17, 1996
    (Alfred C. Eckert III)

   /s/ PHILIP A. INCARNATI
------------------------------  Director                     October 17, 1996
    (Philip A. Incarnati)

    /s/ ALTON F. IRBY III
------------------------------  Director                     October 17, 1996
     (Alton F. Irby III)

      /s/ GERALD E. MAYO
------------------------------  Director                     October 17, 1996
       (Gerald E. Mayo)

     /s/ JAMES V. NAPIER
------------------------------  Director                     October 17, 1996
      (James V. Napier)

------------------------------  Director                     October   , 1996
     (Charles E. Thoele)

   /s/ DONALD C. WEGMILLER
------------------------------  Director                     October 17, 1996
    (Donald C. Wegmiller)

                               INDEX TO EXHIBITS

EXHIBITS                                                                                                       PAGE
---------                                                                                                    ---------
 2         Agreement of Merger dated September 23, 1996 by and among HBO & Company, HBO & Company of
             Georgia and GMIS Inc. (included as Appendix A to the Proxy Statement/Prospectus contained in
             Part I of this Registration Statement)........................................................

 5         Form of opinion of Jones, Day, Reavis & Pogue re legality.......................................

 8         Form of opinion of Fulbright & Jaworski L.L.P. re tax matters...................................

23(a)      Consent of Arthur Andersen LLP..................................................................

23(b)      Consent of Ernst & Young LLP....................................................................

23(c)      Consent of Ernst & Young LLP....................................................................

23(d)      Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)...................................

23(e)      Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8)..................................

23(f)      Consent of CS First Boston Corporation..........................................................

24         Power of Attorney (included in signature page)..................................................

99         Form of side letter dated as of September 23, 1996 by and among HBO & Company, HBO & Company of
             Georgia, Thomas R. Owens and Thomas L. Simpson................................................